   As filed with the Securities and Exchange Commission on December 28, 2001

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 -------------

                                   FORM S-3
                            Registration Statement
                                     Under
                          The Securities Act of 1933

                                 -------------

           Delaware                       PSNH FUNDING LLC 2                 02-0530601
(State or Other Jurisdiction of         (Issuer of Securities)            (I.R.S. Employer
Incorporation or Organization)  (Exact Name of Registrant as Specified Identification Number)
                                   in Its Certificate of Formation)

                              PSNH FUNDING LLC 2
                                1000 Elm Street
                                 P.O. Box 330
                     Manchester, New Hampshire 03105-0330
                     Telephone: (603) 669-4000, ext. 3355
              (Address, Including Zip Code, and Telephone Number,
       Including Area Code, of Registrant's Principal Executive Offices)

                                 -------------

                                Randy A. Shoop
                                   President
                              PSNH Funding LLC 2
                                1000 Elm Street
                                 P.O. Box 330
                     Manchester, New Hampshire 03105-0330
                     Telephone: (603) 669-4000, ext. 3355
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 -------------

                                  Copies to:

   Richard J. Wasserman, Esq.           Dean E. Criddle, Esq.
    Day, Berry & Howard LLP       Orrick, Herrington & Sutcliffe LLP
          CityPlace I             Old Federal Reserve Bank Building
Hartford, Connecticut 06103-3499          400 Sansome Street
         (860) 275-0100          San Francisco, California 94111-3143
                                            (415) 773-5783

   Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions.
   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                 -------------

                        CALCULATION OF REGISTRATION FEE
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                                     Proposed          Proposed
                                      Maximum          Maximum        Amount of
  Title Of Shares    Amount To Be Aggregate Price     Aggregate      Registration
  To Be Registered    Registered   Per Unit (1)   Offering Price (1)   Fee (1)
----------------------------------------------------------------------------------
Rate Reduction Bonds  $1,000,000        100%          $1,000,000         $239
----------------------------------------------------------------------------------

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(1)Estimated solely for the purpose of calculating the registration fee.

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

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The information in this prospectus supplement and the accompanying prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective and we deliver a final prospectus supplement and accompanying prospectus. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities nor are they seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION DATED        , 2002
PROSPECTUS SUPPLEMENT
To Prospectus Dated      , 2002

                  $      Rate Reduction Bonds, Series 2002-1

                              PSNH Funding LLC 2
                                    Issuer

                    Public Service Company of New Hampshire
                              Seller and Servicer

                                 -------------

                                        Underwriting
          Initial                        Discounts    Proceeds to Scheduled  Final
Interest Principal                          and         Issuer    Maturity  Maturity
  Rate    Amount   Price (%) Price ($) Commissions(%)  (%)(1)(2)    Date      Date
-------- --------- --------- --------- -------------- ----------- --------- --------

(1)Before payment of fees and expenses.
(2)The total price to the public is $     and the total amount of the
   underwriting discounts, commissions and other fees is $    . The total
   amount of proceeds before deduction of expenses (estimated to be $    ) is $
       .

                                 -------------

    See "Risk Factors," which begins on page S-5 of this prospectus supplement, and "Risk Factors," which begins on page 16 of the accompanying prospectus, to read about factors you should consider before buying the bonds.

   The bonds are secured primarily by the right to assess and collect all revenues arising from a non-bypassable usage-based charge included in the bills of retail users of electric distribution service within the service territory of Public Service Company of New Hampshire.

   Neither the bonds nor the property securing the bonds is an obligation of the State of New Hampshire or any political subdivision, agency, authority or instrumentality of the State of New Hampshire or of Public Service Company of New Hampshire or any of its affiliates, except for PSNH Funding LLC 2, which is an affiliate of Public Service Company of New Hampshire.

   Neither the full faith and credit nor the taxing power of the State of New Hampshire or any political subdivision, agency, authority or instrumentality of the State of New Hampshire is pledged to the payment of principal of, or interest on, the bonds. Furthermore, the issuance of the bonds shall not directly, indirectly or contingently obligate the State of New Hampshire or any political subdivision thereof to levy or to pledge any form of taxation or to make any appropriation for their payment.

   There currently is no secondary market for the bonds and there can be no assurance that a secondary market will develop.

   Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

                                 -------------

                             Salomon Smith Barney

The date of this Prospectus Supplement is [     ], 2002

                               TABLE OF CONTENTS

                             Prospectus Supplement

                                                              Page
                                                              ----
Where to Find Information in These Documents.................  S-3
Summary of Terms.............................................  S-4
Risk Factors.................................................  S-5
Description of the Bonds.....................................  S-5
Description of the RRB Property..............................  S-9
Underwriting................................................. S-10
Ratings...................................................... S-10

                            Prospectus

Prospectus Summary...........................................    4
Risk Factors.................................................   16
Available Information........................................   27
Reports to Holders...........................................   27
Incorporation of Documents by Reference......................   27
Energy Deregulation and New Market Structure in New Hampshire   27
Description of the RRB Property..............................   30
The Issuer...................................................   39
The Seller and Servicer......................................   40
Servicing....................................................   44
Description of the Bonds.....................................   51
Federal Income Tax Consequences..............................   67
New Hampshire Taxation of Bondholders........................   71
ERISA Considerations.........................................   71
Use of Proceeds..............................................   73
Plan of Distribution.........................................   73
Legal Matters................................................   74
Experts......................................................   74
Index to Financial Statements................................  F-1

   The underwriter expects to deliver the bonds through the facilities of The
Depository Trust Company against payment in New York, New York on [     ], 2002.

                 Where To Find Information In These Documents

   We provide information about the bonds in:

    . this prospectus supplement, which describes the specific terms of the bonds, and

    . the accompanying prospectus, which provides general information concerning the documents under which the bonds are being issued.

   This prospectus supplement begins with several sections describing these securities:

    . "Summary of Terms" provides important amounts, dates and other terms of the bonds,

    .  "Description of the Bonds" describes the key features of the bonds, and

    . "Description of the RRB Property" describes a portion of the stranded cost recovery charge (referred to as the "RRB charge") that provides the primary source for payment of the bonds.

   As you read through these sections, cross-references will direct you to more information in the accompanying prospectus. You can also find information on specific topics by looking at the table of contents in this prospectus supplement and the accompanying prospectus.

   This prospectus supplement and the accompanying prospectus may be used by the underwriter in connection with offers and sales related to market-making transactions in the bonds. The underwriter may act as principal or agent in those transactions. Those sales will be made at prices based on prevailing market prices at the time of sale.

   This prospectus supplement and the accompanying prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

   You should rely only on the information in this prospectus supplement and the accompanying prospectus. No one is authorized to provide you with information that is different.

  To understand the structure and payment terms of these securities, you must carefully read the accompanying prospectus and this prospectus supplement in their entirety.

                               Summary of Terms

   The following section is only a summary of selected information and does not provide you with all the information you will need to make your investment decision. There is more detailed information in this prospectus supplement and in the accompanying prospectus. To understand all of the terms of the offering of the bonds, carefully read this entire document and the accompanying prospectus.

Securities Offered:       [____________] Rate Reduction Bonds, Series 2002-1

Issuer:                   PSNH Funding LLC 2

Seller and Servicer:      Public Service Company of New Hampshire, or Public Service
                          Company

Trustee:

Issuance Date:

Collateral:               The bonds are secured primarily by the right to assess and collect all revenues arising from a portion of the stranded cost recovery charge, a non-bypassable usage-based charge included in the bills of retail users of electric distribution service within Public Service Company's service territory. This portion of the stranded cost recovery charge is known as the RRB charge, and the right to assess and collect this charge is the principal asset of the issuer.

Anticipated Ratings:      S&P / Fitch / Moody's "AAA" / "AAA" / "Aaa"

Credit Enhancement:       Periodic RRB charge adjustments, overcollateralization amount included in the RRB charge, interest reserve amount, half of which is funded from the proceeds of the bonds and half of which is included in the RRB charge, capital contributed to the issuer by Public Service
                          Company in an amount equal to 0.50 percent of the initial principal amount of the bonds, and additional capital contributed to the issuer by
                          Public Service Company in an amount equal to [$________] as a liquidity reserve to fund enforcement actions by the servicer on behalf of bondholders under the securitization statute or the finance order.

Payment Dates:            [____], [____], [_____] and [_____] of each year beginning [_____],
                          2002, or, if not a business day, the next business day.

Optional Redemption:      The bonds are subject to optional redemption in whole by the issuer once the outstanding principal balance of the bonds has been reduced to less than 5 percent of the initial principal balance.

Record Date:              Close of business on the business day prior to any payment date.

Clearance and Settlement: DTC/Clearstream/Euroclear

                                 Risk Factors

   You should consider carefully the risks of investing in the bonds. The section entitled "Risk Factors," which begins on page 16 of the accompanying prospectus, discusses material risks of investing in the bonds.

                           Description of the Bonds

   The issuer will issue the bonds in minimum denominations of $1,000 and in integral multiples of $1.00 in excess thereof, although one bond may be of a smaller denomination. The bonds will consist of one class, in the initial principal amount, bearing the interest rate and having the scheduled maturity date and final maturity date listed below:

 Initial    Bond   Scheduled  Final
Principal Interest Maturity  Maturity
 Amount     Rate     Date      Date
 ------   -------- --------- --------

   The scheduled maturity date for the bonds is the date by which the issuer expects to pay in full all principal of and interest on the bonds. The final maturity date for the bonds is the legal maturity date of the bonds. The failure to pay principal of the bonds in full by the final maturity date is an event of default, and the trustee may, and upon the written direction of the holders of at least a majority in principal amount of all outstanding bonds will, declare the unpaid principal amount of all outstanding bonds and accrued interest to be due and payable. See "Description of the Bonds--Events of Default; Rights on Event of Default," which begins on page 58 of the accompanying prospectus.

   On each payment date, the trustee will pay principal and interest to the holders of the bonds as of the close of business on the record date, in each case as described below and to the extent that it has funds to make the payments. The record date for any payment of principal of and interest on the bonds will be the business day immediately before the payment date.

Payments of Interest

   Interest on the bonds will accrue from the issuance date at the interest rate listed in the table above. Beginning [ ], 2002, the issuer is required to pay interest quarterly on [ ], [ ], [ ] and [ ] (or, if any payment date is not a business day, the following business day) of each year. The issuer will pay interest on the bonds prior to paying principal on the bonds. See "Description of the Bonds--Allocations and Payments," which begins on page 55 of the accompanying prospectus.

   On each payment date, the trustee will pay interest as follows:

    . if there has been a payment default, any unpaid interest payable on prior payment dates, together with interest at the applicable interest rate on any of this unpaid interest; and

    . accrued interest on the principal balance of the bonds as of the close of business on the preceding payment date after giving effect to all payments of principal made on the preceding payment date, or, in the case of the first payment date, as of the date of the original issuance of the bonds.

   Interest on the bonds will be calculated on the basis of a 360-day year of twelve 30-day months.

Payments of Principal

   After paying interest as described above, the trustee will pay any principal on each payment date to the holders of the bonds, until the principal balance of the bonds has been reduced to zero.

   Absent an event of default under the indenture, the trustee will not, however, pay principal on a payment date of the bonds if making the payment would reduce the principal balance of the bonds to an amount lower than that specified in the expected amortization schedule for the bonds on that payment date. If an event of default under the indenture has occurred and is continuing, the trustee may, and upon the written direction of the holders of at least a majority in principal amount of all outstanding bonds will, declare the unpaid principal amount of all outstanding bonds and accrued interest to be due and payable.

   The following expected amortization schedule lists the scheduled outstanding principal balance for the bonds on each payment date from the issuance date to the scheduled maturity date, after giving effect to the payments expected to be made on the payment date. In preparing the following table, we have assumed, among other things, that:

    .  the bonds are issued on [    ];

    .  payments on the bonds are made on each payment date, commencing [     ],
       2002;

    . the annual servicing fee will equal 0.25 percent of the outstanding principal amount of the bonds, payable quarterly in arrears and before payment of principal of and interest on the bonds;

    . there are no net earnings on amounts on deposit in the collection account;

    .  the annual administration fee (which will be $[   ], payable quarterly)
       and other ongoing operating expenses will be approximately $[    ],
       payable in arrears and before payment of principal of and interest on the bonds; and

    . payments arising from the property securing the bonds are deposited in the collection account as expected.

                        Expected Amortization Schedule


                Outstanding                    Outstanding
Payment Date Principal Balance Payment Date Principal Balance
------------ ----------------- ------------ -----------------

   We cannot assure you that the principal balance of the bonds will be reduced at the rates indicated in the table above. The actual rates of reduction in principal balance may be slower (but, absent an event of default or an optional redemption, cannot be faster) than those indicated in the table.

Collection Account and Subaccounts

   The issuer will establish, in the name of the trustee, a collection account to hold amounts remitted to it by the servicer of the property securing the bonds. The collection account will consist of six subaccounts:

    .  a general subaccount;

    .  a reserve subaccount;

    .  an overcollateralization subaccount;

    .  a capital subaccount.

    .  an interest reserve subaccount; and

    .  a servicer advance subaccount.

Withdrawals from and deposits to these subaccounts will be made as described under "Description of the Bonds--Allocations and Payments," which begins on page 55 of the accompanying prospectus.

Credit Enhancement

   Periodic Adjustment of RRB Charge. The RRB charge will be subject to periodic review and adjustment. This periodic review and adjustment, which reconciles the actual RRB charges collected against the expected collections, reduces bondholders' exposure to losses due to lower-than-projected sales of electricity, longer-than-expected delays in bill collections, and higher-than-estimated write-offs. Consequently, the need for other forms of credit enhancement is also reduced. See "Description of the RRB Property--Adjustments to the RRB Charge," which begins on page 32 in the accompanying prospectus.

   Reserve Subaccount. On each payment date, the trustee will allocate to the reserve subaccount any amounts remitted to the collection account exceeding amounts necessary to:

    . pay fees and expenses (including indemnities) related to servicing and retiring the bonds;

    .  pay principal of and interest on the bonds;

    . fund the interest reserve subaccount to the targeted interest reserve level for that payment date;

    .  restore the capital subaccount to the required capital level; and

    . fund the overcollateralization subaccount to the targeted overcollateralization level for that payment date.

The trustee will draw on amounts in the reserve subaccount, to the extent amounts available in the general subaccount are insufficient to pay the amounts listed above.

   Overcollateralization Amount. The servicer will collect and remit to the trustee, and the trustee will deposit into the overcollateralization subaccount, amounts arising from the RRB property securing the bonds that exceed the amount expected to be necessary to pay legally due or scheduled payments of principal of and interest on the bonds and fees and expenses (including indemnities) related to servicing and retiring the bonds. These amounts will fund the targeted overcollateralization amount, which is intended to enhance the likelihood that payments on the bonds will be made on a timely
basis. The targeted overcollateralization amount will be $[   ], which is 0.50
percent of the initial principal amount of the bonds. The RRB charge will be set and adjusted at a rate that is intended to fund the targeted overcollateralization amount ratably over the life of the bonds. On each payment date, the trustee will deposit into the overcollateralization subaccount the amount, if any, by which the targeted overcollateralization level for that payment date exceeds the amount in the overcollateralization subaccount. The targeted overcollateralization level for each payment date is as follows:

                 Targeted Overcollateralization Level Schedule

              Targeted                      Targeted
Payment Overcollateralization Payment Overcollateralization
 Date           Level          Date           Level
------- --------------------- ------- ---------------------

The trustee will draw on amounts in the overcollateralization subaccount to the extent amounts available in the general subaccount and the reserve subaccount are insufficient to pay legally due or scheduled payments of principal of and interest on the bonds and fees and expenses (including indemnities) related to servicing and retiring the bonds.

   Capital Subaccount. Before the issuance of the bonds, Public Service Company
will contribute capital of $[   ] to the issuer. This amount is equal to 0.50
percent of the initial principal amount of the bonds and is the capital level required to be maintained under the indenture. The trustee will deposit the capital into the capital subaccount. The trustee will draw on amounts in the capital subaccount to the extent amounts available in the general subaccount, reserve subaccount and overcollateralization subaccount are insufficient to pay legally due or scheduled payments of principal of and interest on the bonds and fees and expenses (including indemnities) related to servicing and retiring the bonds. Funds withdrawn from the capital subaccount will be replenished on subsequent payment dates if payments arising from the RRB charge exceed amounts required for other uses having a higher priority of payment.

   Interest Reserve Amount. On the issuance date, $[   ] from the net proceeds
from the sale of the bonds will be deposited into the interest reserve subaccount. This amount equals 50 percent of the amount of interest that is expected to be due and payable on the bonds on the fifth payment date. The servicer will collect and remit to the trustee, and the trustee will deposit into the interest reserve subaccount, amounts arising from the RRB property securing the bonds that exceed the amount expected to be necessary to pay legally due or scheduled payments of principal of and interest on the bonds and fees and expenses (including indemnities) related to servicing and retiring the bonds. These amounts will fund the interest reserve subaccount to the targeted interest reserve level, which is intended to enhance the likelihood that payments of interest on the bonds will be made on a timely basis. The targeted interest reserve level for any payment date will equal the aggregate amount of interest that will be due and payable on the bonds on the next payment date, except that for the first five payment dates, the targeted interest reserve level will be as set forth below:

     Targeted Interest Reserve Level Schedule for First Five Payment Dates

Payment Date Targeted Interest Reserve Level
------------ -------------------------------

The trustee will draw on amounts in the interest reserve subaccount to the extent amounts available in the general subaccount, reserve subaccount, overcollateralization subaccount and capital subaccount are insufficient to pay legally due or scheduled payments of interest on the bonds. On any payment date, any amount in the interest reserve subaccount in excess of the targeted interest reserve level will be allocated to the reserve subaccount for distribution on later payment dates.

   Servicer Advance Subaccount. Before the issuance of the bonds, Public
Service Company will contribute capital of $[   ] to the issuer, which is in
addition to the capital contributed by Public Service Company for deposit into
the capital subaccount. The trustee will deposit this $[   ] of capital into
the servicer advance subaccount. The trustee will draw on amounts in the servicer advance subaccount to fund enforcement actions by the servicer on behalf of bondholders under the securitization statute or the finance order to the extent that amounts in the general subaccount, reserve subaccount, overcollateralization subaccount and capital subaccount are insufficient and the servicer is unable to advance its own funds for this purpose. Funds withdrawn from the servicer advance subaccount will not be replenished.

                        Description of the RRB Property

   The bonds are secured primarily by the RRB property, which is the right to assess and collect all revenues arising from a portion of the stranded cost recovery charge included in the bills of all classes of retail users of electric distribution service within Public Service Company's service territory taking such service under a regular tariff. This portion of the stranded cost recovery charge, which is a non-bypassable usage-based charge, is referred to as the RRB charge. For additional information about the RRB property, see "Description of the RRB Property," which begins on page 30 of the accompanying prospectus, and "Description of the Bonds--Security," which begins on page 55 of the accompanying prospectus.

   The average RRB charge and the average rate reduction bond charge for the prior bonds (discussed below) are not permitted to exceed the maximum average stranded cost recovery charge of 3.40 cents/kilowatt-hour under the securitization statute and the finance order. See "Description of the RRB Property--Stranded Cost Recovery Charge and RRB Charge," which begins on page 31 of the accompanying prospectus.

   The initial RRB charge (which, together, with the rate reduction bond charge for the prior bonds, is a portion of the stranded cost recovery charge) is
expected to be approximately [   ] cents/kilowatt-hour for all customer
classes. In the future, the RRB charge may vary among customer classes, but only if Public Service Company has received notice from each of the rating agencies that this will not result in a reduction or withdrawal of the then current ratings on the bonds (except that with regard to Moody's it will be sufficient to provide 10 days' prior notice of the variation).

   The current rate reduction bond charge for the prior bonds is 1.3424 cents/kilowatt-hour for all customer classes.

   On April 25, 2001, PSNH Funding LLC, a special purpose subsidiary of Public Service Company, which is separate and distinct from the issuer, issued rate reduction bonds in the aggregate principal amount of $525 million on behalf of Public Service Company. In this prospectus supplement and the accompanying prospectus, these bonds are referred to as the prior bonds. See "Energy Deregulation and New Market Structure in New Hampshire--Statutory and Regulatory Overview," which begins on page 27 of the accompanying prospectus.

                                 Underwriting

   The issuer, Public Service Company and Salomon Smith Barney, Inc. have entered into an underwriting agreement relating to the bonds. Assuming that conditions in the underwriting agreement are met, the underwriter has agreed to purchase the entire principal amount of bonds.

   Bonds sold by the underwriter to the public will be initially offered at the initial public offering prices set forth on the cover of this prospectus supplement. The issuer has been advised that the underwriter proposes initially to offer the bonds to dealers at the initial public offering prices, less a selling concession not to exceed the percentage of the bond denomination set forth below, and that the underwriter may allow and dealers may reallow a discount not to exceed the percentage of the bond denomination set forth below:

     Selling Concession           Reallowance Discount
     ------------------           --------------------

   After the initial public offering, the public offering prices, selling concessions and reallowance discounts may change as a result of market trading.

   The bonds are a new issue of securities with no established trading market. They will not be listed on any securities exchange. The issuer has been advised by the underwriter that the underwriter intends to make a market in the bonds but is not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the ability of holders of the bonds to resell the bonds.

   In order to facilitate the offering of the bonds, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of the bonds. Specifically, the underwriter may overallot in connection with the offering, creating a short position in the bonds for its own account. In addition, to cover overallotments or to stabilize the price of the bonds, the underwriter may bid for and purchase the bonds in the open market. Finally, the underwriters may reclaim selling concessions allowed to it or a dealer for distributing the bonds in the offering, if it repurchases previously distributed bonds in transactions to cover short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the bonds above independent market levels. The underwriter is not required to engage in these activities, and if commenced, may end any of these activities at any time.

   The issuer and Public Service Company have agreed to indemnify the underwriter, the State of New Hampshire, the State Treasurer of the State of New Hampshire and the trustee against certain liabilities, including liabilities under the Securities Act of 1933.

   Salomon Smith Barney Inc., as financial advisor to Public Service Company, has rendered certain financial advisory services to Public Service Company in respect of this transaction and will receive a customary fee for such services.

                                    Ratings

   The bonds will not be issued unless prior to closing they have been rated "AAA" / "AAA"/ "Aaa" by S&P, Fitch and Moody's, respectively.

   A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. No person is obligated to maintain any rating on any bonds, and, accordingly, there can be no assurance that the ratings assigned to the bonds upon the initial issuance will not be revised or withdrawn by a rating agency at any time thereafter. If a rating of the bonds is revised or withdrawn, the liquidity of the bonds may be adversely affected. In general, ratings address credit risk and do not represent any assessment of any particular rate of principal payments on the bonds other than the payment in full of the bonds by the final maturity date. Each rating of the bonds should be evaluated independently of any other rating.

The information in this prospectus and the accompanying prospectus supplement is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective and we deliver a final prospectus supplement and accompanying prospectus. This prospectus and the accompanying prospectus supplement are not an offer to sell these securities nor are they seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.


                      SUBJECT TO COMPLETION        , 2002

P R O S P E C T U S

                              PSNH Funding LLC 2
                                    Issuer

                             Rate Reduction Bonds

                    Public Service Company of New Hampshire
                              Seller and Servicer

                                 -------------

    See "Risk Factors," which begins on page 16, to read about factors you should consider before buying the bonds.

   The issuer may sell one or more classes of bonds, as described in the prospectus supplement. The bonds are secured primarily by the right to assess and collect all revenues arising from a non-bypassable usage-based charge included in the bills of retail users of electric distribution service within the service territory of Public Service Company of New Hampshire.

   Neither the bonds nor the property securing the bonds is an obligation of the State of New Hampshire or any political subdivision, agency, authority or instrumentality of the State of New Hampshire or of Public Service Company of New Hampshire or any of its affiliates, except for PSNH Funding LLC 2, which is an affiliate of Public Service Company of New Hampshire.

   Neither the full faith and credit nor the taxing power of the State of New Hampshire or any political subdivision, agency, authority or instrumentality of the State of New Hampshire is pledged to the payment of principal of, or interest on, the bonds. Furthermore, the issuance of the bonds shall not directly, indirectly or contingently obligate the State of New Hampshire or any political subdivision thereof to levy or to pledge any form of taxation or to make any appropriation for their payment.

   There currently is no secondary market for the bonds and there can be no assurance that a secondary market will develop.

   Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                                 -------------


                 The date of this Prospectus is [     ], 2002

                               TABLE OF CONTENTS

                                                            Page
                                                            ----
               Prospectus Summary..........................   4
               Parties to Transactions.....................   5
               Allocations and Payments From the Collection
                 Account...................................  14
               Risk Factors................................  16
               Available Information.......................  27
               Reports to Holders..........................  27
               Incorporation of Documents by Reference.....  27
               Energy Deregulation and New Market
                 Structure in New Hampshire................  27
               Statutory and Regulatory Overview...........  28
               Exit Fees...................................  29
               Federal Initiatives.........................  29
               Description of the RRB Property.............  30
               Finance Order and Issuance Advice Letter....  30
               RRB Property................................  31
               Stranded Cost Recovery Charge and RRB
                 Charge....................................  31
               Adjustments to the RRB Charge...............  32
               Pledge by the State of New Hampshire........  33
               No Impairment by Public Utilities
                 Commission................................  34
               Sale and Assignment of RRB Property.........  34
               Seller Representations and Warranties and
                 Repurchase Obligation.....................  34
               Bankruptcy and Creditors' Rights Issues.....  37
               The Issuer..................................  39
               Officers and Directors......................  39
               The Seller and Servicer.....................  40
               Public Service Company Revenues, Customer
                 Base and Energy Consumption...............  41
               Estimated Consumption and Variances.........  42
               Billing and Collections.....................  42
               Loss Experience.............................  44
               Aging Receivables...........................  44
               Servicing...................................  44
               Servicing Procedures........................  44
               Servicing Standards and Covenants...........  45
               Remittances to Collection Account...........  45
               Servicing Compensation......................  46
               Third Party Suppliers.......................  46
               Servicer Representations and Warranties.....  47
               Statements by Servicer......................  48
               Evidence as to Compliance...................  48
               Matters Regarding the Servicer..............  49

                                                             Page
                                                             ----
               Servicer Defaults............................  49
               Rights When Servicer Defaults................  50
               Waiver of Past Defaults......................  50
               Successor Servicer...........................  51
               Amendment....................................  51
               Description of the Bonds.....................  51
               Security.....................................  52
               Collection Account...........................  52
               Interest and Principal.......................  53
               Optional Redemption..........................  54
               Mandatory Redemption.........................  54
               Overcollateralization Subaccount.............  54
               Capital Subaccount...........................  54
               Interest Reserve Subaccount..................  54
               Servicer Advance Subaccount..................  55
               Reserve Subaccount...........................  55
               Allocations and Payments.....................  55
               Actions by Bondholders.......................  57
               Events of Default; Rights on Event of Default  58
               Covenants of the Issuer......................  59
               Reports to Bondholders.......................  61
               Annual Compliance Statement..................  62
               Supplemental Indentures......................  62
               List of Bondholders..........................  63
               Registration and Transfer of the Bonds.......  63
               Bonds Will Be Issued in Book-Entry Form......  63
               Certificated Bonds...........................  66
               Federal Income Tax Consequences..............  67
               General......................................  67
               Treatment of the Bonds.......................  68
               Taxation of U.S. Bondholders.................  68
               Sale or Other Taxable Disposition of Bonds...  69
               Non-U.S. Bondholders.........................  69
               Information Reporting and Backup
                 Withholding................................  70
               New Hampshire Taxation of Bondholders........  71
               ERISA Considerations.........................  71
               Prohibited Transactions......................  72
               Plan Asset Regulation........................  72
               Conclusion...................................  73
               Use of Proceeds..............................  73
               Plan of Distribution.........................  73
               Legal Matters................................  74
               Experts......................................  74
               Index to Financial Statements................ F-1

                               IMPORTANT NOTICE

                     ABOUT INFORMATION IN THIS PROSPECTUS

   This prospectus and the related prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any security in any jurisdiction where it is not lawful to do so.

   References to the "issuer" refer to PSNH Funding LLC 2, the issuer of the bonds.

   References to "RSA" refer to the New Hampshire Revised Statutes Annotated.

   References to the "seller" refer to Public Service Company of New Hampshire and any successor seller under the sale agreement described in this prospectus.

   References to the "servicer" refer to Public Service Company of New Hampshire and any successor servicer under the servicing agreement described in this prospectus.

   References to the "trustee" refer to the trustee under the indenture.

   We include cross-references to sections where you can find additional information. Check the table of contents to locate these sections.

                              PROSPECTUS SUMMARY

   This summary highlights some information from this prospectus. Because this is a summary, it does not contain all of the information that may be important to you. You should read both this prospectus and the prospectus supplement before you buy the bonds.

Transaction Overview........  New Hampshire law permits electric companies, such as Public Service Company of New Hampshire, or Public Service Company, to recover the costs of investments and obligations that cannot be recouped through market-based rates in a competitive electricity generation market. These costs are known as stranded costs. An electric company recovers stranded costs through a charge called a stranded cost recovery charge, which is a non-bypassable usage-based charge assessed on all classes of retail users of electric distribution service within the company's service territory. New Hampshire law permits special purpose entities formed by electric companies to issue securities secured by the right to receive the revenues arising from the stranded cost recovery charge (or a portion of the stranded cost recovery charge) if doing so would reduce costs for the electric company's customers. This right is referred to as the RRB property. See "Description of the RRB Property," which begins on page 30.

                              The following sets forth the primary steps of the transaction underlying the offering of the bonds:

                               . Public Service Company will sell the RRB property to the issuer in exchange for the net proceeds from the sale of the bonds.

                               .  Public Service Company will act as the
                                  servicer of the RRB property and as the
                                  administrator of the issuer.

                              Neither the bonds nor the property securing the bonds is an obligation of the State of New Hampshire or any political subdivision, agency, authority or instrumentality of the State of New Hampshire or of Public Service Company or any of its affiliates, except for PSNH Funding LLC 2, which is an affiliate of Public Service Company.

                              Neither the full faith and credit nor the taxing power of the State of New Hampshire or any political subdivision, agency, authority or instrumentality of the State of New Hampshire is pledged to the payment of principal of, or interest on, the bonds. Furthermore, the issuance of the bonds shall not directly, indirectly or contingently obligate the State of New Hampshire or any political subdivision thereof to levy or to pledge any form of taxation or to make any appropriation for their payment.

   The following diagram shows the parties to the transactions related to this offering and summarizes their roles and their relationships to each other:

                            PARTIES TO TRANSACTIONS

                                  [FLOW CHART]

SELLER
PUBLIC           SALE OF RRB PROPERTY FOR NET   PARTIES TO INDENTURE  TRUSTEE
SERVICE          PROCEEDS OF SALE OF BONDS      GOVERNING ISSUANCE
COMPANY                                         OF BONDS


                               ISSUER
                          PSNH FUNDING LLC 2
SERVICER   SERVICING OF   SOLE MEMBER: PUBLIC   SALE OF BONDS   UNDERWRITERS
PUBLIC     RRB PROPERTY   SERVICE COMPANY       FOR CASH
SERVICE    FOR SERVICING
COMPANY    FEE                                                  SALE OF BONDS
                                                                FOR CASH

ADMINISTRATOR        ADMINISTRATION OF ISSUER                   INVESTORS
PUBLIC               FOR ADMINISTRATION FEE
SERVICE
COMPANY

Risk Factors................  You should consider, among other things, the following material risks of investing in the bonds. These risks may delay the payment of interest on and principal of the bonds or cause you to suffer a loss on your investment.

                               .  The RRB property and the other bond
                                  collateral, which is expected to be of
                                  relatively small value, are the sole source of payments on the bonds.

                               . There may be attempts to limit, alter or amend either the order of the New Hampshire Public Utilities Commission, or Public Utilities Commission, creating the RRB property or the provisions of the securitization statute that make the order irrevocable or to invalidate the stranded cost recovery charge.

                               . Because the rate of collections arising from the RRB property is based on the amount of electricity consumed by customers, these collections may be insufficient to make required payments on the bonds.

                               . The average RRB charge assessed to customers to collect amounts sufficient to make required payments on the bonds, together with the average rate reduction bond charge for the prior bonds, is not permitted to exceed the cap of 3.40 cents/kilowatt-hour on Public Service Company's average stranded cost recovery charge.

                               . If there is an event of default on the bonds, the trustee is unlikely to be able to resell the RRB property.

                               .  If Public Service Company were to cease
                                  servicing the RRB property, it might be
                                  difficult to find a suitable successor
                                  servicer.

                               . If Public Service Company were to become a debtor in a bankruptcy case, a court could hold that the RRB property is Public Service Company's property and may be reached by its creditors.

                              For a more detailed discussion of these and other material risks of investing in the bonds, you should carefully read the discussion under "Risk Factors," which begins on page 16. For a discussion of the prior bonds, see "Energy Deregulation and New Market Structure in New Hampshire--Statutory and Regulatory Overview," which begins on page 27.

Seller and Servicer.........  Public Service Company is an electric distribution company that provides electric service to retail customers in an area of approximately 5,445 square miles, including 198 communities, in New Hampshire. Public Service Company is a wholly owned subsidiary of Northeast Utilities.

                              See "The Seller and Servicer," which begins on page 40.

The Bonds...................  PSNH Funding LLC 2 Bonds.

                              The issuer may issue the bonds in one or more classes under the indenture between the issuer and the trustee. Each class of bonds will have the principal amount, expected amortization schedule, maturity date and interest rate, as described in the prospectus supplement. The bonds will be secured primarily by the RRB property.

Issuer......................  PSNH Funding LLC 2, 1000 Elm Street, P.O. Box
                              330, Manchester, New Hampshire 03105-0330. The issuer's telephone number is (603) 669-4000, ext. 3355.

Trustee.....................  Named in the prospectus supplement.

Interest....................  Interest on each class of bonds will accrue at the interest rate specified in the prospectus supplement.

                              The trustee will pay interest accrued on each class of bonds on each payment date, to the extent that amounts to make such payments are available from the RRB property and the other bond collateral. The RRB property and the other bond collateral will be the only source of payments of interest on the bonds.

Principal...................  The trustee expects to pay principal of each class of bonds in the amounts and on the payment dates specified in the expected amortization schedule in the prospectus supplement. See
                              "Description of the Bonds--Allocations and
                              Payments," which begins on page 55.

                              On any payment date, the trustee will pay principal, to the extent that amounts to make such payments are available from the RRB property and the other bond collateral, only until the outstanding principal balances of the various classes of bonds have been reduced to the principal balances specified for those classes in the expected amortization schedule. If cash is not available, however, the trustee will pay principal of a class of bonds later than set forth in the expected amortization schedule. If an event of default (other than a breach by the State of New Hampshire of its pledge under the securitization statute) should occur and be continuing, the trustee may and, upon the written direction of the holders of not less than a majority in principal amount of the bonds then outstanding, shall declare the bonds to be immediately due and payable. The RRB property and the other bond collateral will be the only source of payments of principal on the bonds.

                              See "Description of the Bonds--Events of Default; Rights on Event of Default," which begins on page 58, and "Description of the RRB Property--Pledge by the State of New Hampshire," which begins on page 30.

RRB Charge..................  The settlement agreement, as approved by the
                              Public Utilities Commission in the settlement order, allows Public Service Company to recover certain stranded costs through the collection of a stranded cost recovery charge included in the bills of all classes of retail users of electric distribution service within the utility's service territory taking such service under a regular tariff.

                              The securitization statute authorizes Public
                              Service Company to securitize certain stranded costs that have been approved for recovery through the collection of the stranded cost recovery charge. Pursuant to this authorization, Public Service Company has obtained from the Public Utilities Commission an order, known as a finance order, which establishes the stranded costs (as well as the costs of issuing, servicing and retiring the bonds) that will be financed through this transaction. Pursuant to the finance order, the right to collect and assess a portion of the stranded cost recovery charge will be sold to the issuer in exchange for the net proceeds of the bonds. This portion of the stranded cost recovery charge is referred to as the RRB charge. The average RRB charge may increase, but the average total bond charge is not permitted to exceed the average stranded cost recovery charge. The average stranded cost recovery charge is not permitted to exceed 3.40 cents/kilowatt-hour under the securitization statute and the finance order.

                              The expected initial RRB charge and the current rate reduction bond charge for the prior bonds (which, together, are a portion of the stranded cost recovery charge) are set forth in the prospectus supplement.

                              The RRB charge is non-bypassable in that customers located within Public Service Company's service territory must pay it whether or not they purchase electricity from Public Service Company or a third party supplier of electricity, and whether or not their distribution system is being operated by Public Service Company or a successor distribution company.

                              For a more detailed discussion of the RRB charge, see "Description of the RRB Property," which begins on page 30. For a discussion of the total bond charge, see "Description of the RRB Property--Stranded Cost Recovery Charge and RRB Charge," which begins on page 31.

Customers...................  All retail purchasers of electricity located within the service territory served by Public Service Company's distribution system that are purchasing such service under a regular tariff.

Adjustment to the RRB Charge  The servicer will calculate and set the RRB charge at least semiannually at a level estimated to generate sufficient revenues:

                               .  to pay fees and expenses (including
                                  indemnities) related to servicing and
                                  retiring the bonds;

                               .  to pay interest on the bonds;

                               .  to pay principal of each class of bonds
                                  according to its expected amortization
                                  schedule; and

                               . to fund the interest reserve subaccount to the targeted interest reserve level, to fund the overcollateralization subaccount to the targeted overcollateralization level and to replenish the capital subaccount to the required capital level.

                              Adjustments to the RRB charge are limited by Public Service Company's maximum permitted stranded cost recovery charge. The average stranded cost recovery charge, including the RRB charge and the rate reduction bond charge for the prior bonds, is not permitted to exceed 3.40 cents/kilowatt-hour under the securitization statute and the finance order.

                              The servicer will file a request for an increase or decrease in the RRB charge not later than 30 days prior to April 25 and October 25 of each year. This request is referred to as a routine true-up letter. The servicer may also file routine true-up letters monthly. In addition, the servicer may file a non-routine true-up letter to revise its method for calculating the RRB charge.

                              Adjustments to the RRB charge will be performed on a system-wide basis (i.e., across customer classes rather than on a class-by-class basis).

                              See "Description of the RRB property--Adjustments to the RRB Charge," which begins on page 32.

State Pledge................  In the securitization statute, the State of New
                              Hampshire has pledged, contracted and agreed with the owners of RRB property and holders of and trustees for rate reduction bonds (including the issuer, the holders of the bonds and the trustee) that neither the State, nor any of its agencies, including the Public Utilities Commission, will limit, alter, amend, reduce or impair the RRB charge, RRB property, finance orders, and all rights thereunder until the rate reduction bonds, together with interest thereon, are fully met and discharged; however, this pledge does not preclude the limitation, alteration, amendment, reduction or impairment if and when adequate provision shall be made by law for the protection of the owners, holders and trustees. See "Description of the RRB Property--Pledge by the State of New Hampshire," which begins on page 33.

Optional Redemption.........  The issuer may redeem the bonds on any payment date if the outstanding principal balance of the bonds (after giving effect to payments that would otherwise be made on a payment date) is less than 5 percent of the initial principal balance of the bonds. Upon redemption, the issuer will pay an aggregate amount equal to the outstanding principal amount of the bonds and accrued but unpaid interest as of the redemption date. See "Description of the Bond--Optional Redemption," which begins on page 54.

Mandatory Redemption........  If the seller is required to, or elects to, repurchase the RRB property as a result of the breach of seller representations under the circumstances described under "Description of the RRB Property--Seller Representations and Warranties and Repurchase Obligation," which begins on page 34, the issuer will redeem the bonds on or before the fifth business day following the repurchase of the RRB property. The redemption price of the bonds is the outstanding principal balance of the bonds plus accrued but unpaid interest as of the redemption date.

Collection Account and
  Subaccounts...............  The issuer will establish a collection account to hold payments arising from the RRB charge as well as the capital contribution to the issuer. The collection account will consist of six subaccounts:

                               .  a general subaccount;

                               . an overcollateralization subaccount for the overcollateralization amount;

                               . a capital subaccount for capital contributed to the issuer;

                               .  an interest reserve subaccount for the
                                  interest reserve amount;

                               . a servicer advance subaccount for additional capital contributed to the issuer; and

                               .  a reserve subaccount.

                              All amounts in the collection account not allocated to any other subaccount will be allocated to the general subaccount. Withdrawals from and deposits to these subaccounts will be made as described under "Description of the Bonds--Allocations and Payments," which begins on page 55.

Overcollateralization
  Subaccount................  The servicer will collect, and the trustee will deposit into the overcollateralization
                              subaccount, the overcollateralization amount specified in the prospectus supplement to enhance the likelihood that payments on the bonds will be made on a timely basis.

                              The trustee will hold the overcollateralization amount for all classes of bonds in the overcollateralization subaccount. The trustee will draw on amounts in the overcollateralization subaccount to the extent amounts available in the general subaccount and the reserve subaccount are insufficient to pay scheduled payments of principal of and interest on the bonds and fees and expenses (including indemnities) related to servicing and retiring the bonds.

Capital Subaccount..........  Prior to the issuance of the bonds, Public
                              Service Company will contribute capital to the issuer in the amount specified in the prospectus supplement. The issuer will deposit the capital into the capital subaccount. The trustee will draw on amounts in the capital subaccount to the extent amounts available in the general subaccount, the reserve subaccount and the overcollateralization subaccount are insufficient to pay scheduled payments of principal of and interest on the bonds and the fees and expenses (including indemnities) relating to servicing and retiring the bonds. Funds withdrawn from the capital subaccount will be replenished on subsequent payment dates if payments arising from the RRB charge exceed amounts required for other uses having a higher priority of payment. See "Description of the Bonds--Allocations and Payments," which begins on page 55.

Interest Reserve Subaccount.  On the issuance date, the portion of the net proceeds from the sale of the bonds specified in the prospectus supplement will be deposited into the interest reserve subaccount. In addition, the servicer will collect, and the trustee will deposit into the interest reserve subaccount, the interest reserve amount specified in the prospectus supplement. These amounts are intended to enhance the likelihood that payments of interest on the bonds will be made on a timely basis. The trustee will draw on amounts in the interest reserve subaccount to the extent amounts available in the general subaccount, reserve subaccount, overcollateralization subaccount and capital subaccount are insufficient to pay legally due or scheduled payments of interest on the bonds. On any payment date, any amount in the interest reserve subaccount in excess of the targeted interest reserve level will be allocated to the reserve subaccount for distribution on later payment dates. See "Description of the Bonds--Allocations and Payments," which begins on page 55.

Servicer Advance
   Subaccount...............  Prior to the issuance of the bonds, Public
                              Service Company will contribute additional capital to the issuer in the amount specified in the prospectus supplement. The trustee will deposit the capital into the servicer advance subaccount. The trustee will draw on amounts in the servicer advance subaccount to fund enforcement actions, if any, by the servicer on behalf of bondholders under the securitization statute or the finance order to the extent that amounts in the general subaccount, reserve subaccount, overcollateralization subaccount and capital subaccount are insufficient and the servicer is unable to advance its own funds for this purpose. Funds withdrawn from the servicer advance subaccount will not be replenished. Amounts paid out of the servicer advance subaccount to fund enforcement actions by the servicer will remain payable as fees and expenses (including indemnities) advanced by the servicer in accordance with the servicing agreement and the indenture and may be recovered by the servicer through future RRB charges.

Reserve Subaccount..........  The trustee will allocate to the reserve subaccount any amounts remitted to the collection account exceeding the amounts necessary to:

                               . pay fees and expenses (including indemnities) related to servicing and retiring the bonds;

                               .  pay principal of and interest on the bonds;

                               . fund the interest reserve subaccount to the targeted interest reserve level;

                               . fund the capital subaccount to the required capital level; and

                               . fund the overcollateralization subaccount to the targeted overcollateralization level.

                              The trustee will draw on amounts in the reserve subaccount to the extent amounts available in the general subaccount are insufficient to pay the amounts listed above.

Remittances to Collection
  Account...................  Starting with collections that are received on the first business day that is at least 45 days after the first day on which Public Service Company imposes the RRB charge, the servicer will remit daily to the trustee, within 2 business days after receipt, an amount equal to the RRB charges collected (calculated based on the servicer's remittance methodology). See "Servicing--Remittances to Collection Account," which begins on page 45.

Allocations and Payments of
  Amounts in the Collection
  Account...................  On each payment date or, for any amount payable under clauses (1) through (4) below, on any business day, the trustee will apply all amounts on deposit in the collection account (other than amounts on deposit in the servicer advance subaccount), including net earnings on those amounts (other than on amounts in the capital subaccount and the servicer advance subaccount) to pay the following amounts in the following priority (provided that amounts on deposit in the interest reserve subaccount shall be applied only to make the payments under clause
                              (5) below):

                               (1)all amounts owed by the issuer to the trustee
                                  or to any other person indemnified by the issuer under the indenture and the other transaction documents will be paid, subject, in each case, to any limitation on such payment described in the indenture;

                               (2)the servicing fee and all unpaid servicing
                                  fees from prior payment dates will be paid to the servicer;

                               (3)the administration fee and all unpaid
                                  administration fees from prior payment dates will be paid to the issuer's administrator;

                               (4)so long as no default or event of default has
                                  occurred and is continuing or would result from such payment, all fees and expenses (including indemnities) payable by the issuer to persons other than those specified in clause (1) above will be paid, provided that the total amount paid for such other fees and expenses (including indemnities) since the previous payment date and on the current payment date may not, in the aggregate, exceed $100,000;

                               (5)(A) any overdue interest (together with, to
                                  the extent lawful, interest on such overdue interest at the applicable interest rate) and
                                  (B) interest currently due and payable, will be paid to the bondholders;

                               (6)(A) principal due and payable (x) as a result
                                  of an event of default or (y) on the final maturity date of a class of bonds and (B) scheduled principal due and payable on that payment date, will be paid to the bondholders;

                               (7)unpaid fees and expenses (including
                                  indemnities) payable by the issuer will be paid to the persons entitled thereto;

                               (8)the amount, if any, by which the interest
                                  reserve subaccount needs to be funded to equal the targeted interest reserve level as of that payment date will be allocated to the interest reserve subaccount;

                               (9)the amount, if any, by which the capital
                                  subaccount needs to be funded to equal the required capital level as of that payment date (disregarding for this purpose any interest earnings held in the capital subaccount) will be allocated to the capital subaccount;

                              (10)the amount, if any, by which the
                                  overcollateralization subaccount needs to be funded to equal the targeted overcollateralization level as of that payment date will be allocated to the overcollateralization subaccount; and

                              (11)the balance, if any, will be allocated to the
                                  reserve subaccount for payment on subsequent payment dates.

                              Following the repayment of all bonds, any amounts remaining in the collection account will be released to the issuer.

                              In the case of any deficiency in the amount required under clause (5) above, amounts available to make payments under clause (5) above will be allocated among each class of bonds pro rata based upon the respective amounts of interest owed on the bonds of each class, and allocated and paid to holders within each class pro rata based upon the respective principal amount of bonds held. In the case of any deficiency in the amount required under clause
                              (6) above, amounts available to make payments under clause (6) above will be allocated among each class of bonds pro rata based upon the respective principal amount of bonds due (in the case of clause (6)(A)(x)) or scheduled to be paid (in the case of clauses (6)(A)(y) and (6)(B), based on priorities described in the prospectus supplement and according to the expected amortization schedule for such class), and allocated and paid to the holders within each class pro rata based upon the principal amount of bonds held.

                              If on any payment date, or for any amounts payable under clauses (1) through (4) above, on any business day, funds on deposit in the general subaccount are insufficient to make the payments contemplated by clauses (1) through (6) above, the trustee will:

                               . first, draw from amounts on deposit in the reserve subaccount;

                               . second, draw from amounts on deposit in the overcollateralization subaccount;

                               . third, draw from amounts on deposit in the capital subaccount; and

                               . fourth, draw from amounts on deposit in the interest reserve subaccount (but only to make payments under clause (5) above);

                              up to the amount of the shortfall, in order to make the payments described above. In addition, if on any payment date funds on deposit in the general subaccount are insufficient to make the allocations described in clauses (8), (9) and
                              (10) above, the trustee will draw from amounts on deposit in the reserve subaccount to make the required allocations.

                              If the amount in the capital subaccount on the last day of any month exceeds the required capital level, the trustee will pay such excess amount to the issuer upon request, free and clear of the lien of the indenture. If the amount in the interest reserve subaccount on any payment date exceeds the targeted interest reserve level, the amount of the excess will be allocated to the reserve subaccount for distribution on subsequent payment dates. See "Description of the Bonds--Allocations and Payments," which begins on page 55.

   The following diagram provides a general summary of the flow of funds from the customers through the servicer to the collection account, and the various allocations from the collection account:

             ALLOCATIONS AND PAYMENTS FROM THE COLLECTION ACCOUNT

                                  [FLOW CHART]

                    CUSTOMERS

                         PAYMENTS TO THE SERVICER IN
                         RESPECT OF THE RRB CHARGE

                     SERVICER

                         DAILY REMITTANCE OF ESTIMATED PAYMENTS
                         ARISING FROM THE RRB CHARGE

                 COLLECTION ACCOUNT

                         APPLICATION OF AMOUNTS IN COLLECTION
                         ACCOUNT (OTHER THAN AMOUNTS ON DEPOSIT
                         IN THE SERVICER ADVANCE SUBACCOUNT),
                         INCLUDING NET EARNINGS (OTHER THAN NET
                         EARNINGS ON THE CAPITAL SUBACCOUNT AND
                         THE SERVICER ADVANCE SUBACCOUNT), AS FOLLOWS:

    1          2              3            4            5              6

TRUSTEE:   SERVICER:    ADMINISTRATOR:  ISSUER:    BONDHOLDERS:   BONDHOLDERS:
FEES AND   SERVICING    ADMINISTRATION  FEES AND    INTEREST      PRINCIPAL
EXPENSES      FEE            FEE        EXPENSES                  FOLLOWING
                                        (NOT TO                   EVENT OF
                                         EXCEED                   DEFAULT OR
                                       ($100,000)                 ON FINAL
                                                                  MATURITY
                                                                  DATE
                                                                  SHEDULED
                                                                  PRINCIPAL
                                                                  PAYMENTS
  11                 10                          9

RESERVE      OVERCOLLATERALIIZATION:           CAPITAL
SUBACCOUNT:  SUBACCOUNT:                       SUBACCOUNT:
ALL          UP TO TARGETED                    UP TO REQUIRED
REMAINING     OVERCOLLATERALIIZATION                CAPITAL LEVEL
AMOUNTS      LEVEL                             (DISREGARDING
                                               ANY INTEREST
                                               EARNINGS HELD
                                               IN THE CAPITAL
                                               SUBACCOUNT)

   8                       7

INTEREST                ISSUER:
RESERVE                 UNPAID
SUBACCOUNT:             FEES
UP TO                   AND
REQUIRED                EXPENSES
TARGETED
INTEREST
RESERVE
LEVEL

Servicing...................  The servicer will service and manage the RRB property and receive payments arising from the RRB charge in the same manner that it services bill collections for its own account and the accounts it services for others, if any.

Servicing Compensation......  The servicer will be entitled to receive an annual servicing fee in an amount equal to:

                               . 0.25 percent of the outstanding principal balance of the bonds; or

                               .  up to 1.50 percent of the outstanding
                                  principal balance of the bonds if the RRB charge is billed separately to customers by a successor servicer.

                              The trustee will pay the servicing fee in quarterly installments on each payment date.

Tax Status of the Bonds.....  Interest and original issue discount, if any, on the bonds, and any gain on the sale of the bonds, generally will be included in gross income of bondholders for federal income tax purposes. See "Federal Income Tax Consequences," which begins on page 67. Interest and original issue discount, if any, on the bonds will be exempt from the New Hampshire personal income tax on interest and dividends. See "New Hampshire Taxation of Bondholders," which begins on page 71.

Rating......................  The bonds will not be issued unless prior to closing they have been rated "AAA" / "AAA" /
                              "Aaa" by S&P, Fitch and Moody's, respectively.

                              A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. No person is obligated to maintain any rating on any bonds, and, accordingly, there can be no assurance that the ratings assigned to any class of bonds upon the initial issuance will not be revised or withdrawn by a rating agency at any time thereafter. If a rating of any class of bonds is revised or withdrawn, the liquidity of this class of bonds may be adversely affected. In general, ratings address credit risk and do not represent any assessment of any particular rate of principal payments on the bonds other than the payment in full of each class of bonds by the applicable final maturity date for such class. Each rating of any class of bonds should be evaluated independently of any other rating.

                                 RISK FACTORS

   You should consider carefully the following factors before you decide whether to buy the bonds:

Bondholders could experience payment delays or losses as a result of limited sources of payment for the bonds and limited credit enhancement

   You could experience payment delays or losses on the bonds because the RRB property and the other bond collateral, which is expected to be of relatively small value, are the sole source of payments on the bonds.

   There will be no form of credit enhancement for the bonds except for the right to adjust the RRB charge and amounts held in the overcollateralization subaccount, capital subaccount, interest reserve subaccount, servicer advance subaccount and reserve subaccount. We do not anticipate that the bonds will have the benefit of any liquidity facility or of any third-party credit enhancement, such as guarantees, letters of credit or insurance.

   If payments are not made on the bonds in a timely manner, the holders of at least a majority of the outstanding principal amount of the bonds may direct the trustee to bring an action against the issuer to foreclose on the RRB property and the other bond collateral securing the bonds. There is not likely to be a market, however, for the sale of the RRB property and the other bond collateral.

Bondholders could experience payment delays or losses as a result of amendment, repeal or invalidation of the securitization statute or breach of the state pledge

   It is possible that legislative, judicial or other official action could be taken, or attempted, to alter the RRB property or the finance order. Uncertainty concerning the validity of the securitization statute or the finance order or any aspect of the actions taken by the Public Utilities Commission could result in delays in payment of the bonds, even if the validity of the securitization statute and the actions taken by the Public Utilities Commission were ultimately upheld. If legislative, judicial or other official action were ultimately taken to invalidate any aspect of the securitization statute or the finance order, you could suffer a loss on your investment in the bonds.

   The State of New Hampshire has pledged to the issuer and the bondholders that it will not limit or alter the RRB property or the finance order until the bonds are fully paid and discharged. See "Description of the RRB Property--Pledge by the State of New Hampshire," which begins on page 33. The pledge does not, however, preclude the limitation or alteration of the RRB property or the finance order if adequate provision is made by law for the protection of the issuer, the trustee and the bondholders. It is unclear what "adequate provision" would be afforded to bondholders by the State if such limitation or alteration were attempted. Measures taken to satisfy the requirement of adequate provision might adversely affect the price of the bonds, or the timing of receipt of payments with respect to the bonds.

  Legislative or executive actions

   Legislative action could be taken or proposed that would affect the securitization statute or the finance order. Moreover, the Governor of the State of New Hampshire or the Public Utilities Commission, exercising executive power, might attempt to take action that is inconsistent with the State's pledge not to limit or alter the RRB charges or the RRB property.

   As of the date of this prospectus, we are not aware of any bill pending before the New Hampshire legislature that would materially affect any of the provisions of the securitization statute or the finance order. In addition, any bill, if enacted, would be subject to the State's pledge not to limit or alter the RRB property or the finance order. See "Description of the RRB Property--Pledge by the State of New Hampshire," which begins on page 33. As of the date of this prospectus, we are not aware of any proposed or pending actions of the Governor of the State of New Hampshire or the Public Utilities Commission that would materially affect any of the provisions of the securitization statute or the finance order.

   In the reasoned opinion of Day, Berry & Howard LLP, counsel to the issuer, under applicable constitutional principles relating to the impairment of contracts, New Hampshire could not repeal or amend the securitization statute by means of the legislative process, or take or refuse to take any action required under its pledge described above without paying "just compensation" if the repeal or amendment or the action or inaction would substantially impair the rights of the owners of the RRB property or the bondholders, absent a demonstration by New Hampshire that an impairment is narrowly tailored and is necessary to advance an important public interest, such as responding to a "great public calamity."

   There have been numerous cases in which legislative or popular concerns with the burden of taxation or government charges have led to adoption of legislation reducing or eliminating taxes or charges that supported bonds or other contractual obligations entered into by public instrumentalities. Courts have not considered these concerns by themselves to provide sufficient justification for a substantial impairment of the pledged security provided by the taxes or governmental charges for the bonds or obligations. Based on such case law (which, however, does not address directly the bonds and the pledge described above), it would appear unlikely that New Hampshire by means of the legislative process could reduce, modify or alter the RRB property, or take or refuse to take any action regarding the RRB property, in a manner that would substantially impair the rights of the owners of the RRB property or the bondholders without paying "just compensation."

   Moreover, in the reasoned opinion of Day, Berry & Howard LLP, counsel to the issuer, under the takings clause of the United States Constitution, the State of New Hampshire, in the exercise of its executive or legislative powers, could not repeal or amend the securitization statute or the finance order, or take any action in contravention of its pledge described above, without paying just compensation to the bondholders, as determined by a court of competent jurisdiction, if this action would constitute a permanent appropriation of a substantial property interest of bondholders in the RRB property and deprive the bondholders of their reasonable expectations arising from their investments in the bonds. There is no assurance, however, that, even if a court were to award just compensation, it would be sufficient to pay the full amount of the principal of and interest on the bonds.

   We cannot assure you that a repeal or amendment of the securitization statute will not be adopted or sought or that any action or refusal to act by the State of New Hampshire will not occur, any of which may constitute a violation of the State's pledge with the owners of the RRB property and the bondholders. If a violation of this pledge occurred, costly and time-consuming litigation might ensue. Any litigation might adversely affect the price of the bonds and your ability to resell the bonds and might delay the timing of payments on the bonds. Moreover, given the lack of controlling judicial precedent directly addressing the bonds and the State's pledge, we cannot predict the outcome of any litigation with certainty, and, accordingly, you could experience a delay in receipt of payments on or incur a loss on your investment in the bonds.

   Neither the issuer nor Public Service Company will indemnify you for any changes in the law or for any official actions taken or attempted that may affect the value of your bonds.

  Court decisions

   It is possible that private litigation could be brought to challenge the provisions of the securitization statute relating to the issuance by the Public Utilities Commission of a finance order, the creation or characterization of the RRB property or the issuance of rate reduction bonds, such as the bonds. We are not aware of any such litigation that is pending. If a court were to determine that the relevant provisions of the securitization statute or the finance order are unlawful, invalid or unenforceable in whole or in part, it could adversely affect the validity of the bonds or the issuer's ability to make payments on the bonds. In either case, you could suffer a loss on your investment in the bonds. Although the seller may be required to repurchase the RRB property for a price equal to the outstanding principal amount of the bonds and accrued interest if a court were to determine that the relevant provisions of the securitization statute or the finance order are unlawful, invalid or unenforceable in whole or in part, we cannot assure you that the seller would be able to repurchase the RRB property if it were required to do so. For a description of the circumstances under which the seller will be required to repurchase the RRB property, see "Description of the RRB Property--Seller Representations and Warranties and Repurchase Obligation," which begins on page 34.

The Public Utilities Commission may take actions that adversely affect bondholders

   The Public Utilities Commission will continue to regulate many aspects of the electric industry in New Hampshire and may take actions that adversely affect bondholders. For example, the Public Utilities Commission will:

    . regulate investor-owned electric distribution companies (including Public Service Company),

    . set requirements for electric generation suppliers and other third parties, and

    . set customer billing guidelines and collection, metering and disclosure requirements for electric distribution companies, electric generation suppliers and other third parties.

   Actions taken by the Public Utilities Commission pursuant to the regular exercise of its regulatory powers as described above could adversely affect the ability of the servicer to collect the RRB charge on a full and timely basis or impose financial constraints on the servicer that could lead it to default on its obligations.

   Also, the Public Utilities Commission could revise or rescind any of its regulations or take other actions relating to the RRB charge or the RRB property. Any such change in regulations or other action would be subject to the State of New Hampshire's pledge not to limit or alter the RRB charges or the RRB property without making adequate provision for the interests of the issuer, the trustee and the bondholders. See "Description of the RRB Property--Pledge by the State of New Hampshire," which begins on page 33. Any such change in regulations or other action also would be subject to the provision of the securitization statute that prohibits the Public Utilities Commission from revaluing or revising stranded costs, determining that the RRB charge is unjust or unreasonable or in any way reducing or impairing the value of the RRB property or revenues arising from its collection. See "Description of the RRB Property--No Impairment by Public Utilities Commission," which begins on page 34. Public Service Company cannot predict whether the Public Utilities Commission will make new regulations, the timing or content of any new Public Utilities Commission regulations or any other actions relating to the RRB charge or the RRB property that the Public Utilities Commission might take in the future.

   Future Public Utilities Commission regulations may affect the ratings of the bonds or their price. Those actions may also affect the rate of collections of RRB charges and, as a result, the amortization of bonds and their weighted average lives. As a result, bondholders could suffer a loss of their investment.

   The servicer agrees, on behalf of the bondholders, to take any action or proceeding necessary to compel performance by the Public Utilities Commission and the State of New Hampshire of any of their obligations or duties under the securitization statute, the finance order or any true-up letter, including any actions reasonably necessary to block or overturn any attempts to cause a repeal or modification of the securitization statute or the finance order or the rights of holders of the RRB property by legislative enactment or constitutional amendment that would be adverse to the bondholders. The servicer, however, may not be able to take those actions and any action the servicer is able to take may not be successful.

   Public Service Company, as servicer, is required to file with the Public Utilities Commission routine true-up letters and non-routine true-up letters to adjust the RRB charge. See "Description of RRB Property--Adjustments to the RRB Charge," which begins on page 32. These adjustments are intended to provide, among other things, for timely payment on the bonds. Although the finance order approves Public Service Company's routine true-up methodology and indicates that routine RRB charge adjustments are to take effect within a specified period of time after the filing of the applicable routine true-up letter, the Public Utilities Commission might challenge an adjustment contained in a routine true-up letter or may refuse to permit a routine adjustment to take effect, on the ground that the adjustment contains an error or for some other reason. The Public Utilities Commission also might challenge an adjustment contained in a non-routine true-up letter or might refuse to permit a non-routine adjustment to take effect, on the ground that the adjustment contains an error or for some other reason. Any such challenge or refusal by the Public Utilities Commission could cause a delay in the payments on the bonds.

   The securitization statute provides that if a municipal entity assumes responsibility for providing electric service to a portion of an electric utility's service territory--an event commonly referred to as municipalization--the Public Utilities Commission will, in matters over which the Federal Energy Regulatory Commission does not have jurisdiction or grants jurisdiction to the State of New Hampshire, determine the consequential damages arising from the assumption and establish a recovery mechanism for these damages. These consequential damages include those resulting from the electric utility's stranded investment. The securitization statute also provides that consequential damages are to be allocated between the RRB charge and other rates and charges in a just and reasonable manner. If a municipalization occurs with respect to a portion of Public Service Company's service territory accounting for a significant portion of Public Service Company's revenues or sales, the Public Utilities Commission could underestimate future sales by the new municipal electric entity in determining the amount of Public Service Company's consequential damages under the securitization statute, which could cause shortfalls in RRB charge collections and delays in payments to bondholders. The RRB charge adjustment process is intended to mitigate this risk over the life of the bonds. The effectiveness of the adjustment process, however, is limited by the 3.40 cents/kilowatt-hour cap on the average stranded cost recovery charge and the approximately 8 year time limitation on assessment of the RRB charge. Accordingly, the adjustment process may not prevent payment delays or a loss of your investment in the bonds. See "Description of the RRB Property--Stranded Cost Recovery Charge and RRB Charge," which begins on page 31, and "Description of the RRB Property--Finance Order and Issuance Advice Letter," which begins on page 30.

Litigation and other events in jurisdictions other than New Hampshire could adversely affect bondholders

   A legal action successfully challenging under the U.S. Constitution or other federal law a state securitization statute similar to the New Hampshire securitization statute adopted by a jurisdiction other than New Hampshire could establish legal principles that would serve as a basis to challenge the securitization statute. Whether or not a subsequent court challenge to the securitization statute would be successful would depend on the similarity of the other statute and the applicability of the legal precedent to the securitization statute. Although the securitization statute would not become invalid automatically as a result of a court decision invalidating another state's securitization statute, such a decision could establish a legal precedent for a successful challenge to the securitization statute that could adversely affect bondholders. Accordingly, the market value of the bonds could be reduced. In addition, legal challenges or legislative, administrative, political or other actions in other states challenging stranded cost recovery or securitization as a means of stranded cost recovery could adversely affect the market for bonds. Legal challenges brought in jurisdictions other than New Hampshire would not, however, directly affect the securitization statute or the interests of the bondholders. Similarly, legislative, administrative, political or other actions in other states (including such action in other states that have implemented a competitive market structure for the electric generation industry) would not directly impact the securitization statute or the interests of bondholders but could heighten awareness of the political and other risks associated with these types of securities as perceived by the capital markets, and in that way, limit the ability of bondholders to resell the bonds and impair their value. We cannot assure you that future challenges to stranded cost recovery or stranded cost recovery securitizations in other states will not significantly impair your ability to resell the bonds and the value of the bonds.

Possible federal preemption of the securitization statute may prohibit recovery of the RRB charge

   Federal preemption of the securitization statute could prevent bondholders from receiving payments on the bonds and cause a loss on their investment in the bonds. In the past, bills have been introduced in Congress to prohibit the recovery of charges similar to the RRB charge, and, as of the date of this prospectus, one bill has been introduced in the 107th Congress prohibiting the recovery of wholesale stranded costs through charges similar to the RRB charge. Although Congress has not enacted any law that would prohibit the recovery of charges similar to the RRB charge, it may do so in the future. Enactment of a federal law prohibiting the recovery of charges similar to the RRB charge might have the effect of preempting the securitization statute and thereby prohibiting the recovery of the RRB charge, which could cause payment delays or a loss of your investment in the bonds.

   Neither the issuer nor Public Service Company will indemnify you for any changes in federal law that may affect the value of your bonds.

A shortfall in RRB charge payments as a result of inaccurate forecasting or unanticipated delinquencies could lead to payment delays or losses

   Because the RRB charge is assessed based on kilowatt-hours of electricity consumed by customers, a shortfall of payments arising from the RRB charge could result if the servicer inaccurately forecasts electricity consumption or underestimates customer delinquencies or charge-offs when setting the RRB charge, both initially and at the time of any periodic adjustment of the RRB charge. See "Description of the RRB Property--Adjustments to the RRB Charge," which begins on page 32. A shortfall could cause payments on the bonds to be made later than expected or not at all. As a result, principal of the bonds might not be paid according to the expected amortization schedule, which would lengthen the weighted average life of the bonds. In addition, a change in energy consumption by customers might also result in principal of the bonds not being paid by the final maturity date of the bonds or not being paid at all. For the same reasons, payments of interest on the bonds could also be delayed or not made. Although the RRB charge adjustment process is intended to mitigate these risks over the life of the bonds, the process may not prevent a temporary delay in payment.

   Inaccurate forecasting of electricity consumption by the servicer could result from, among other things:

    . warmer winters or cooler summers, resulting in less electricity consumption than forecasted;

    . general economic conditions being worse than expected, causing customers to migrate from Public Service Company's or a successor distribution company's service territory or reduce their electricity consumption;

    . the occurrence of a natural disaster, such as a hurricane or blizzard, unexpectedly disrupting electrical service and reducing consumption;

    . problems with energy generation, transmission or distribution resulting from a change in the market structure of the electric industry;

    . customers accounting for a significant portion of Public Service Company's revenues or sales ceasing to do business or leaving Public Service Company's or a successor distribution company's service territory, which may be more likely because the securitization statute prohibits electric utilities from charging or assessing any exit fees on retail customers;

    . customers consuming less electricity because of increased conservation efforts or technological change; or

    . customers accounting for a significant portion of Public Service Company's revenues or sales switching to self-generation or co-generation of electric power, which may be more likely because the securitization statute prohibits electric utilities from charging or assessing any exit fees on retail customers.

For a discussion of the securitization statute's prohibition on exit fees, see "Energy Deregulation and New Market Structure in New Hampshire--Exit Fees," which begins on page 27.

   Inaccurate forecasting of delinquencies or charge-offs by the servicer could result from, among other things:

    . unexpected deterioration of the economy or the occurrence of a natural disaster, causing greater charge-offs than expected or forcing Public Service Company or a successor distribution company to grant additional payment relief to more customers;

    . a change in law that makes it more difficult for Public Service Company or a successor distribution company to disconnect nonpaying customers, or that requires Public Service Company or a successor distribution company to apply more lenient credit standards in accepting customers; or

    . the introduction into the energy markets of less creditworthy third party energy suppliers that are permitted under the finance order to collect and remit payments arising from the RRB charge to the servicer on behalf of customers.

Cap on RRB charge may lead to insufficient revenues to make payments

   You may experience payment delays or defaults on the bonds because the servicer will not be able to increase the average RRB charge above Public Service Company's maximum average stranded cost recovery charge. The average stranded cost recovery charge, including the RRB charge and the rate reduction bond charge for the prior bonds, is not permitted to exceed 3.40 cents/kilowatt-hour under the securitization statute and the finance order.

   The finance order provides that the stranded cost recovery charge will not be reduced below the RRB charge, although the average total bond charge is still restricted by the average stranded cost recovery cap of 3.40 cents/kilowatt-hour. If the average total bond charge needs to be increased above the average stranded cost recovery charge then in effect (whether due to the need to increase the average RRB charge, the need to increase the average rate reduction bond charge for the prior bonds, or both), the filing of a true-up letter with the Public Utilities Commission to increase the average RRB charge, the average rate reduction bond charge for the prior bonds, or both, will also effect an increase in the stranded cost recovery charge, within the limits of the cap of 3.40 cents/kilowatt-hour on the average stranded cost recovery charge. See "Description of the RRB Property--Stranded Cost Recovery Charge and RRB Charge," which begins on page 31.

   The expected initial RRB charge and the current rate reduction bond charge for the prior bonds (which, together, are a portion of the stranded cost recovery charge) are set forth in the prospectus supplement.

Time limitation on assessment of RRB charge may lead to insufficient revenues to make payments

   You may experience payment defaults on the bonds because under the securitization statute and the finance order the RRB charge may only be assessed for approximately 8 years. See "Description of the RRB
Property--Finance Order and Issuance Advice Letter," which begins on page 30. If the principal of and interest on the bonds have not been paid in full by the end of the period during which the RRB charge may be assessed, bondholders would suffer a loss of their investment.

Unique nature of collateral may impair the trustee's ability to realize on collateral

   If there is an event of default on the bonds and the trustee elects or is directed by the bondholders to foreclose on the RRB property, the trustee is unlikely to be able to resell the RRB property because of its unique nature.

The seller's obligation to pay the repurchase price upon the breach of certain representations and warranties may not be sufficient to protect your investment

   Although the seller is required under certain limited circumstances to repurchase the RRB property for a price equal to the outstanding principal amount of the bonds and accrued interest, we cannot assure you that the seller would be able to repurchase the RRB property if it were required to do so. In addition, if the seller becomes obligated to pay the repurchase price, the rating agencies are likely to downgrade the ratings on the bonds to reflect the greater uncertainty of payment and the fact that the obligation of the seller to repurchase the RRB property is unsecured. For a description of the circumstances under which the seller will be required to repurchase the RRB property, see "Description of the RRB Property--Seller Representations and Warranties and Repurchase Obligation," which begins on page 34.

   The requirement to repurchase the RRB property would arise if, among other things, there has been a breach of the seller's representations and warranties as of the closing date that:

    . the finance order under which the RRB property has been created is in full force and effect and the issuance advice letter has been filed in accordance with the finance order;

    . the process by which the finance order was adopted and approved, and the finance order and issuance advice letter, comply with all applicable laws, rules and regulations;

    . the bondholders are entitled to the protections of the securitization statute and, accordingly, the finance order is not revocable by the Public Utilities Commission; or

    .  the RRB property constitutes a property right.

   The requirement to repurchase the RRB property upon a breach of the seller's representations and warranties will arise only if the breach has a material adverse effect on bondholders and, under the circumstances described under "Description of the RRB Property--Seller Representations and Warranties and Repurchase Obligation," which begins on page 34, the breach continues beyond a 90-day grace period. The seller will not be in breach of the representations and warranties in the sale agreement as a result of a change in law by legislative enactment or constitutional amendment or (if such means become available in the future) referendum or initiative petition. A repeal of the securitization statute, an amendment voiding the RRB property or the adoption of a federal statute prohibiting the recovery of stranded costs are examples of these changes in law. If any of these changes in law were to occur, the servicer, on behalf of the bondholders, would be required to bring legal action, at the issuer's expense, seeking to overturn the change. See "Description of the RRB Property--Seller Representations and Warranties and Repurchase Obligation," which begins on page 34.

Other rate reduction bonds may affect payments on outstanding bonds

   The prior bonds or the issuance of other rate reduction bonds by PSNH Funding LLC, by a separate issuer or by the issuer might delay or reduce the payments that you receive on the bonds, because the revenues arising from Public Service Company's total rate reduction bond charge will be shared among the various issuances of rate reduction bonds. As a result, if collections of the total rate reduction bond charge are insufficient to pay principal of and interest on each series of outstanding rate reduction bonds, the bonds will only receive their pro rata portion of the collections according to the ratio of the RRB charge to the total rate reduction bond charge. The terms of any new issuance of rate reduction bonds will not require the prior review or consent of bondholders. The seller will, however, agree in the sale agreement not to sell other RRB property to secure another issuance of rate reduction bonds if it would cause the then existing ratings on the bonds to be downgraded. See "Description of the RRB Property--Stranded Cost Recovery Charge and RRB Charge," which begins on page 31.

Problems with the servicing of RRB property may cause payment delays or losses

  Change in servicer may lead to payment delays or losses

   If, as a result of insolvency or liquidation or otherwise, Public Service Company were to cease servicing the RRB property, determining any adjustments to the RRB charge or collecting payments arising from the RRB charge, it could be difficult to find a suitable successor servicer. As a result, the timing of recovery of payments arising from the RRB charge could be delayed. The issuer will rely on the servicer to determine any adjustments to the RRB charge and for customer billing and collection. A successor servicer would have less experience with Public Service Company's customer base and service territory than Public Service Company and might have less capable forecasting, billing and collection systems than those employed by Public Service Company or may experience temporary errors in converting to a new system even if equal to or more capable than the current system. Given the complexity of the tasks to be performed by the servicer and the expertise required, a successor servicer could experience difficulties in collecting payments arising from the RRB charge and determining appropriate adjustments to the RRB charge.

   The servicing fee would likely increase if the issuer were to engage a successor servicer. In addition, a successor servicer under current law might not be able to invoke the remedy of shutting off service to a customer for nonpayment of the RRB charge and thus might experience higher delinquencies. Also, a change in the servicer will cause payment instructions to change, which could lead to a period of disruption in which customers continue to remit payment according to the former payment instructions, resulting in delays in collection that could result in delays in payments on the bonds.

  Change in servicing personnel, procedures or systems may lead to payment delays

   Changes could occur in the personnel who service the RRB property or in the procedures or systems employed in the servicing of the RRB property, which could affect the ability of the servicer to forecast, bill and collect the RRB charge. Given the complexity of the tasks to be performed by the servicer and the expertise required, any adverse change in the servicer's personnel, procedures or systems could cause the servicer to experience difficulties in collecting payments arising from the RRB charge and result in delays in payments to bondholders.

  Delays in payments on bonds may be caused by changes in payment terms

   The servicer is permitted to alter the terms of billing and collection arrangements and modify amounts due from customers. The servicer cannot change the amount of a customer's individual RRB charges, but it can take actions that it believes will increase collections from a customer. These actions might include, for example, agreeing to an extended payment schedule or agreeing to write-off the remaining portion of an outstanding bill. The servicer can also write-off outstanding bills that it deems uncollectible in accordance with its usual billing and collection practices. Additionally, Public Service Company or a successor to Public Service Company, as servicer, may change its billing and collection practices, or the Public Utilities Commission may require changes to these practices.

   These changes could delay or reduce collections of RRB charges and, as a result, adversely affect the payment of interest on the bonds on a timely basis or the payment of principal of the bonds in accordance with the expected amortization schedule. See "Servicing--Servicing Standards and Covenants," which begins on page 45.

  Commingling of collections of RRB charges with servicer's other funds may result in payment delays or reductions

   Until collections of RRB charges are deposited with the trustee, the servicer will not segregate them from its general funds. If the servicer does not or cannot remit the full amount of the collections of RRB charges, there may be delays or reductions in payments to bondholders. The adjustments to the RRB charges and amounts, if any, on deposit in the reserve subaccount, the overcollateralization subaccount, the interest reserve subaccount and the capital subaccount are designed to reduce this risk. However, there may be delays or reductions in payments to bondholders if there are delays in implementation of the adjustment mechanism or a lack of funds in the reserve subaccount, the overcollateralization subaccount, the interest reserve subaccount and the capital subaccount after the final adjustment date.

   For a discussion of the treatment of commingled collections of RRB charges and other funds in the event of a bankruptcy of the servicer or a third party supplier that has contracted to bill and collect the RRB charge, see "--Bankruptcy and creditors' rights issues--Bankruptcy of the servicer or a third party supplier could also delay or reduce payments," which begins on page 26.

Billing of the RRB charge by third party suppliers may cause delays in remittances

   When a third party supplier bills, collects and remits the RRB charge to the servicer, there is a greater risk that the servicer will receive payments arising from the RRB charge later than it would if the servicer were billing and collecting the RRB charge itself. A third party supplier is an entity that supplies energy to customers. A third party supplier may, subject to Public Utilities Commission approval, contract with the servicer to bill and collect the RRB charge. The risk of nonpayment due to default, bankruptcy or insolvency of the third party supplier holding the funds will increase the longer that the delay in receipt of payment lasts. Third party supplier billing also places increased information requirements on the servicer. The servicer has the responsibility of accounting for the RRB charge which is the source of the payments for the bonds regardless of which entity bills customers for the RRB charge.

   Any third party supplier that bills and collects payments arising from the RRB charge will be required to pay these amounts, regardless of whether payments are received from customers, within 15 days after the servicer's bill to the third party supplier. The third party supplier will not be required to segregate collections of RRB charges from its general funds. See "--Bankruptcy and creditors' rights issues--Bankruptcy of the servicer or a third party supplier could also delay or reduce payments," which begins on page 26.

   The third party supplier will, in effect, replace the customer as the obligor for these amounts, and the servicer, on behalf of the issuer, will have no right to collect the payments arising from the RRB charge from the customer. Therefore, the servicer will be relying on the credit of the third party supplier, rather than on the credit of the customers. In addition, to the extent that a few third party suppliers bill and collect the RRB charge, the issuer may be relying on a small number of third party suppliers, rather than a large number of customers, to remit payments arising from the RRB charge. A default in the remittance of payments arising from the RRB charge by a single third party supplier that bills and collects the RRB charge from a large number of customers could adversely affect the timing of payments on the bonds. See "Servicing--Third Party Suppliers," which begins on page 46.

   Neither Public Service Company nor any other servicer will pay any shortfalls resulting from the failure of any third party supplier to remit payments arising from the RRB charge to the servicer. Although the servicer will take into account revenue shortfalls arising from a default by a third party supplier when periodically adjusting the RRB charge, any shortfalls that occur may cause delays in payments on the bonds.

   Although the Public Utilities Commission has not authorized third party suppliers to provide electricity metering and billing services, if the Public Utilities Commission were to authorize third party suppliers to provide these services, third party suppliers may have the opportunity to bill, collect and remit the RRB charge in the future. See "Servicing--Third Party Suppliers," which begins on page 46.

Public Service Company's ratings may affect the market value of the bonds

   A downgrading of the credit ratings on the debt of Public Service Company could have an adverse effect, at least temporarily, on the market value of your bonds.

Customers within Public Service Company's service territory may stop or delay making RRB charge payments

   Customers within Public Service Company's service territory may stop or delay paying the RRB charge because:

    . they may misdirect their payments as they may owe amounts to several different parties which may include both Public Service Company and an electric generation supplier or other third party, or

    . the RRB charge, as periodically adjusted, required to be paid by customers may become burdensome and may result in greater delinquencies and write-offs if customers accounting for a significant portion of Public Service Company's revenues or sales self-generate electricity, move out of Public Service Company's service territory, significantly reduce their electricity consumption or cease consuming electricity altogether. This may also cause customers to file petitions with the Public Utilities Commission to reduce the RRB charge.

   Either of these factors could result in delays or shortfalls in scheduled payments on the bonds.

Bankruptcy and creditors' rights issues

  Bankruptcy of the seller could delay or reduce payments on bonds and adversely affect the ability to resell RRB property

   If the seller were to become a debtor in a bankruptcy case, and a creditor or bankruptcy trustee of the seller or the seller itself as debtor in possession were to take the position that the RRB property constituted property of the seller's bankruptcy estate, and a court were to adopt this position, or a court were to order that the assets and liabilities of the issuer be substantively consolidated with those of the seller, then delays or reductions in payments on the bonds could result. For example, a creditor or bankruptcy trustee of the seller or the seller itself as debtor in possession might argue that the sale of the RRB property to the issuer was a loan to the seller from the issuer, secured by a pledge of the RRB property. Regardless of the court's determination of the proper characterization of the transaction in a seller bankruptcy case, the mere fact of a seller bankruptcy case could have an adverse effect on the resale market for the bonds and the market value of the bonds.

   Because the RRB charge is a usage-based charge, if the seller were to become the debtor in a bankruptcy case, a creditor of, or a bankruptcy trustee for, the seller, or the seller itself as debtor in possession could argue that the issuer should pay a portion of the costs of the seller associated with the generation, transmission or distribution of the electricity, the price of which gave rise to the payments arising from the RRB charge that are used to make payments on the bonds. If a court were to adopt this position, the amounts paid to the trustee, and thus to the holders of the bonds, could be reduced.

   It could also be argued that because the RRB charge is a usage-based charge, the RRB property comes into existence only as customers use electricity. If a court adopted this position and also recharacterized the transfer of the RRB property to the issuer as a secured loan to the seller, the issuer might not have rights to any RRB property deemed to come into existence after the bankruptcy of the seller. In such a case reductions in payments on the bonds would likely result.

   Regardless of whether the seller is the debtor in a bankruptcy case, if a court were to accept the arguments of a creditor of the seller that RRB property comes into existence only as customers use electricity, a tax, government lien or other lien on property of the seller arising before the RRB property came into existence may have priority over the issuer's interest in the RRB property, which could reduce the amounts paid to bondholders. See "Description of the RRB Property--Bankruptcy and Creditors' Rights Issues," which begins on page 37.

  Bankruptcy of the servicer or a third party supplier could also delay or reduce payments

   The bankruptcy or insolvency of the servicer or a third party supplier that has contracted to bill and collect the RRB charge could result in delays or reductions in payments on the bonds. Each of the servicer and any third party supplier that has contracted to bill and collect the RRB charge will remit payments arising from the RRB charge out of its general funds and will not be required to segregate these amounts from its general funds. In the event of a bankruptcy of the servicer or a third party supplier that has contracted to bill and collect the RRB charge, the trustee likely will not have a perfected interest in commingled funds and the inclusion of the commingled funds in the bankruptcy estate of the servicer or third party supplier may result in delays in payments on the bonds. Furthermore, if the servicer is in bankruptcy, it may stop performing its functions as servicer and it may be difficult to find a third party to act as successor servicer. In addition, in the event of a bankruptcy of the servicer or a third party supplier, a party in interest may take the position that remittances of the RRB charge made prior to bankruptcy constitute preferences under bankruptcy law. If a court could were to hold that these remittances constitute preferences, any remittances of these funds made within 90 days of the filing of the bankruptcy petition could be avoidable, and the funds may be required to be returned to the bankruptcy estate of the servicer or the third party supplier.

Nature of the bonds

  Resale market is limited

   We cannot assure you that you will be able to resell the bonds or that a trading market for the bonds will develop or, if one does develop, that it will continue for the life of the bonds. We do not expect to list the bonds on any securities exchange.

  High ratings do not mean that payments will be made on time

   You should understand that the ratings of the bonds issued by rating agencies address only the likelihood of the ultimate payment of principal by the legal maturity date and the timely payment of interest on the bonds. A rating is not an indication that these rating organizations believe that principal payments are likely to be paid on time according to the expected amortization schedule. You should not rely on ratings for that purpose.

   A security rating is not a recommendation to buy, sell or hold securities. There can be no assurance that a rating will remain in effect for any given period of time or that a rating will not be revised or withdrawn entirely by a rating agency if, in its judgment, circumstances so warrant.

  Possibility of early redemption may lead to lower return on investment

   The issuer has the option to redeem all of the outstanding bonds on any payment date if, after giving effect to the payments that would otherwise be made on that payment date, the outstanding principal balance of the bonds would be less than 5 percent of the initial principal balance of the bonds. In addition, the issuer must redeem the bonds if the seller is required to, or elects to, repurchase the RRB property as a result of a breach of the seller's representations and warranties in the sale agreement as described under "Description of the RRB Property--Seller Representations and Warranties and Repurchase Obligation," which begins on page 34. Redemption will cause the bonds to be retired earlier than would otherwise be expected. The redemption price will be the outstanding principal balance, plus accrued and unpaid interest, on the bonds. We cannot predict whether the issuer will redeem the bonds, or whether you will be able to receive an equivalent rate of return on reinvestment of the proceeds arising from any redemption.

                             AVAILABLE INFORMATION

   PSNH Funding LLC 2, the issuer, has filed a registration statement relating to the bonds with the Securities and Exchange Commission. This prospectus is a part of the registration statement. This prospectus, together with the prospectus supplement, describes the material terms of each material document filed as an exhibit to the registration statement. This prospectus and the prospectus supplement do not, however, contain all of the information contained in the registration statement and related exhibits. You can inspect the registration statement and the related exhibits without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain copies of the registration statement and related exhibits at the above location at prescribed rates. You may obtain information on the operation of the public reference facilities by calling the Commission at 1-800-SEC-0330. You can also inspect information filed electronically with the Commission, including reports and proxy and information statements, at the Commission's site on the World Wide Web at http://www.sec.gov.

   The issuer will file annual, quarterly and special reports and other information with the Securities and Exchange Commission. The issuer may stop filing periodic reports with the Commission at the beginning of any fiscal year following the issuance of the bonds if there are fewer than 300 holders of the bonds.

                              REPORTS TO HOLDERS

   Public Service Company, acting as the servicer of the property securing the bonds, or a successor servicer, will provide periodic reports concerning the bonds. During any period when the issuer issues the bonds in book-entry form, you may obtain copies of the periodic reports by requesting them from your broker or dealer. If you are the registered holder of the bonds, you will receive the reports from the trustee. See "Description of the Bonds--Reports to Bondholders," which begins on page 61.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

   All reports and other documents filed by the issuer with the Securities and Exchange Commission after the date of this prospectus and prior to the termination of this offering will be incorporated by reference in this prospectus and considered to be part of this prospectus. Any statement in this prospectus or in the prospectus supplement, or in a document incorporated or deemed to be incorporated by reference, will be deemed to be modified or superseded if the issuer files a document that modifies that statement. Any statement as modified or superseded will constitute a part of this prospectus or the prospectus supplement.

   You can request from the issuer a free copy of any document incorporated by reference in the registration statement (except exhibits) by writing to PSNH Funding LLC 2 at 1000 Elm Street, P.O. Box 330, Manchester, New Hampshire 03105-0330, or by calling (603) 669-4000, ext. 3355.

         ENERGY DEREGULATION AND NEW MARKET STRUCTURE IN NEW HAMPSHIRE

   The electric utility industry is experiencing intensifying competitive pressures in the electricity generation market. Historically, electric utilities operated as regulated monopolies in their service territories and were the primary suppliers of electricity. In New Hampshire, the Public Utilities Commission set electric companies' rates based upon their costs of providing services and allowing for a reasonable return on their prudent capital investments. Changes to the traditional legal and regulatory framework and market structure are occurring at both the state and federal levels.

Statutory and Regulatory Overview

   At the state level, the restructuring of the electric industry in New Hampshire began with the enactment in 1996 of RSA Chapter 374-F, a legislative mandate to introduce retail competition in electricity generation. RSA Chapter 374-F articulates several interdependent policy principles intended to guide the Public Utilities Commission in implementing electric industry restructuring, including the recovery of certain stranded costs. Generally, stranded costs are costs that an electric company may not be able to recover through market-based rates in a competitive electricity generation market. RSA Chapter 374-F also required the Public Utilities Commission to commence a generic proceeding to develop a statewide electric industry restructuring plan and to issue an order regarding such plan no later than February 28, 1997.

   In February 1997 the Public Utilities Commission issued a restructuring plan and a related order addressing Public Service Company's stranded costs. In response, in March 1997, Public Service Company and certain of its affiliates filed a complaint in federal court challenging both the restructuring plan and the related order.

   In August 1999, Public Service Company and the State of New Hampshire filed a settlement, known as the original settlement agreement, with the Public Utilities Commission. The original settlement agreement suspended regulatory and court proceedings related to the Public Utilities Commission's restructuring plan. The original settlement agreement also set forth the stranded costs that Public Service Company proposed to recover through the collection of the stranded cost recovery charge, which was proposed as a separate charge assessed to customers based on electricity consumption. In addition, the implementation of the original settlement agreement was conditioned upon the completion of a transaction by which Public Service Company would cause a special purpose entity to issue rate reduction bonds secured by revenues arising from a portion of the stranded cost recovery charge, and the parties to the original settlement agreement agreed to support enabling legislation that would permit this transaction. In April 2000, the Public Utilities Commission issued an order approving, with some modifications, the original settlement agreement.

   Shortly thereafter, in June 2000, the New Hampshire legislature enacted, and the governor signed into law, a new act, which creates a new chapter--RSA Chapter 369-B--that permits Public Service Company to apply for the issuance of rate reduction bonds and empowers the Public Utilities Commission to issue finance orders approving such proposed issuances, subject to the requirements and conditions set forth in RSA Chapter 369-B. RSA Chapter 369-B is referred to as the securitization statute. In the securitization statute, the New Hampshire legislature authorized the issuance of up to $670 million in rate reduction bonds to finance certain stranded costs to be securitized under the settlement agreement. The securitization statute also authorized the issuance of up to $130 million in rate reduction bonds to finance renegotiated agreements of the existing power purchase obligations requiring Public Service Company to purchase power from wood-to-energy and trash-to-energy facilities.

   Pursuant to an order issued by the Public Utilities Commission after the enactment of RSA Chapter 369-B, in June 2000, Public Service Company and the other parties to the original settlement agreement filed with the Public Utilities Commission a revised version of the original settlement agreement, referred to as the settlement agreement. The settlement agreement reflected compliance with the various changes accepted by these parties during the course of the hearings before the Public Utilities Commission, the conditions set forth in the Public Utilities Commission's order issued in April 2000 that the parties accepted, and any new conditions and requirements set forth in RSA Chapter 369-B. Under the settlement agreement, on the first day of the month following the month in which the conditions contained in the settlement agreement are satisfied, referred to as competition day, Public Service Company's rates would be unbundled and retail customers would have the opportunity to choose an electricity supplier. As with the original settlement agreement, the settlement agreement was conditioned upon the completion of a rate reduction bond transaction.

   On September 8, 2000, the Public Utilities Commission issued an order approving the settlement agreement, referred to as the settlement order. On appeal, the Supreme Court of New Hampshire affirmed the settlement order. Later, the United States Supreme Court denied a petition for certiorari seeking review of the settlement order. Also on September 8, 2000, the Public Utilities Commission issued an order approving the completion of a rate reduction bond transaction as set forth in the settlement agreement. Pursuant to that order, on April 25, 2001, PSNH Funding LLC, a special purpose subsidiary of Public Service Company, which is separate and distinct from the issuer, issued rate reduction bonds in the aggregate principal amount of $525 million on behalf of Public Service Company. With the issuance of these rate reduction bonds--referred to as the prior bonds--and the satisfaction of the other conditions set forth in the settlement agreement, competition day occurred on May 1, 2001.

   In the securitization statute, as amended in May 2001, the New Hampshire legislature detailed the provisions of "transition service" for energy which will be available to retail customers of Public Service Company in the early stages of deregulation. Under the statute, as amended, transition service is available for at least 57 months following competition day for smaller customers and for at least 45 months following competition day for larger customers. Public Service Company will be the provider of transition service until it divests its fossil-fueled and hydro-electric generating assets and its entitlement to power from the Seabrook Nuclear Generating Station. The divestiture of Public Service Company's fossil-fueled and hydro-electric generating assets are required to take place no sooner than 33 months following competition day. After Public Service Company ceases providing transition service, any remaining transition service energy would be procured from the wholesale market. For smaller customers, the price of transition service will be set at 4.4 cents/kilowatt-hour for the first 21 months following competition day, and at 4.6 cents/kilowatt-hour for the following 12 months. Thereafter, transition service will be set at Public Service Company's actual, prudent and reasonable cost of providing the service. Once Public Service Company ceases to provide transition service, the price of transition service energy will be the competitively bid price for the service. For larger customers, the price of transition service will be set at 4.4 cents/kilowatt-hour for the first 21 months after competition day, and will thereafter be set at Public Service Company's actual, prudent and reasonable cost of providing the service. Once Public Service Company ceases providing transition service, the price of transition service energy will be the competitively bid price for the service. Public Service Company will continue to have the ability to recover all transition service related costs as they are incurred or on a deferred basis.

   Public Service Company's retail charges for delivery service are set for 33 months after competition day by the securitization statute and the settlement order. However, pursuant to the settlement agreement, during this 33-month period, Public Service Company has the right to have its delivery charges adjusted to fully recover any changes in Public Service Company's costs that the Public Utilities Commission determines have resulted from the imposition or modification of any tax, program, service, or accounting change resulting from an order by any regulatory agency or by the enactment or revision of any law, or in the case of accounting changes, by the Financial Accounting Standards Board or the Financial Accounting Standards Board's Emerging Issues Task Force.

Exit Fees

   The securitization statute prohibits electric utilities from charging or assessing any exit fees on retail customers. An exit fee is defined as any rate or charge that is based in whole or in part on the amount of electric power and/or retail electric service a customer might have purchased from or through an electric utility but does not purchase due to conservation efforts, use of alternative non-electric energy sources, or the consumption of electricity by such customer from generation connected directly to such customer's electrical load with no intervening facilities of a regulated electric utility. An exit fee does not include a just and reasonable capacity or demand charge for backup service.

Federal Initiatives

   In addition to the changes occurring in the New Hampshire market and regulatory environment discussed throughout this section, federal legislative efforts may also significantly alter the national market for electricity.

For example, at the federal level, the National Energy Policy Act of 1992 was designed to increase competition in the wholesale electric generation market by easing regulatory restrictions on producers of wholesale power and by authorizing the Federal Energy Regulatory Commission to mandate access to electric transmission systems by wholesale power generators. See "Risk Factors--Possible federal preemption of the securitization statute may prohibit recovery of the RRB charge," which begins on page 19.

                        DESCRIPTION OF THE RRB PROPERTY

   The securitization statute and the settlement agreement, as approved by the settlement order, permit Public Service Company to recover stranded costs through the assessment of a stranded cost recovery charge, although Public Service Company has a duty to mitigate its stranded costs. Examples of stranded costs include the costs of electricity generation facilities, power purchase obligations with third-party generators of electricity and regulatory assets. Regulatory assets reflect previously incurred costs that have been capitalized and deferred by the Public Utilities Commission for future recovery in rates consistent with traditional ratemaking.

Finance Order and Issuance Advice Letter

   The securitization statute authorizes the Public Utilities Commission to issue a finance order, which is a regulatory order that approves the amount of Public Service Company's stranded costs that it is permitted to finance through the issuance of rate reduction bonds, such as the bonds. On August 3, 2001, Public Service Company filed its application for a finance order with the Public Utilities Commission. The Public Utilities Commission issued a finance order dated December 6, 2001 which authorizes the issuance of up to $53 million in aggregate principal amount of the bonds.

   The finance order establishes, among other things, the RRB charge to recover the stranded costs specified in the finance order. The RRB charge is non-bypassable in that customers must pay it whether or not they purchase energy from Public Service Company or a third party supplier of energy, and whether or not their distribution system is being operated by Public Service Company or a successor distribution company. The securitization statute provides that the right to collect payments based on the RRB charge is a property right which may be pledged, assigned or sold in connection with the issuance of the bonds. Under the securitization statute and the finance order, the owner of the RRB property is entitled to assess the RRB charge until the earlier of 8 years after the issuance of the bonds and the date on which the owner of the RRB property has received payments from customers sufficient to retire all outstanding bonds and to pay fees and expenses of servicing and retiring the bonds. The RRB charge, as adjusted from time to time, is a portion, which may become all, of the stranded cost recovery charge and will be expressed as an amount per kilowatt-hour of electricity usage by a customer. The RRB charge will not be separately identified on customer bills, although customer bills will note that a portion of the stranded cost recovery charge has been sold to the issuer. See "--Stranded Cost Recovery Charge and RRB Charge," which begins on page 31.

   The finance order requires the seller to submit an issuance advice letter relating to the bonds to the Public Utilities Commission. The issuance advice letter will establish the initial RRB charge and become effective when it is filed with the Public Utilities Commission. The finance order permits the servicer to file requests, referred to as true-up letters, to adjust up or down the RRB charge at various times to enhance the likelihood of retirement of each class of bonds on a timely basis. See "--Adjustments to the RRB Charge," which begins on page 32.

   Pursuant to the securitization statute, the finance order provides that Public Service Company's determination of the final terms and conditions of the bonds will be subject to the oversight of the State Treasurer of the State of New Hampshire. Under the securitization statute, the State Treasurer is authorized to exercise this oversight to assure that Public Service Company exercises fiscal prudence and achieves the lowest overall cost for the bonds. The finance order requires the State Treasurer to provide a report of the results and conclusions of her oversight activities to the Public Utilities Commission and Public Service Company within 90 days after issuance of the bonds. In addition, the State Treasurer is required to notify the Public Utilities Commission and Public Service Company, but not later than three business days prior to the issuance of the bonds, if she has concluded that Public Service Company has failed to exercise fiscal prudence or to achieve the lowest overall cost for the bonds. If the State Treasurer concludes that Public Service Company has caused the bonds to be issued without adequately addressing her concerns, the State Treasurer is required to so indicate in her report to the Public Utilities Commission. The Public Utilities Commission may conduct proceedings to determine if the failure to address any concerns raised by the State Treasurer resulted in Public Service Company failing to exercise prudence or to achieve the lowest overall cost for the bonds. If so, the Public Utilities Commission may reduce Public Service Company's recovery of non-securitized stranded costs by the present value of the excess costs. See "--Stranded Cost Recovery Charge and RRB Charge," which begins on page 31. The finance order further provides that the filing of a notice by the State Treasurer, the filing by the State Treasurer of her report and any further proceedings conducted by the Public Utilities Commission will not suspend the effectiveness of the finance order. None of such actions or proceedings, therefore, would affect the validity of the bonds or the amount of the RRB charge collected and remitted to the trustee. Public Resources Advisory Group has provided, and will continue to provide, financial advisory services to the State Treasurer in connection with her oversight of the issuance of the bonds.

   The securitization statute provides that the bonds do not, in any event, constitute a debt or liability of the State of New Hampshire or of any political subdivision thereof. Neither the full faith and credit nor the taxing power of the State of New Hampshire or any political subdivision thereof is pledged to the payment of the principal of or interest on the bonds. The issuance of bonds does not directly, indirectly, or contingently obligate the State of New Hampshire or any political subdivision thereof to levy or to pledge any form of taxation therefor or to make any appropriation for their payment.

RRB Property

   The RRB property is a property right consisting of the right, title and interest to all revenues, collections, claims, payments, money or proceeds of or arising from the RRB charge. The bonds will be secured by the RRB property, as well as the other bond collateral described under "Description of the Bonds--Security," which begins on page 52.

Stranded Cost Recovery Charge and RRB Charge

   The stranded cost recovery charge is the rate mechanism through which Public Service Company is allowed to recover on a fully reconciling basis its stranded costs. It is determined according to the methodology specified in the settlement agreement. The stranded cost recovery charge may increase or decrease, but the average stranded cost recovery charge is not permitted to exceed 3.40 cents/kilowatt-hour under the securitization statute and the finance order. The RRB charge and the rate reduction bond charge for the prior bonds--referred to as the total bond charge--will initially constitute a portion of the stranded cost recovery charge as approved by the Public Utilities Commission. The average RRB charge may increase or decrease, but the average total bond charge is not permitted to exceed the maximum permitted average stranded cost recovery charge. See "Risk Factors--Cap on RRB charge may lead to insufficient revenues to make payments," which begins on page 21. Subject to the overall cap on the average stranded cost recovery charge, under the securitization statute, the Public Utilities Commission is required to set the RRB charge in an amount necessary and sufficient to provide for full recovery of scheduled payments of principal of and interest on the bonds and fees and expenses (including indemnities) related to servicing and retiring the bonds. The servicer will allocate amounts collected from retail customers on a pro rata basis among the stranded cost recovery charge and all other charges. Amounts so allocated to the stranded cost recovery charge shall, in accordance with the settlement agreement, in turn be allocated pro rata to the total bond charge and to the non-securitized components of the stranded cost recovery charge. Such amounts so allocated to the total bond charge shall in turn be allocated pro rata to the RRB charge and to the rate reduction bond charge for the prior bonds, based on the respective amount of each such charge.

   The expected initial RRB charge and the current rate reduction bond charge for the prior bonds (which, together, are a portion of the stranded cost recovery charge) are set forth in the prospectus supplement.

   Under the finance order, the Public Utilities Commission approved the recovery of the following stranded costs and issuance costs through the RRB charge:

    . unrecovered costs associated with the renegotiation of an existing power purchase contract between Public Service Company and a wood-to-energy facility; and

    .  transaction costs.

   The finance order provides that the stranded cost recovery charge will not be reduced below the RRB charge, although the average total bond charge is still limited by the cap of 3.40 cents/kilowatt-hour on the average stranded cost recovery charge. Accordingly, if the average stranded cost recovery charge reaches the 3.40 cents/kilowatt-hour cap, any increase of the average total bond charge (whether due to an increase in the average RRB charge, an increase in the average rate reduction bond charge for the prior bonds, or both) will result in a reduction of the non-securitized components of the stranded cost recovery charge. Under the settlement agreement, this reduction would cause a delay in the recovery, and could cause a write-off, of stranded costs that are permitted to be recovered through the non-securitized components of the stranded cost recovery charge.

Adjustments to the RRB Charge

   Initially and during the life of the bonds, at least semiannually, the servicer will calculate and set the RRB charge at a level estimated to generate revenues sufficient to pay the fees and expenses (including indemnities) related to servicing and retiring the bonds, to pay principal of and interest on the bonds and to fund the overcollateralization subaccount, fund the interest reserve subaccount and replenish the capital subaccount as required for the upcoming period. The servicer will increase or decrease the RRB charge over the life of the bonds as a result of several factors, including:

    .  changes in actual electricity sales and forecasts;

    . changes in payment patterns and charge-off experience (including defaults by third party suppliers);

    . changes in any ongoing fees and expenses (including indemnities) related to the bonds; and

    .  deferred principal of or unpaid interest on the bonds.

   The RRB charge and the rate reduction bond charge for the prior bonds will initially be a portion, which may be adjusted to be all, of Public Service Company's stranded cost recovery charge as approved by the Public Utilities Commission. As a result, the RRB charge may be limited by Public Service Company's maximum permitted stranded cost recovery charge. The average stranded cost recovery charge is not permitted to exceed 3.40 cents/kilowatt-hour under the securitization statute and the finance order. Therefore, the servicer may not always be able to increase the RRB charge to meet anticipated payments of interest on and principal of the bonds and as a result distributions on the bonds may be delayed or you may suffer a loss on your investment.

   The expected initial RRB charge and the current rate reduction bond charge for the prior bonds (which, together, are a portion of the stranded cost recovery charge) are set forth in the prospectus supplement.

   The finance order provides that the servicer will file true-up letters periodically as follows:

    . the servicer will file a routine true-up letter with the Public Utilities Commission no later than 30 days prior to April 25 and October 25 of each year, with resulting adjustments up or down to the RRB charge to become effective on the ensuing May 1 or November 1, as applicable, and absent manifest error;

    . the servicer may file a routine true-up letter with the Public Utilities Commission monthly, with resulting adjustments up or down to the RRB charge to become effective immediately upon the filing of the true-up letter, absent manifest error; and

    . with the consent of the issuer accompanied by confirmation by the rating agencies that the requested modification will not cause the then existing ratings on the bonds to be downgraded, the servicer will file a non-routine true-up letter with the Public Utilities Commission if the method it uses to calculate the RRB charge requires modifications to more accurately project and generate adequate revenues, with the modifications to become effective when reviewed and approved by the Public Utilities Commission within 60 days after filing.

   True-up letters will take into account amounts available in the general subaccount and reserve subaccount (including excess amounts allocated from the interest reserve subaccount to the reserve subaccount), and amounts necessary to fund the overcollateralization subaccount, to fund the interest reserve subaccount and to replenish the capital subaccount to their required levels, in addition to amounts payable on the bonds and distributable on the bonds and related fees and expenses (including indemnities).

   Adjustments to the RRB charge will be performed on a system-wide basis (i.e., across customer classes rather than on a class-by-class basis).

Pledge by the State of New Hampshire

   The State of New Hampshire has pledged, contracted and agreed with the issuer, the bondholders and the trustee that it will not limit or alter the RRB charge, the RRB property or the finance order until the bonds are fully paid and discharged. The State of New Hampshire's pledge is set forth in the securitization statute at RSA 369-B:6, II, which provides:

      The state does hereby pledge, contract, and agree with the owners of RRB property and holders of and trustees for rate reduction bonds that neither the state, nor any of its agencies, including the commission, shall limit, alter, amend, reduce, or impair the RRB charge, RRB property, finance orders, and all rights thereunder or ownership thereof or security interest therein until the rate reduction bonds, including all principal, interest, premium, costs and arrearages thereon, are fully met and discharged, provided nothing contained in this paragraph shall preclude the limitation, alteration, amendment, reduction, or impairment if and when adequate provision shall be made by law for the protection of such owners, holders and trustees. The state does hereby acknowledge that such owners, holders and trustees may and will rely on this pledge, contract, and agreement and that any such limitation, alteration, amendment, reduction, or impairment without such adequate provision will irreparably harm such owners, holders and trustees. The state treasurer and the financing entity are each authorized to include this pledge, contract, agreement, and acknowledgment of the state in the documentation relating to the rate reduction bonds.

See "Risk Factors--Bondholders could experience payment delays or losses as a result of amendment, repeal or invalidation of the securitization statute or breach of the state pledge," which begins on page 16. Under the securitization statute and the finance order, however, the average total bond charge is not permitted to exceed the maximum permitted average stranded cost recovery charge of 3.40 cents/kilowatt-hour. See "--Stranded Cost Recovery Charge and RRB Charge," which begins on page 31, and "Risk Factors--Cap on RRB charge may lead to insufficient revenues to make payments," which begins on page 21. In addition, under the securitization statute and the finance order, the owner of the RRB property is entitled to assess the RRB charge only until the earlier of 8 years after the issuance of the bonds and the date on which the owner of the RRB property has received payments from customers sufficient to retire all outstanding bonds and to pay fees and expenses of servicing and retiring the bonds. See "--Finance Order and Issuance Advice Letter," which begins on page 30, and "Risk Factors--Time limitation on assessment of RRB charge may lead to insufficient revenues to make payments," which begins on page 21.

   Under existing New Hampshire law, citizens do not have the ability by means of referendum to approve or reject directly laws adopted by the New Hampshire legislature. In addition, under existing New Hampshire law, citizens do not have the ability to propose laws for approval or rejection by the voters by means of initiative petitions.

No Impairment by Public Utilities Commission

   The securitization statute provides that finance orders issued by the Public Utilities Commission and the RRB charge are irrevocable and that the Public Utilities Commission may not revalue or revise for ratemaking purposes the stranded costs or the costs of providing, recovering, financing or refinancing the stranded costs, determine that the RRB charge is unjust or unreasonable, or in any way reduce or impair the value of the RRB property either directly or indirectly by taking the RRB charge into account when setting other electric company rates.

Sale and Assignment of RRB Property

   The seller will agree in the sale agreement not to sell any other RRB property to secure another issuance of rate reduction bonds if it would cause the then existing ratings on the bonds to be downgraded.

   On the issuance date of the bonds, the seller will sell and assign to the issuer, without recourse, its entire interest in the RRB property. The issuer will apply the net proceeds from the sale of the bonds to purchase the RRB property. The seller's financial statements will indicate that it is not the owner of the RRB property, and for financial reporting and tax purposes the seller will treat the bonds as representing debt of the seller.

Seller Representations and Warranties and Repurchase Obligation

   In the sale agreement, the seller will represent and warrant to the issuer, as of the closing date, among other things, that:

    (a)the information describing the seller in "The Seller and Servicer," which begins on page 40, is correct in all material respects;

    (b)the seller has transferred the RRB property, free and clear of all security interests, liens, charges and encumbrances (including the lien of the seller's first mortgage indenture, but excluding any created by the securitization statute and any granted under any of the transaction documents);

    (c)the RRB property has been validly transferred and sold to the issuer and all filings (including filings with the Public Utilities Commission under the securitization statute) necessary in any jurisdiction to give the issuer a valid first priority perfected ownership interest and to grant to the trustee a first priority perfected security interest (subject to any lien created by the securitization statute and any lien granted under any of the transaction documents) in the RRB property have been made;

    (d)under the laws of the State of New Hampshire (including the securitization statute) and the United States in effect on the closing date:

       . the finance order pursuant to which the RRB property has been created is in full force and effect;

       . the bondholders are entitled to the protections of the securitization statute and, accordingly, the finance order is not revocable by the Public Utilities Commission;

       . the State of New Hampshire may neither limit nor alter the RRB charge, RRB property, the finance order and all rights thereunder, in a manner that would substantially impair the rights of bondholders, absent a demonstration by the state that an impairment is narrowly-tailored and is necessary to advance an important public interest, such as responding to a "great public calamity," until the bonds, together with accrued interest, are fully met and discharged; provided that the State of New Hampshire is not precluded from such limitation or alteration if and when adequate provision is made by law for the protection of the issuer, the bondholders and the trustee;

       . the State of New Hampshire, in the exercise of its executive or legislative powers, may not repeal or amend the securitization statute or the finance order, or take any action in contravention of the pledge by the State of New Hampshire described under "Description of the RRB Property--Pledge by the State of New Hampshire," which begins on page 33, without paying just compensation to the bondholders, as determined by a court of competent jurisdiction, if this action would constitute a permanent appropriation of a substantial property interest of bondholders in the RRB property and deprive the bondholders of their reasonable expectations arising from their investments in the bonds;

       . the process by which the finance order was adopted and approved, and the finance order and issuance advice letter, comply with all applicable laws, rules and regulations;

       . the issuance advice letter has been filed in accordance with the finance order;

       . except for periodic adjustments to the RRB charge required under the securitization statute and described under "--Adjustments to the RRB Charge," which begins on page 32, the Public Utilities Commission does not have authority, either by rescinding, altering or amending the finance order or otherwise, to revalue or revise for ratemaking purposes the stranded costs or the costs of providing, recovering, financing or refinancing the stranded costs, to determine that the RRB charge is unjust or unreasonable or in any way to reduce or impair the value of RRB property either directly or indirectly by taking the RRB charge into account when setting other rates for the seller; nor are the amount of revenues arising with respect thereto subject to reduction, impairment, postponement or termination; and

       . no approval or filing with any other governmental body is required in connection with the creation of the RRB property, except those that have been obtained or made;

    (e)based on information available to the seller on the closing date, the assumptions used in calculating the initial RRB charge are reasonable and are made in good faith;

    (f)on the effectiveness of the finance order and the issuance advice letter:

       .  all of the RRB property constitutes an existing property right;

       . the RRB property includes the right, title and interest in and to all revenues, collections, claims, payments, money, or proceeds of or arising from the RRB charge, as adjusted from time to time, and all rights to obtain adjustments to the RRB charge pursuant to the finance order; and

       . subject to the cap of 3.40 cents/kilowatt-hour on the seller's average stranded cost recovery charge, the owner of the RRB property is legally entitled to collect payments in respect of the RRB charge in the aggregate sufficient to pay the interest on and principal of the bonds, to pay the fees and expenses (including indemnities) of servicing the bonds, to replenish the capital subaccount to the required capital level, to fund the overcollateralization subaccount to the targeted overcollateralization level, to fund the interest reserve subaccount to the targeted interest reserve level and to enforce all other material rights conferred in the finance order and the securitization statute until the earlier of 8 years after the issuance of the bonds and the date on which the bonds are paid in full;

    (g)the seller is a corporation duly organized, validly existing and in good standing under the laws of the State of New Hampshire, with corporate power and authority to own its properties as owned on the closing date and to conduct its business as conducted by it on the closing date and to execute, deliver and perform the terms of the sale agreement;

    (h)the execution, delivery and performance of the sale agreement have been duly authorized by all necessary corporate action on the part of the seller;

    (i)the sale agreement constitutes a legal, valid and binding obligation of the seller, enforceable against it in accordance with its terms, subject to applicable insolvency, reorganization, moratorium, fraudulent transfer and other laws relating to or affecting creditors' or secured parties' rights generally from time to time in effect and to general principles of equity, regardless of whether considered in a proceeding in equity or law;

    (j)the consummation of the transactions contemplated by the sale agreement do not conflict with the seller's articles of organization or by-laws or any material agreement to which the seller is a party or bound, result in the creation or imposition of any lien upon the seller's properties pursuant to the terms of a material agreement (other than any that may be granted under the transaction documents or any lien created by the securitization statute) or violate any existing law or any existing order, rule or regulation applicable to the seller;

    (k)no governmental approvals, authorizations, consents, orders or other actions or filings are required for the seller to execute, deliver and perform its obligations under the sale agreement except those which have previously been obtained or made and post closing filings required in connection therewith and those that the seller, in its capacity as servicer, is required to make in the future under the servicing agreement; and

    (l)no court or administrative proceeding is pending and, to the seller's knowledge, no court or administrative proceeding is threatened and, to the seller's knowledge, no investigation is pending or threatened:

       . asserting the invalidity of the sale agreement, the other transaction documents, the bonds, the securitization statute or the finance order, or seeking to prevent the consummation of the transactions contemplated by the sale agreement or the other transaction documents;

       . seeking a determination that might materially and adversely affect the performance by the seller of its obligations under, or the validity or enforceability of, the sale agreement, the other transaction documents or the bonds; or

       . seeking to adversely affect the federal or state income tax classification of the bonds as debt.

   In the sale agreement, the seller does not represent or warrant that any amounts actually collected arising from the RRB charge will in fact be sufficient to meet payment obligations on the bonds or that assumptions made in calculating the RRB charge will in fact be realized.

   In the event of a breach by the seller of any representation specified in clause (d) or clause (f) above that has a material adverse effect on the bondholders, the seller will be obligated to repurchase the RRB property from the issuer at a repurchase price equal to the outstanding principal amount of the bonds and all accrued and unpaid interest, unless:

    . within 90 days after the date of the occurrence of the breach, the breach is cured or the seller takes remedial action so that there is not and will not be a material adverse effect on the bondholders as a result of the breach; and

    .  either of the following alternative conditions are met:

       . if the seller had, immediately prior to the breach, a long term debt rating of at least "A3" by Moody's Investors Service, Inc. and "BBB" (or the equivalent) by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or Fitch, Inc., and the seller enters into a binding agreement with the issuer to pay any amounts necessary so that all interest payments due on the bonds during the 90-day period will be paid in full; or

       . if the seller does not have these long term debt ratings immediately prior to the breach, but within 2 business days after the occurrence of the breach, the seller deposits an amount in escrow with the trustee sufficient to pay all interest payments, taking into account amounts available in the collection account for such purpose, which will become due on the bonds during the 90-day period.

Any escrowed amounts will be used by the trustee to make interest payments if there are not sufficient funds otherwise available. The sale agreement provides that any change in the law by legislative enactment or constitutional amendment or (if such means become available in the future) referendum or initiative petition that renders any of the representations and warranties untrue does not constitute a breach under the sale agreement.

   In the event of a breach by the seller of any representation or warranty specified in clauses (b), (c), (g), (h), (i), (j) or (l) above that has a material adverse effect on the bondholders, if, within 90 days after the date of the breach, the breach has not been cured and the seller has not taken remedial action so that there is not and will not be a material adverse effect on the bondholders as a result of the breach, then the seller will be required to repurchase the RRB property for the repurchase price described above. After the payment by the seller of the repurchase price, no person or entity will have any other claims, rights or remedies against the seller under or arising from the sale agreement, except for the indemnity rights of the indemnified persons described below.

   In the event of the seller's willful misconduct or negligence in the performance of its duties or observance of the covenants under the sale agreement or a breach in any material respect of any representation or warranty in the sale agreement other than those that trigger the seller's repurchase obligation, the seller will be required to indemnify, defend and hold harmless the issuer and the bondholders against any costs, expenses, losses, claims, damages and liabilities incurred as a result of the breach, except to the extent of amounts either resulting from the willful misconduct or gross negligence of the indemnified person or resulting from a breach of a representation or warranty made by the indemnified person in the transaction documents that gives rise to the seller's breach. The bondholders, however, may only enforce their rights against the seller through an action brought by the trustee. The seller may, at its election and in full satisfaction of its indemnity obligation, repurchase the RRB property at the repurchase price described above, in which case no person or entity will have any claims, rights or remedies against the seller under or arising from the sale agreement, except for the indemnity rights of the indemnified persons described below. The remedies provided for in the sale agreement are the sole and exclusive remedies of the issuer and the trustee (for the benefit of the bondholders) against the seller for breach of its representations and warranties in the sale agreement.

   In addition, the seller will indemnify and hold harmless the trustee, the State of New Hampshire, the State Treasurer, agencies of the State of New Hampshire and any of their respective affiliates, officials, officers, directors, employees, consultants, counsel and agents against any expenses (including legal fees and expenses), losses, claims, taxes, damages and liabilities incurred by any of these persons as a result of the seller's willful misconduct or negligence in the performance of its duties or observance of the covenants under the sale agreement or a breach by the seller of its representations and warranties in the sale agreement, except to the extent of amounts either resulting from the willful misconduct or gross negligence of the indemnified person or resulting from a breach of a representation or warranty made by the indemnified person in the transaction documents that gives rise to the seller's breach.

   The seller will also agree to take any legal or administrative action, including defending against or instituting and pursuing legal actions, as may be reasonably necessary to protect the issuer, the bondholders, trustee, the State of New Hampshire, the State Treasurer, agencies of the State of New Hampshire and any of their respective affiliates, officials, officers, directors, employees, consultants, counsel and agents from claims, state actions or other actions or proceedings of third parties which, if successfully pursued, would result in a breach of any representation described above. The seller will be entitled to be reimbursed by the issuer for the costs and expenses of taking these actions. The seller will also agree that it will not at any time assert any security interest, lien, charge or encumbrance against the RRB property.

Bankruptcy and Creditors' Rights Issues

  True Sale

   The seller will represent and warrant in the sale agreement that the transfer of the RRB property to the issuer is a valid sale and assignment of the RRB property from the seller to the issuer. The seller will also represent and warrant that it will take the appropriate actions under the securitization statute to perfect this sale. The securitization statute provides that the transactions described in the sale agreement will constitute a sale of the RRB property to the issuer, and the seller and the issuer will treat the transactions as a sale under applicable law, although for financial reporting and federal income tax purposes the transactions will be treated as debt of the seller.

   Should the transfer of the RRB property to the issuer be recharacterized as a borrowing by the seller, the securitization statute provides that there is a perfected first priority statutory lien on the RRB property that secures all obligations to the bondholders. In addition, in the sale agreement, the seller grants to the issuer a security interest in the RRB property and covenants that it will take appropriate actions to perfect the security interest.

   Under the securitization statute and the finance order, on the effective date of the issuance advice letter, the RRB property identified in the issuance advice letter constitutes a property right that continuously exists as property for all purposes. Nonetheless, if the seller were to become the debtor in a bankruptcy case, a creditor of, or a bankruptcy trustee for, the seller, or the seller itself as debtor in possession, may attempt to take the position that, because the payments based on the RRB charge are usage-based charges, RRB property comes into existence only as customers use electricity. If a court were to adopt this position, there is no assurance that either the statutory lien created by the securitization statute or the security interest granted in the sale agreement would be valid as to the RRB charges deemed to relate to electricity consumed after the commencement of a bankruptcy case by or against the seller.

   If a court were to determine that the RRB property has not been sold to the issuer, and that the statutory lien created by the securitization statute and the security interest granted in the sale agreement are invalid against payments arising from the RRB charge that become collectible as a result of the consumption of electricity after the commencement of a bankruptcy case of the seller, then the bondholders would be unsecured creditors of the seller, and delays or reductions in payments on the bonds would result. Whether or not the court determined that the RRB property had been sold to the issuer, no assurances can be given that the court would not rule that any collections of RRB property relating to electricity consumed after the commencement of the seller's bankruptcy cannot be transferred to the issuer, thus resulting in delays or reductions of payments on the bonds.

   Because the RRB charge is a usage-based charge, if the seller were to become the debtor in a bankruptcy case, a creditor of, or a bankruptcy trustee for, the seller, or the seller itself as debtor in possession could argue that the issuer should pay a portion of the costs of the seller associated with the generation, transmission or distribution of the electricity, the price of which gave rise to the payments arising from the RRB charge that are used to make payments on the bonds. If a court were to adopt this position, the amounts paid to the trustee, and thus to the holders of the bonds, could be reduced.

   Regardless of any specific adverse determinations in a seller bankruptcy case, the mere fact of a seller bankruptcy case could have an adverse effect on the resale market for the bonds and the market value of the bonds.

   Regardless of whether the seller is the debtor in a bankruptcy case, if a court were to accept the arguments of a creditor of the seller that RRB property comes into existence only as customers use electricity, a tax, government lien or other lien on property of the seller arising before the RRB property came into existence may have priority over the issuer's interest in the RRB property, which could reduce the amounts paid to bondholders.

  Substantive Consolidation

   In the event the seller or an affiliate of the seller were to become the debtor in a bankruptcy case, a court could order that the assets and liabilities of the issuer be substantively consolidated with those of the seller or an affiliate. Factors that may tend to support consolidation include the ownership of the issuer by the seller, the designation of officers or employees of the seller as directors, other than independent directors, of the issuer and the existence of indemnities by the seller for some liabilities of the issuer. The seller and the issuer have taken steps to reduce this risk. These steps include the fact that the issuer is a separate, special purpose limited liability company, the organizational documents of which require the issuer to comply with certain covenants that will respect the separateness of the issuer from the seller and provide that it will have two directors independent of the seller. Nonetheless, these steps may not be completely effective, and thus if the seller or an affiliate of the seller were to become a debtor in a bankruptcy case, a court may order that the assets and liabilities of the issuer be consolidated with those of the seller or an affiliate, thus resulting in delays or reductions in payments on the bonds.

   See "Risk Factors--Bankruptcy and creditors' rights issues," which begins on page 25.

                                  THE ISSUER

   The issuer is a limited liability company organized under the laws of the State of Delaware. The seller is the sole member of the issuer. The principal executive office of the issuer is located at 1000 Elm Street, P.O. Box 330, Manchester, New Hampshire 03105-0330. The telephone number of the issuer is
(603) 669-4000, ext. 3355. The seller organized the issuer for the limited purpose of holding and servicing the RRB property and issuing bonds secured by the RRB property and the other bond collateral and related activities. The issuer's organizational documents restrict it from engaging in other activities. The issuer does not have any employees, but Public Service Company will provide it with administrative services and office space according to the terms of an administration agreement. This agreement requires the issuer to pay Public Service Company the annual administration fee specified in the prospectus supplement, payable quarterly, for as long as Public Service Company provides these services. The assets of the issuer will consist primarily of the RRB property and the other collateral for the bonds. In addition, the issuer's organizational documents require it to operate in a manner intended to reduce the likelihood that it would be consolidated in the seller's bankruptcy estate if the seller becomes involved in a bankruptcy case.

   The issuer is a recently formed entity and, as of the date of this prospectus, has not carried on any business activities. We have included audited financial statements of the issuer beginning at page F-1 of this prospectus.

Officers and Directors

   The directors of the issuer oversee the management of its property and business. The following is a list of the officers and directors of the issuer upon the closing of the offering:

Name                Age Title
----                --- -----
Randy A. Shoop..... 43  President and Director
John P. Stack...... 42  Vice President and Treasurer
O. Kay Comendul.... 46  Secretary
Robert A. Bersak... 49  Assistant Secretary
Gary A. Long....... 50  Director
Paul E. Ramsey..... 48  Director
Christopher T. Burt 30  Director
David O. Taylor.... 32  Director

   All of the issuer's officers and directors, other than those directors who are independent of Public Service Company and its affiliates, have served in their capacities since the organization of the issuer. The independent directors will begin to serve effective immediately prior to the closing of the offering. The officers and directors will devote as much time as is necessary to the affairs of the issuer. The issuer will have sufficient officers, directors and employees to carry on its business.

   Randy A. Shoop is Assistant Treasurer--Finance for the Northeast Utilities system and for Public Service Company. He began his Northeast Utilities career in 1997 as Manager--Bank Relations and he assumed his present position in September 1998. Prior to joining Northeast Utilities, Mr. Shoop was employed by United Technologies Corporation for 15 years, holding several management positions in a variety of finance positions responsible for corporate finance, foreign exchange and capital market transactions, as well as overseeing treasury operations.

   John P. Stack is Executive Director of Corporate Accounting and Taxes for Northeast Utilities and for Public Service Company. Mr. Stack joined the company in December 1998. Prior to joining the Company, Mr.

Stack was an audit partner with Arthur Andersen LLP for over 3 years and was responsible for the audit services provided to Northeast Utilities.

   O. Kay Comendul is Assistant Secretary of the Northeast Utilities system and Secretary for Public Service Company. She joined Public Service Company in 1978 and was promoted to Assistant Secretary of Public Service Company in 1984. She transferred to the Northeast Utilities legal department and assumed her present position in April 1997.

   Robert A. Bersak is Assistant Secretary and Assistant General Counsel for Public Service Company. Mr. Bersak joined Northeast Utilities in 1986. He assumed his present position in 1993. Prior to joining the company, Mr. Bersak was an officer in the U.S. Air Force judge advocate general's department for 10 years.

   Gary A. Long is President and Chief Operating Officer for Public Service Company. Mr. Long joined Public Service Company in 1976 as an assistant engineer, after serving as an officer in the United States Air Force. Since that time, he has held various positions at Public Service Company in the areas of marketing, customer service, regulatory affairs, economic development, and rates. In February 2000, Mr. Long assumed the position of Senior Vice President responsible for marketing, corporate communications, customer services, governmental affairs and economic development. He assumed his present position on July 1, 2000.

   Paul E. Ramsey is Vice President--Customer Services for Public Service Company. Mr. Ramsey joined Public Service Company in 1975 and has held various staff and management positions in accounting and budgeting. He was promoted to Assistant Comptroller in 1984 and to Comptroller in 1991. In 1993, he assumed the role of Division Manager--Customer Services. He was named Vice President--Customer Operations in June, 1997 and assumed his present position in July, 2000.

   Christopher T. Burt will serve as an independent director of the issuer. Mr. Burt joined Global Securitization Services, LLC in December 1999 as an Assistant Vice President and has been a Senior Vice President since June 2001. Prior to joining Global Securitization Services, LLC, Mr. Burt worked for BancBoston Robertson Stephens as an Administrator from September 1996 to September 1998 and worked for Chase Manhattan Bank as a Trust Officer from September 1998 to December 1999.

   David O. Taylor will serve as an independent director of the issuer. Mr. Taylor joined Global Securitization Services, LLC in August 1999 as an Assistant Vice President and has been a Vice President since December 2000. Prior to joining Global Securitization Services, LLC, Mr. Taylor was a consultant at Phoenix Technologies, KK from October 1995 to April 1997 and an Assistant Treasurer at Bankers Trust Company, a division of Deutsche Bank, from April 1997 to August 1999.

   The issuer will not compensate its officers and will not compensate its directors, other than the two directors that are independent of Public Service Company and its affiliates, for their services on behalf of the issuer. The initial aggregate annual compensation for both of the independent directors will be $2,000. Any officer will serve at the discretion of the issuer's sole member. The issuer's organizational documents provide that it will indemnify its officers and directors against liabilities incurred in connection with their services on behalf of the issuer.

                            THE SELLER AND SERVICER

   Public Service Company was incorporated under New Hampshire law in 1926. Public Service Company is an electric company primarily engaged in the business of providing electric service to retail customers in an area of approximately 5,445 square miles, including 198 communities. In 2000, Public Service Company served approximately 433,000 customers.

   Public Service Company is regulated by the Public Utilities Commission and the Federal Energy Regulatory Commission. Public Service Company is also regulated by the Nuclear Regulatory Commission because of its ownership of nuclear generation assets.

   On January 28, 1988, Public Service Company filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code. In April 1990, the United States Bankruptcy Court confirmed a two-step plan of reorganization pursuant to which Northeast Utilities would acquire Public Service Company. Pursuant to this plan, on May 16, 1991, Public Service Company emerged from bankruptcy, and on June 5, 1992, Public Service Company became a wholly owned subsidiary of Northeast Utilities.

Public Service Company Revenues, Customer Base and Energy Consumption

   Several factors influence the number of Public Service Company's retail customers and their electric energy consumption. One of these factors is the general economic climate in Public Service Company's service territory, which affects migration of residential, commercial and industrial customers into or out of the service territory. Another factor influencing sales of electricity is temperature. Public Service Company's electricity sales are typically higher in the winter and summer when heating or cooling demands are highest than in the spring and fall when temperatures tend to be more moderate. The level of business activity of commercial and industrial customers also tends to influence their electricity consumption. Other factors affecting the electricity consumption of retail customers, primarily over the longer term, include the availability of more energy-efficient appliances and other products and retail customers' ability to acquire these products.

   The table below sets forth Public Service Company's total retail revenues from retail sales of electrical energy for the years 1996 to 2000, and for the period beginning January 1, 2001 and ending September 30, 2001:

                          Retail Revenues (000,000s)

                                     September 30,
            1996 1997 1998 1999 2000     2001
            ---- ---- ---- ---- ---- -------------
Residential $333 $331 $335 $357 $355     $249
Commercial.  276  275  286  302  306      227
Industrial.  173  168  183  189  195      136
Other......    6    6    6    6    6        4
            ---- ---- ---- ---- ----     ----
   Total... $788 $780 $810 $854 $862     $616
            ==== ==== ==== ==== ====     ====


   The table below sets forth Public Service Company's monthly average number of retail customers by class for the years 1996 to 2000, and for the period beginning January 1, 2001 and ending September 30, 2001:

               Monthly Average Number of Retail Customers (000s)

                                     September 30,
            1996 1997 1998 1999 2000     2001
            ---- ---- ---- ---- ---- -------------
Residential 351  351  362  367  372       376
Commercial.  53   54   56   57   58        59
Industrial. 2.8  2.9  2.9  2.9  2.9       2.9
Other......  .4   .4   .4   .4   .5        .5
            ---  ---  ---  ---  ---       ---
   Total... 407  408  421  427  433       438
            ===  ===  ===  ===  ===       ===

   The table below sets forth Public Service Company's retail energy sales for the years 1996 to 2000, and for the period beginning January 1, 2001 and ending September 30, 2001:

                     Retail Energy Sales (Gigawatt-Hours)

                                          September 30,
            1996  1997  1998  1999  2000      2001
            ----- ----- ----- ----- ----- -------------
Residential 2,306 2,288 2,307 2,447 2,474     1,961
Commercial. 2,331 2,344 2,396 2,536 2,614     2,164
Industrial. 1,807 1,804 1,883 1,952 2,026     1,493
Other......    22    22    23    22    22        16
            ----- ----- ----- ----- -----     -----
   Total... 6,466 6,458 6,609 6,957 7,136     5,634
            ===== ===== ===== ===== =====     =====

Estimated Consumption and Variances

   Public Service Company's calculation of the initial RRB charge and subsequent adjustments are based on electricity sales estimates. The servicer will use these estimates to calculate and set the RRB charge at a level intended to generate revenues sufficient to pay principal of and interest on the bonds, to pay fees and expenses (including indemnities) related to servicing and retiring the bonds, to replenish the capital subaccount, to fund the overcollateralization amount and to fund the interest reserve amount.

   Public Service Company conducts sales estimate variance analyses on a regular basis to monitor the accuracy of energy estimates against recorded consumption. The table below presents the estimates of Public Service Company's retail energy sales in gigawatt-hours for the years 1996 to 2000, and for the period beginning January 1, 2001 and ending September 30, 2001. There are 1,000,000 kilowatt-hours in a gigawatt-hour. Each estimate was made in the prior year. For example, the 1996 estimate of 6,406 gigawatt-hours was prepared in 1995.

                               Annual Variances
                     Retail Energy Sales (Gigawatt-Hours)

                                                       September 30,
                    1996   1997   1998   1999   2000       2001
                    -----  -----  -----  -----  -----  -------------
Estimate........... 6,406  6,355  6,427  6,700  6,937      5,642
Actual............. 6,466  6,458  6,609  6,957  7,136      5,634
Variance...........    60    103    182    257    199         (8)
Percentage Variance   0.9%   1.6%   2.8%   3.8%   2.9%       0.0%

   Actual usage depends on several factors, including temperatures and economic conditions. For example, while Public Service Company's methodology for estimating usage assumes normal conditions, abnormally hot summers can add an extra 1 to 2 percent in electricity sales. Regional economic conditions can also affect sales as retail customers curb electricity usage to save money, businesses close and retail customers migrate from Public Service Company's service territory. Accordingly, variations in conditions will affect the accuracy of any estimate.

Billing and Collections

  Credit Policy

   Public Service Company's credit and collections policies are regulated by the Public Utilities Commission. Under the Public Utilities Commission's regulations, Public Service Company is obligated to provide service to all customers within its service territory.

   As a general rule all requests for electric service are processed telephonically at Public Service Company's call center. Customer names are reviewed automatically for prior service before service is established. Residential customers with poor credit history may be required to pay a deposit. Non-residential accounts without a previous satisfactory credit history are required to pay a deposit. The security deposit may be in the form of a cash deposit, surety bond, and/or an irrevocable letter of credit. The amount of security is normally an estimate of two months' bills.

   According to the Public Utilities Commission's regulations, Public Service Company may refuse to provide service, at any location, to an applicant who is indebted to it for any service previously furnished to the applicant. Public Service Company will commence service, however, if a reasonable payment plan for the indebtedness is first made between a residential applicant and Public Service Company, and it may likewise commence service for an industrial or commercial applicant.

  Billing Process

   Public Service Company bills its customers in 20 billing cycles each month. These billing cycles range from 28 to 33 days, with an average of 30 days. An approximately equal number of bills are distributed each business day. During the twelve months ended September 30, 2001, Public Service Company mailed out an average of approximately 22,000 bills per billing cycle (i.e., on each business day) to customers in its various customer categories.

   Approximately 11,000 residential and small business customers, which constitutes approximately 2.5 percent of Public Service Company's retail customers, choose to be billed using Public Service Company's budget billing program. For these customers Public Service Company determines and bills a monthly budget amount based on the last twelve months of billing history for each account. Customer account actual usage is reviewed and reconciled in February and August of each year and the monthly budget amount is adjusted if necessary. The monthly budget amount may also be adjusted at any other time if the usage changes significantly or if the customer requests a change in the amount.

   For accounts with potential billing errors, exception reports are generated for manual review. This review examines accounts that have abnormally high or low bills, potential meter-reading errors and possible meter malfunctions.

  Collection Process

   Public Service Company receives the majority of its payments via the U.S. mail; however, other payment options are also available. These options include electronic payments, electronic fund transfers, as well as direct payment at Public Service Company's contracted payment agency network.

   Public Service Company considers customer bills to be delinquent if they are unpaid after the next month's bill is rendered, which is generally 30 days after the billing date. In general, Public Service Company's collection process begins when balances are unpaid for 60 days or more from the billing date for residential customers or for 30 days or more from the billing date for non-residential customers. At that time Public Service Company begins collection activities ranging from delinquency notice mailings, to telephone calls, to personal collection and ending with electricity shutoff. Public Service Company also uses collection agencies and legal collection experts as needed throughout this process.

  Restoration of Service

   Before restoring service that has been shut off for non-payment, Public Service Company has the right to require the payment of all of the following charges:

    . amounts owing on an account including the amount of any past-due balance for charges for which Public Service Company may disconnect service if they are unpaid and legal notice requirements were met prior to service termination, and a credit deposit, if applicable;

    . any miscellaneous charges associated with the reconnection of service (i.e., reconnection charges and/or returned check charges);

    . any charges assessed for unusual costs incidental to the termination or restoration of service which have resulted from the customer's action or negligence; and

    . any unpaid closing bills from other accounts in the name of the customer of record.

Loss Experience

   The following table sets forth information relating to Public Service Company's annual net charge-offs (i.e., net of recoveries) for retail customers for the years 1996 to 2000, and for the period beginning January 1, 2001 and ending September 30, 2001:

                                                                  September 30,
                               1996   1997   1998   1999   2000       2001
                               -----  -----  -----  -----  -----  -------------
Net Charge-Offs (000,000s):... $2.68  $3.18  $2.29  $2.19  $1.65      $1.40
Percentage of Retail Revenues:  0.34%  0.41%  0.28%  0.26%  0.19%      0.23%

   Public Service Company determines a customer's account to be inactive on the date:

    .  the customer requests discontinuance of service,

    . a new customer applies for service at a location where the customer of record has not yet discontinued service, or

    .  the customer's service has been shut off due to non-payment.

   Public Service Company's policy is to charge-off an inactive account against bad debt reserves 45 days after the date the account is determined to be inactive if payment has not been received.

Aging Receivables

   The following table sets forth information relating to the aging of Public Service Company's accounts receivable for all classes of customers on December 31st for the years 1996 to 2000, and as of September 30, 2001. This historical information is presented because Public Service Company's actual accounts receivable aging experience may affect the amounts charged-off, and consequently the total amounts remitted, that arise from the RRB charge.

                                                              September 30,
                                1996  1997  1998  1999  2000      2001
                                ----  ----  ----  ----  ----  -------------
    Percentage Outstanding For:
    1-30 days.................. 80.1% 80.8% 79.6% 82.5% 84.0%     77.6%
    31-60 days................. 13.7  13.6  14.5  12.5  11.6      13.5
    61-90 days.................  3.7   3.5   3.8   3.3   2.9       3.3
    over 90 days...............  2.5   2.1   2.1   1.7   1.5       5.6

   The increase from December 31, 2000 to September 30, 2001 in the percentage of accounts receivable that were outstanding for over 90 days was primarily the result of accounts receivable attributable to a single industrial customer. This industrial customer recently filed for bankruptcy protection. Absent the amounts due from this customer, the percentage of accounts receivable outstanding for over 90 days on September 30, 2001 would have been 1.8 percent. Aside from the increase attributable to this customer, during the last six years, the accounts receivable aging experience for Public Service Company has remained relatively consistent with no discernible trend upwards or downwards. We are not aware of any other material factors that caused the accounts receivable aging experience to vary.

                                   SERVICING

Servicing Procedures

   The servicer will manage, service and administer, and bill and collect payments arising from, the RRB property according to the terms of the servicing agreement between the servicer and the issuer. The servicer's duties will include responding to inquiries of customers and the Public Utilities Commission regarding the RRB property and the RRB charge, calculating electricity usage, accounting for collections, furnishing periodic reports and statements to the issuer, the trustee and the rating agencies and periodically adjusting the RRB charge.

   The servicer, on behalf of the bondholders, will institute any action or proceeding necessary to compel performance by the Public Utilities Commission or the State of New Hampshire of any of their obligations or duties under the securitization statute, the finance order or any true-up letter. In addition, the servicer will take legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying in hearings or similar proceedings, as may be reasonably necessary to block or overturn any attempts to cause a repeal of, modification of or supplement to the securitization statute or the finance order or the rights of holders of RRB property by executive action, legislative enactment or constitutional amendment or (if such means become available in the future) referendum or initiative petition that would be adverse to bondholders, the issuer or the trustee. The cost of any action will be payable from payments arising from the RRB charge as an expense of the issuer.

Servicing Standards and Covenants

   The servicing agreement will require the servicer, in servicing and administering the RRB property, to employ or cause to be employed procedures and exercise or cause to be exercised the same care it customarily employs and exercises in servicing and administering bill collections for its own account and for others.

   Consistent with the foregoing, the servicer may in its own discretion waive any late payment charge or any other fee or charge relating to delinquent payments, if any, and may waive, vary or modify any terms of payment of any amounts payable by a customer, in each case, if the waiver or action:

    . would comply with the servicer's customary practices or those of any successor servicer for comparable assets that it services for itself and for others;

    .  would not materially adversely affect the bondholders; and

    .  would comply in all material respects with applicable law.

In addition, the servicer may write off any amounts that it deems uncollectible according to its customary practices.

   In the servicing agreement, the servicer will covenant that, in servicing the RRB property it will:

    . manage, service, administer and make collections of payments arising from the RRB property with reasonable care and in compliance with applicable law, including all applicable guidelines of the Public Utilities Commission, using the same degree of care and diligence that the servicer exercises for bill collections for its own account and, if applicable, for others;

    . follow customary standards, policies and procedures for the industry in performing its duties as servicer;

    . use all reasonable efforts, consistent with its customary servicing procedures, to bill and collect the RRB charge;

    . comply in all material respects with laws applicable to and binding on it relating to the RRB property;

    . submit semiannually a true-up letter to the Public Utilities Commission seeking an adjustment, if any, of the RRB charge; and

    . submit monthly a true-up letter to the Public Utilities Commission seeking an adjustment, if any, of the RRB charge if it reasonably determines that an adjustment is then necessary to assure timely payment of scheduled amortization on the bonds.

Remittances to Collection Account

   Starting with collections that are received on the first business day that is at least 45 days after the first day on which Public Service Company imposes the RRB charge, the servicer will remit daily to the trustee, within 2 business days after receipt, an amount equal to the RRB charges collected, calculated based on the servicer's remittance methodology. Public Service Company's remittance methodology is as follows:

    . Gross customer collections received will be deposited and posted to Public Service Company's accounts receivable system.

    . The amount deposited will be adjusted by deducting an amount for dishonored checks and by adding an amount for write-off recoveries to determine net collections for each of Public Service Company's customer classes.

    . Net collections for each customer class will be multiplied by the applicable RRB percentage (determined as described below) for such customer class to determine the amount of RRB charge collected for that customer class.

    . The total of the RRB charges collected for all customer classes will be remitted to the trustee.

   For net collections received on any day that occurs before two full billing months have elapsed since the first day on which Public Service Company imposed the RRB charge, the applicable RRB percentage for a customer class is determined by dividing the initial RRB charge (cents per kilowatt-hour) for such customer class by the total rate (cents per kilowatt-hour) in effect for such customer class on the first day on which Public Service Company imposed the RRB charge. For net collections received on any day that occurs after two full billing months have elapsed since the first day on which Public Service Company imposed the RRB charge, the applicable RRB percentage for a customer class is determined by dividing the aggregate amount of all RRB charges billed by Public Service Company to all customers in such customer class by the aggregate of all amounts billed by Public Service Company to all customers in such customer class, in each case during the second preceding billing month.

   The servicer may be permitted to remit collections to the trustee as infrequently as monthly, but only if the servicer has received written confirmation from each rating agency that this change will not result in a reduction or withdrawal of the then current ratings on any class of bonds (except that with regard to Moody's it will be sufficient to provide 10 days' prior notice of the change).

Servicing Compensation

   The servicer will be entitled to receive an annual servicing fee in an amount equal to:

    .  0.25 percent of the outstanding principal amount of the bonds; or

    . up to 1.50 percent of the outstanding principal balance of the bonds if the RRB charge is being billed separately to customers by a successor servicer.

The trustee will pay the servicing fee in quarterly installments (together with any portion of the servicing fee that remains unpaid from prior payment dates) to the extent of available funds in the collection account prior to the payment of any principal of and interest on the bonds. See "Description of the Bonds--Allocations and Payments," which begins on page 55.

Third Party Suppliers

   Although the Public Utilities Commission has not authorized third party suppliers to provide electricity metering and billing services, if the Public Utilities Commission were to authorize third party suppliers to provide these services, third party suppliers may have the opportunity to bill, collect and remit the RRB charge in the future. To mitigate the risks associated with a third party supplier, see "Risk Factors--Problems with the servicing of RRB property may cause payment delays or losses--Billing of the RRB charge by third party suppliers may cause delays in remittances," which begins on page 24, and "Risk Factors--Bankruptcy and creditors' rights issues--Bankruptcy of the servicer or a third party supplier could also delay or reduce payments," which begins on page 26, the Public Utilities Commission states in its finance order issued to Public Service Company that it will not permit, approve or require the billing, collection and remittance of the RRB charge unless the following minimum standards apply:

    . The third party supplier must provide the servicer with access to information regarding kilowatt-hour billing and electricity usage by customers to permit the servicer to fulfill its obligations under the servicing agreement.

    . The servicer will be entitled, within seven days after a default by a third party supplier in remitting to the servicer any amounts arising from the RRB charge, to assume responsibility for billing the RRB charge to the customers of the third party supplier or to assign that responsibility to a third party.

    . If and so long as a third party supplier does not maintain at least a "BBB" (or the equivalent) long-term unsecured credit rating from Moody's or S&P, a third party supplier will be required to maintain with the servicer, or as directed by the servicer, a cash deposit or comparable security equal to one month's maximum estimated collections of payments arising from the RRB charge, as agreed upon by the servicer and the third party supplier.

    . The third party supplier must agree to remit the full amount of the RRB charge it bills to customers, regardless of whether payments are received from customers, within 15 days after the servicer's bill for such charges.

The finance order also provides that the foregoing minimum standards may be modified in accordance with the terms of the transaction documents relating to the issuance of the bonds, subject to approval by the Public Utilities Commission and written confirmation from each rating agency then maintaining a rating on the bonds that the change will not adversely affect the ratings then outstanding on the bonds.

   A third party supplier that bills and collects payments arising from the RRB charge will not be required to segregate collections of RRB charges from its general funds. See "Risk Factors--Bankruptcy and creditors' rights issues--Bankruptcy of the servicer or a third party supplier could also delay or reduce payments," which begins on page 26.

   The third party supplier will, in effect, replace the customer as the obligor for payments arising from the RRB charge, and the servicer, on behalf of the issuer, will have no right to collect such payments from the customer. In the event of a default in the remittance of payments arising from the RRB charge by a third party supplier, the servicer will take these amounts into account in adjusting the RRB charge.

   Neither the servicer nor Public Service Company in any capacity apart from its capacity as servicer will pay any shortfalls resulting from the failure of any third party supplier to remit payments arising from the RRB charge to the servicer. The true-up adjustment mechanism for the RRB charge, as well as the overcollateralization amount and the amounts deposited in the capital subaccount and the interest reserve subaccount, are intended to mitigate the risk of shortfalls. Any shortfalls that occur will delay the payment of principal of and interest on the bonds.

Servicer Representations and Warranties

   In the servicing agreement, the servicer will represent and warrant to the issuer, as of the closing of the issuance of the bonds, among other things, that:

    . the servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of New Hampshire, with corporate power and authority to own its properties as owned by it on the closing date and to conduct its business as its business is conducted by it on the closing date and to execute, deliver and carry out the terms of the servicing agreement;

    . the execution, delivery and carrying out of the terms of the servicing agreement have been duly authorized by all necessary corporate action on the part of the servicer;

    . the servicing agreement constitutes a legal, valid and binding obligation of the servicer, enforceable against it in accordance with its terms, subject to insolvency, reorganization, moratorium, fraudulent transfer and other laws relating to or affecting creditors' rights generally from time to time in effect and to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

    . the consummation of the transactions contemplated by the servicing agreement does not conflict with the servicer's articles of organization or by-laws or any material agreement to which the servicer is a party or bound, result in the creation or imposition of any lien on the servicer's properties pursuant to a material agreement or violate any existing law or any existing order, rule or regulation applicable to the servicer so as to adversely affect the servicer or the bondholders;

    . the servicer has all material licenses necessary for it to perform its obligations under the servicing agreement (except where failure to obtain such licenses would not be reasonably likely to adversely affect the servicing of the RRB property);

    . no governmental approvals, authorizations or filings are required for the servicer to execute, deliver and perform its obligations under the servicing agreement except those which have previously been obtained or made and those that the servicer is required to make in the future under the servicing agreement or pursuant to applicable law; and

    . no court or administrative proceeding is pending and, to the servicer's knowledge, no court or administrative proceeding is threatened and, to the servicer's knowledge, no investigation is pending or threatened, asserting the invalidity of, or seeking to prevent the consummation of the transactions contemplated by, the servicing agreement or seeking a determination that might materially and adversely affect the performance by the servicer of its obligations under, or the validity or enforceability of, the servicing agreement.

   In the event of willful misconduct or negligence by the servicer under the servicing agreement or in the event of the servicer's breach in any material respect of any of the representations and warranties in the preceding paragraph, the servicer will indemnify, defend and hold harmless the issuer and the bondholders against any costs, expenses, losses, claims, damages and liabilities incurred as a result of these events. The bondholders, however, may only enforce their rights against the servicer through an action brought by the trustee. The servicer will not be liable for any costs, expenses, losses, claims, damages or liabilities resulting from the willful misconduct or gross negligence of the indemnified persons. The servicer also will not be liable for any costs, expenses, losses, claims, damages or liabilities, regardless of when incurred, after the bonds have been discharged in full.

   The servicer will indemnify, defend and hold harmless the trustee, the State of New Hampshire, the State Treasurer, agencies of the State of New Hampshire and any of their respective affiliates, officials, officers, directors, employees, consultants, counsel and agents against any costs, expenses, losses, claims, damages and liabilities incurred as a result of the willful misconduct or negligence of the servicer under the servicing agreement or the servicer's breach in any material respect of any of the representations and warranties above. The servicer will not be liable for any costs, expenses, losses, claims, damages or liabilities resulting from the willful misconduct or gross negligence of the indemnified person or resulting from a breach of a representation or warranty made by an indemnified person in the transaction documents that gives rise to the servicer's breach.

Statements by Servicer

   The servicer will prepare, and the trustee will furnish to the bondholders on each payment date the statement described under "Description of the Bonds--Reports to Bondholders," which begins on page 61.

Evidence as to Compliance

   The servicing agreement will provide that a firm of independent public accountants, at the issuer's expense, will furnish to the issuer, the trustee and the rating agencies on or before March 31 of each year, beginning March 31, 2003, a statement as to compliance by the servicer with standards relating to the servicing of the RRB property during the preceding twelve months ended December 31 (or preceding period since the closing date of the issuance of the bonds in the case of the first statement). This report will state that the accounting firm has performed agreed upon procedures in connection with the servicer's compliance with the servicing procedures of the servicing agreement, identifying the results of the procedures and including any exceptions noted. The report will also indicate that the accounting firm providing the report is independent of the servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

   The servicing agreement will also provide for delivery to the issuer, the trustee and the rating agencies, on or before March 31 of each year, beginning March 31, 2003, of a certificate signed by an officer of the servicer stating that the servicer has fulfilled its obligations under the servicing agreement throughout the preceding twelve months ended December 31 (or preceding period since the closing date of the issuance of the bonds in the case of the first certificate) or, if there has been a default in the fulfillment of any material obligation under the servicing agreement, describing each such material default. The servicer has agreed to give the issuer and the trustee notice of servicer defaults under the servicing agreement.

   You may obtain copies of the statements and certificates by sending a written request addressed to the trustee.

Matters Regarding the Servicer

   The servicing agreement will provide that Public Service Company may not resign from its obligations and duties as servicer under the servicing agreement, except when either:

    . Public Service Company determines that performance of its duties is no longer permissible under applicable law; or

    . Public Service Company receives notice from the rating agencies that Public Service Company's resignation will not result in a reduction or withdrawal of the then current ratings on any class of bonds and consent of the Public Utilities Commission (except that with regard to Moody's it will be sufficient to provide 10 days' prior notice of the resignation).

No resignation by Public Service Company as servicer will become effective until a successor servicer has assumed Public Service Company's servicing obligations and duties under the servicing agreement.

   The servicing agreement will further provide that neither the servicer nor any of its directors, officers, employees, or agents will be liable to the issuer or any other person or entity, except as provided under the servicing agreement, for taking any action or for refraining from taking any action under the servicing agreement or for errors in judgment. The servicing agreement will not protect the servicer or any of its directors, officers, employees or agents against any liability that would otherwise be imposed by reason of their willful misconduct or negligence in the performance of duties. In addition, the servicing agreement will provide that the servicer is under no obligation to appear in, prosecute, or defend any legal action, except as provided in the servicing agreement at the issuer's expense.

   Under the circumstances specified in the servicing agreement, any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to the business of the servicer or its obligations as servicer, will be the servicer under the servicing agreement. In each such case, the successor must expressly assume the obligations of the servicer under the servicing agreement. Other than in these cases and in the case of a servicer resignation as described above, the servicing agreement may not be assigned by the servicer.

Servicer Defaults

   Servicer defaults under the servicing agreement will include, among other things:

    . any failure by the servicer to remit payments arising from the RRB charge into the collection account as required under the servicing agreement, if such failure continues unremedied for 5 business days after written notice from the issuer or the trustee is received by the servicer;

    . any failure by the servicer duly to observe or perform in any material respect any other covenant or agreement in the servicing agreement, if such failure materially and adversely affects the rights of bondholders and continues unremedied for 60 days after the giving of notice of such failure (a) to the servicer by the issuer or (b) to the servicer by the trustee or by holders of bonds evidencing not less than 25 percent in principal amount of the outstanding bonds;

    . the inaccuracy in any material respect when made of any representation or warranty made by the servicer in the servicing agreement, if such inaccuracy has a material adverse effect on the bondholders and such material adverse effect continues unremedied for a period of 60 days after the giving of notice to the servicer by the issuer or the trustee; and

    . events of bankruptcy, insolvency, receivership or liquidation of the servicer.

Rights When Servicer Defaults

   If a servicer default remains unremedied, either the trustee or holders of bonds evidencing not less than 25 percent in principal amount of then outstanding bonds may terminate all the rights and obligations of the servicer (other than the servicer's indemnity obligations) under the servicing agreement. A successor servicer appointed by the issuer, subject to the approval of the Public Utilities Commission, and with the trustee's consent, will succeed to all the responsibilities, duties and liabilities of the servicer under the servicing agreement upon its assuming in writing the obligations of the servicer thereunder. If the issuer has not obtained a successor servicer within 30 days after a termination notice has been delivered to the defaulting servicer, the trustee may appoint, or petition a court of competent jurisdiction for the appointment of, a successor servicer. In order to qualify as a successor servicer, such entity must be permitted to perform the duties of a servicer under the Public Utilities Commission regulations, the rating agencies must confirm that appointment of such successor servicer will not result in a reduction or withdrawal of the then current rating of the bonds (except that with regard to Moody's it will be sufficient to provide 10 days' prior notice of the appointment) and the successor servicer must assume in writing the obligations of the servicer under the servicing agreement or enter into a substantially similar servicing agreement with the issuer. The trustee may make arrangements for compensation to be paid to the successor servicer.

   In addition, when the servicer defaults, each of the following will be entitled to apply to the Public Utilities Commission for sequestration and payment of revenues arising from the RRB property:

    . the bondholders (subject to the provisions of the indenture) and the trustee as beneficiary of any statutory lien permitted by the securitization statute;

    .  the issuer or its assignees; and

    . pledgees or transferees, including transferees under the securitization statute, of the RRB property.

If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no servicer default other than an appointment of a bankruptcy trustee or similar official has occurred, the bankruptcy trustee or similar official may have the power to prevent the trustee or the bondholders from effecting a transfer of servicing.

Waiver of Past Defaults

   Holders of bonds evidencing at least a majority in principal amount of the then outstanding bonds, on behalf of all bondholders, may waive any default by the servicer in the performance of its obligations under the servicing agreement and may waive the consequences of any default, except a default in making any required remittances to the collection account under the servicing agreement. The servicing agreement provides that no waiver will impair the bondholders' rights relating to subsequent defaults.

Successor Servicer

   If for any reason a third party assumes the role of the servicer under the servicing agreement, the servicing agreement will require the servicer to cooperate with the issuer, the trustee and the successor servicer in terminating the servicer's rights and responsibilities under the servicing agreement, including the transfer to the successor servicer of all cash amounts then held by the servicer for remittance or subsequently acquired. The servicing agreement will provide that, in case a successor servicer is appointed as a result of a servicer default, all reasonable costs and expenses (including reasonable attorneys' fees and expenses) incurred in connection with transferring all relevant records to the successor servicer and amending the servicing agreement to reflect such succession as servicer shall be paid by the predecessor servicer upon presentation of reasonable documentation of such costs and expenses. All other reasonable costs and expenses incurred in transferring servicing responsibilities to a successor servicer shall be paid by the issuer.

Amendment

   The servicing agreement may be amended by the parties thereto, without the consent of the bondholders (notwithstanding any provision of any other document that would otherwise require such consent as a precondition of trustee consent), but with the consent of the trustee (which consent may not be unreasonably withheld) to cure any ambiguity, to correct or supplement any provision thereof or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of that agreement or of modifying in any manner the rights of the bondholders, provided that the action will not, as certified in a certificate of an officer of the servicer delivered to the trustee and the issuer, adversely affect in any material respect the interest of any bondholder. The servicing agreement may also be amended by the servicer and the issuer with the consent of the trustee (which consent may not be unreasonably withheld) and the holders of bonds evidencing at least a majority in principal amount of the then outstanding bonds for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement or of modifying in any manner the rights of the bondholders; provided that an amendment of the provisions of the servicing agreement relating to the servicer's remittance and RRB charge adjustment obligations will not result in a reduction or withdrawal of the then existing rating of the bonds by the rating agencies (except that with regard to Moody's it will be sufficient to provide 10 days' prior notice of the amendment).

   Each rating agency will be given 10 business days' prior notice of any amendment to the servicing agreement, the indenture and the other transaction documents relating to the issuance of the bonds. Each rating agency will also receive a copy of any material notice, filing or report distributed by the servicer, the issuer's independent accountants, the issuer or the trustee under the servicing agreement, the indenture and the other transaction documents relating to the issuance of the bonds.

                           DESCRIPTION OF THE BONDS

   The issuer will issue the bonds under the terms of an indenture between the issuer and the trustee. The following summary describes the material terms and provisions of the indenture. The particular terms of the bonds of any class will be established in the indenture. This summary is not complete. You should read this summary together with the prospectus supplement and the terms and provisions of the indenture, a form of which is filed as an exhibit to the registration statement relating to this prospectus, prior to buying the bonds.

   The issuer may issue the bonds in one or more classes. All bonds of the same class will be identical in all respects except for their denominations. The issuer may not issue any additional bonds under the indenture other than in connection with the replacement, transfer or exchange of bonds initially issued thereunder.

Security

   To secure the payment of principal of and interest on the bonds and payment of all amounts due and owing to the trustee and other persons indemnified under the indenture and the fee and indemnity agreement, the issuer will grant to the trustee a security interest in all of the issuer's right, title and interest in and to:

    .  the RRB property;

    .  the statutory lien under the securitization statute;

    . the sale agreement (including the security interest granted therein by the seller to the issuer with respect to the RRB property);

    .  the servicing agreement;

    .  the administration agreement;

    . the collection account and all amounts or investment property on deposit in the collection account;

    . all other property of whatever kind owned from time to time by the issuer; and

    .  all proceeds on account of any or all of the foregoing.

We refer to the assets in which the issuer will grant the trustee a security interest as the bond collateral. The bond collateral will not include, however, the following:

    . amounts in the collection account released as permitted under the indenture, including net investment earnings on the capital subaccount and the servicer advance subaccount that have been released to the issuer by the trustee under the terms of the indenture; and

    . proceeds from the sale of the bonds required to pay costs of issuance of the bonds.

Collection Account

   The issuer will establish, in the name of the trustee, a collection account to hold amounts remitted to it by the servicer, including RRB charge collections. The collection account will be a segregated trust account with an eligible institution (as described in the next paragraph). The trustee will hold the collection account for the benefit of the bondholders. The collection account will consist of six subaccounts:

    .  a general subaccount;

    .  a reserve subaccount;

    .  an overcollateralization subaccount for the overcollateralization amount;

    .  a capital subaccount for capital contributed to the issuer;

    .  an interest reserve subaccount for the interest reserve amount; and

    . a servicer advance subaccount for additional capital contributed to the issuer.

All amounts in the collection account not allocated to any other subaccount will be allocated to the general subaccount. Unless the context indicates otherwise, all references to the collection account include each of the six subaccounts.

   An "eligible institution" means (a) the corporate trust department of the trustee or (b) a depository institution organized under the laws of the United States of America or any state or the District of Columbia (or any domestic branch of a foreign bank), (i) which has either a long-term unsecured debt rating of "AAA" by S&P and Fitch and "Aaa" by Moody's or a certificate of deposit rating of "A-l+" by S&P, "F1+" by Fitch and "P-1" by Moody's, or any other long-term, short-term or certificate of deposit rating acceptable to S&P, Moody's and Fitch and (ii) whose deposits are insured by the Federal Deposit Insurance Corporation.

   Funds in the collection account may be invested in any of the following:

    . direct obligations of, or obligations fully and unconditionally guaranteed as to timely payment by, the United States of America;

    . demand deposits, time deposits or certificates of deposit or bankers' acceptances of institutions whose commercial paper or other short term debt obligations have a rating in the highest investment category from S&P, Moody's and Fitch (if rated by Fitch);

    . commercial paper or other short-term obligations (other than those issued by Public Service Company or its affiliates) having, at the time of investment, a rating in the highest investment category from S&P, Moody's and Fitch (if rated by Fitch);

    . money market funds having a rating in the highest investment category from S&P, Moody's and Fitch (if rated by Fitch);

    . repurchase obligations for any security that is a direct obligation of, or fully guaranteed by, the United States of America or its approved agencies or instrumentalities, entered into with institutions whose commercial paper or other short term debt obligations have a rating in the highest investment category from S&P, Moody's and Fitch (if rated by Fitch);

    . repurchase obligations with respect to any security or whole loan entered into with an institution that has the minimum ratings set forth in the indenture; or

    .  any other investment permitted by S&P, Moody's and Fitch.

In each case, the investment must mature on or before the business day preceding the next payment date, and in some cases, the obligor must meet additional minimum requirements. We refer to each of the investments listed above as the "eligible investments." The trustee will have access to the collection account for the purpose of making deposits and withdrawals under the indenture.

   The servicer will account for, and ultimately credit to retail customers, any amounts remaining in the collection account (other than the capital subaccount and the servicer advance subaccount and an amount equal to interest earnings thereon) after the bonds are paid in full, such as any overcollateralization amounts and interest reserve amounts, including interest earnings thereon. These amounts will be released to the issuer when the bonds are retired. These amounts will inure to the benefit of retail customers through a credit to their rates.

Interest and Principal

   Interest will accrue on the principal balance of a class of bonds at the per annum rate specified in the prospectus supplement and will be payable on the payment dates specified in the prospectus supplement. Collections arising from the RRB charge held by the trustee in the general subaccount and any amounts that are available in the reserve subaccount, the overcollateralization subaccount, the interest reserve subaccount and the capital subaccount (except interest earnings) will be used on each payment date to make interest payments to the bondholders of each class.

   Principal of each class of bonds will be payable in the amounts and on the payment dates specified in the prospectus supplement to the extent of available cash in the collection account, and with the other limitations described below. The prospectus supplement will set forth the expected amortization schedule for the various classes of bonds. On any payment date, absent an event of default under the indenture, the issuer will pay principal of a class of bonds only until the outstanding principal balance of that class has been reduced to the principal balance specified in the expected amortization schedule.

   However, if insufficient funds arising from the RRB charge collections, or available in the reserve subaccount, the overcollateralization subaccount and the capital subaccount, are in the collection account on any payment date, principal of any class of bonds may be paid later than expected. Amounts on deposit in the interest reserve subaccount will not be available to make principal payments on the bonds. The entire unpaid principal amount of the bonds will be due and payable on the date on which an event of default has occurred and is continuing, if the trustee has declared the bonds to be immediately due and payable. See "--Events of Default; Rights On Event of Default," which begins on page 58.

Optional Redemption

   The issuer may redeem the bonds, at its option, on any payment date, if the outstanding principal balance of the bonds (after giving effect to payments that would otherwise be made on that payment date) is less than 5 percent of the initial principal balance of the bonds. In the case of redemption, the trustee will pay the outstanding principal amount of the bonds and accrued but unpaid interest as of the redemption date. Unless otherwise specified in the prospectus supplement, the trustee will give notice of the redemption to each bondholder by first-class mail, postage prepaid, mailed not less than 5 days nor more than 25 days prior to the redemption date.

Mandatory Redemption

   If the seller is required to, or elects to, repurchase the RRB property as described under "Description of the RRB Property--Seller Representations and Warranties and Repurchase Obligation," which begins on page 34, the issuer will be required to redeem the bonds on or before the fifth business day following the date of repurchase at a price equal to the principal amount of the bonds together with any accrued but unpaid interest thereon.

Overcollateralization Subaccount

   The trustee will collect amounts arising from the RRB property exceeding the amount expected to be necessary to pay scheduled payments of principal of and interest on the bonds and fees and expenses (including indemnities) related to servicing and retiring the bonds and fund the interest reserve amount, which overcollateralization amounts are intended to enhance the likelihood that payments on the bonds will be made in a timely manner. The servicer will set and adjust the RRB charge at a level that is intended to collect the overcollateralization amount ratably over the life of the bonds according to a schedule set forth in the prospectus supplement.

   On each payment date, all payments arising from the RRB charge remitted to the collection account will be deposited in the respective subaccounts, including the overcollateralization subaccount, as described under "--Allocations and Payments," which begins on page 55. On each payment date, the trustee will draw on amounts in the overcollateralization subaccount, if any, to the extent amounts available in the general subaccount and the reserve subaccount are insufficient to make legally due or scheduled payments of principal and interest on the bonds and pay fees, expenses and certain indemnities related to servicing and retiring the bonds. Amounts in the overcollateralization subaccount will be invested in eligible investments.

Capital Subaccount

   Before the issuance of the bonds, Public Service Company will contribute capital to the issuer in the amount specified in the prospectus supplement. The trustee will deposit the capital into the capital subaccount. On each payment date, the trustee will draw on amounts in the capital subaccount, if any, to the extent amounts available in the general subaccount, the reserve subaccount and the overcollateralization subaccount are insufficient to make legally due or scheduled payments of principal of and interest on the bonds and pay fees, expenses and certain indemnities relating to servicing and retiring the bonds. Deposits to the capital subaccount will be made as described under "--Allocations and Payments," which begins on page 55. Amounts in the capital subaccount will be invested in eligible investments. The issuer will be entitled to the earnings on amounts in the capital subaccount, free and clear of the lien of the indenture, if the required capital level in the capital subaccount is met at the time such earnings are withdrawn.

Interest Reserve Subaccount

   On the issuance date, the portion of the net proceeds from the sale of the bonds specified in the prospectus supplement will be deposited into the interest reserve subaccount. In addition, the trustee will collect amounts arising from the RRB property exceeding the amount expected to be necessary to pay scheduled payments of principal of and interest on the bonds and fees and expenses (including indemnities) related to servicing and retiring the bonds, from which the trustee will deposit into the interest reserve subaccount, the interest reserve amount specified in the prospectus supplement. These amounts are intended to enhance the likelihood that payments of interest on the bonds will be made on a timely basis.

   On each payment date, all payments arising from the RRB charge remitted to the collection account will be deposited in the respective subaccounts, including the interest reserve subaccount, as described under "--Allocations and Payments," which begins on page 55. On each payment date, the trustee will draw on amounts in the interest reserve subaccount, if any, to the extent amounts available in the general subaccount, the reserve subaccount, the overcollateralization subaccount and the capital subaccount are insufficient to make legally due or scheduled payments of interest on the bonds. Amounts on deposit in the interest reserve subaccount will not be available to make legally due or scheduled payments of principal on the bonds. Amounts in the interest reserve subaccount will be invested in eligible investments. On any payment date, any amount in the interest reserve subaccount in excess of the targeted interest reserve level will be allocated to the reserve subaccount for distribution on later payment dates.

Servicer Advance Subaccount

   Prior to the issuance of the bonds, Public Service Company will contribute additional capital to the issuer in the amount specified in the prospectus supplement. The trustee will deposit the capital into the servicer advance subaccount. The trustee will draw on amounts in the servicer advance subaccount to fund enforcement actions, if any, by the servicer on behalf of bondholders under the securitization statute or the finance order to the extent that amounts in the general subaccount, reserve subaccount, overcollateralization subaccount and capital subaccount are insufficient and the servicer is unable to advance its own funds for this purpose. Funds withdrawn from the servicer advance subaccount will not be replenished. Amounts paid out of the servicer advance subaccount to fund enforcement actions by the servicer will remain payable as fees and expenses (including indemnities) advanced by the servicer in accordance with the servicing agreement and the indenture and may be recovered by the servicer through future RRB charges. Amounts in the servicer advance subaccount will be invested in eligible investments. The issuer will be entitled to the earnings on amounts in the servicer advance subaccount, free and clear of the lien of the indenture.

Reserve Subaccount

   The trustee will allocate to the reserve subaccount any amounts remitted to the collection account exceeding amounts necessary to:

    . pay fees and expenses (including indemnities) related to servicing and retiring the bonds;

    .  pay principal of and interest on the bonds;

    . fund the interest reserve subaccount up to the targeted interest reserve level;

    .  fund the capital subaccount up to the required capital level; and

    . fund the overcollateralization subaccount up to the targeted overcollateralization level.

The trustee will draw on amounts in the reserve subaccount, to the extent amounts available in the general subaccount are insufficient to pay the amounts listed above. Amounts in the reserve subaccount will be invested in eligible investments.

Allocations and Payments

   On any business day that the trustee receives a written request from the servicer requesting repayment for any excess remittances to the collection account, the trustee will make payment of the amount due from amounts on deposit in the general subaccount, the reserve subaccount, the overcollateralization subaccount and the capital subaccount, in that order and only to the extent required to make the payment. See "Servicing--Remittances to Collection Account," which begins on page 45.

   On any business day that the trustee receives a written request from the issuer's administrator stating that any fees, costs, expenses and indemnities payable by the issuer, as described in clauses (1) through (4) below, will become due and payable prior to the next succeeding payment date, and setting forth the amount and nature of the expense, as well as any supporting documentation that the trustee may reasonably request, the trustee, after receiving the information, will make payment of the expense on or before the date the payment is due from amounts on deposit in the general subaccount, the reserve subaccount, the overcollateralization subaccount and the capital subaccount, in that order and only to the extent required to make the payment.

   On each payment date or, for any amount payable under clauses (1) through
(4) below, on any business day, the trustee will apply all amounts on deposit in the collection account (other than amounts on deposit in the servicer advance subaccount), including net earnings on those amounts (other than on amounts in the capital subaccount and the servicer advance subaccount) to pay the following amounts in the following priority (provided that amounts on deposit in the interest reserve subaccount shall be applied only to make the payments under clause (5) below):

    (1)all amounts owed by the issuer to the trustee or to any other person indemnified by the issuer under the indenture and the other transaction documents will be paid, subject, in each case, to any limitation on such payment described in the indenture;

    (2)the servicing fee and all unpaid servicing fees from prior payment dates will be paid to the servicer;

    (3)the administration fee and all unpaid administration fees from prior payment dates will be paid to the issuer's administrator;

    (4)so long as no default or event of default has occurred and is continuing or would result from such payment, all fees and expenses (including indemnities) payable by the issuer to persons other than those specified in clause (1) above will be paid, provided that the total amount paid for such other fees and expenses (including indemnities) since the previous payment date and on the current payment date may not, in the aggregate, exceed $100,000;

    (5)(A) any overdue interest (together with, to the extent lawful, interest on such overdue interest at the applicable interest rate) and (B) interest currently due and payable, will be paid to the bondholders;

    (6)(A) principal due and payable (x) as a result of an event of default or
       (y) on the final maturity date of a class of bonds and (B) scheduled principal due and payable on that payment date, will be paid to the bondholders;

    (7)unpaid fees and expenses (including indemnities) payable by the issuer will be paid to the persons entitled thereto;

    (8)the amount, if any, by which the interest reserve subaccount needs to be funded to equal the targeted interest reserve level as of that payment date will be allocated to the interest reserve subaccount;

    (9)the amount, if any, by which the capital subaccount needs to be funded to equal the required capital level as of that payment date (disregarding for this purpose any interest earnings held in the capital subaccount) will be allocated to the capital subaccount;

   (10)the amount, if any, by which the overcollateralization subaccount needs to be funded to equal the targeted overcollateralization level as of that payment date will be allocated to the overcollateralization subaccount; and

   (11)the balance, if any, will be allocated to the reserve subaccount for payment on subsequent payment dates.

   Following the repayment of all bonds, any amounts remaining in the collection account will be released to the issuer.

   In the case of any deficiency in the amount required under clause (5) above, amounts available to make payments under clause (5) above will be allocated among each class of bonds pro rata based upon the respective amounts of interest owed on the bonds of each class, and allocated and paid to holders within each class pro rata based upon the respective principal amount of bonds held. In the case of any deficiency in the amount required under clause (6) above, amounts available to make payments under clause (6) above will be allocated among each class of bonds pro rata based upon the respective principal amount of bonds due (in the case of clause (6)(A)(x)) or scheduled to be paid (in the case of clauses (6)(A)(y) and (6)(B), based on priorities described in the prospectus supplement and according to the expected amortization schedule for such class), and allocated and paid to the holders within each class pro rata based upon the principal amount of bonds held.

   If on any payment date, or for any amounts payable under clauses (1) through
(4) above, on any business day, funds on deposit in the general subaccount are insufficient to make the payments contemplated by clauses (1) through (6) above, the trustee will:

    .  first, draw from amounts on deposit in the reserve subaccount;

    . second, draw from amounts on deposit in the overcollateralization subaccount;

    .  third, draw from amounts on deposit in the capital subaccount, and

    . fourth, draw from amounts on deposit in the interest reserve subaccount (but only to make payments under clause (5) above).

up to the amount of the shortfall, in order to make the payments described above. In addition, if on any payment date funds on deposit in the general subaccount are insufficient to make the allocations described in clauses (8),
(9) and (10) above, the trustee will draw from amounts on deposit in the reserve subaccount to make the required allocations.

   If the amount in the capital subaccount on the last day of any month exceeds the required capital level, the trustee will pay such excess amount to the issuer upon request, free and clear of the lien of the indenture.

   If the amount in the interest reserve subaccount on any payment date exceeds the targeted interest reserve level, the amount of the excess will be allocated to the reserve subaccount for distribution on subsequent payment dates.

   If any redemption date or other date specified in this prospectus for payment of any payments to bondholders is not a business day, the payments scheduled to be made on such date will be made on the following business day and no interest will accrue on the payment during the intervening period.

Actions by Bondholders

   The nominee for The Depository Trust Company as sole initial holder of the bonds, has the right to vote and give consents and waivers required to be given by the holders of any class of bonds.

   With some exceptions, the holders of a majority of the outstanding principal amount of the bonds will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee under the indenture, provided that:

    . the direction is not in conflict with any rule of law or with the indenture;

    . other than in the case of a default in the payment of any interest, principal or redemption price in respect of any bond, the trustee may not sell or liquidate the bond collateral unless the holders of 100 percent of the outstanding principal amount of the bonds consent thereto;

    . if the trustee elects to maintain possession of the bond collateral in compliance with the indenture, then any direction to the trustee by holders of bonds representing less than 100 percent of the outstanding principal amount of the bonds to sell or liquidate the bond collateral will be of no force and effect; and

    . the trustee may take any other action deemed proper by the trustee that is not inconsistent with such direction.

No holder of any bond will have the right to institute any proceeding with respect to the indenture, and each holder agrees, by its acceptance of any bond, to the fullest extent permitted by law, not to avail itself of any remedies in the securitization statute or to utilize or enforce the statutory lien under the securitization statute, unless:

    . the holder previously has given to the trustee written notice of a continuing event of default;

    . the holders of not less than 25 percent in principal amount of the outstanding bonds have made written request of the trustee to institute the proceeding in its own name as trustee;

    . the holder or holders have offered the trustee indemnity satisfactory to it;

    . the trustee has failed for 60 days after receipt of notice to institute a proceeding; and

    . no direction inconsistent with the written request has been given to the trustee during the 60-day period by the holders of a majority in principal amount of the outstanding bonds.

   The bondholders may not bring an action directly against the seller for a breach of its obligations under the sale agreement or against the servicer for a breach of its obligations under the servicing agreement. The bondholders may enforce their rights against the seller and servicer only through a cause of action brought for their benefit by the trustee.

Events of Default; Rights on Event of Default

   An event of default on the bonds is defined in the indenture as being:

    . a default in the payment of interest on any bond on its payment date that continues for a period of 5 days;

    . a default in the payment of the then unpaid principal of any bond on the final maturity date;

    . a default in the payment of the redemption price for any bond on a redemption date;

    . a default in the observance or performance in any material respect of any covenant or agreement of the issuer made in the indenture, which continues unremedied for 30 days after notice is given to the issuer by the trustee or to the issuer and the trustee by the holders of at least 25 percent in principal amount of the bonds then outstanding;

    . the inaccuracy in any material respect when made of any representation or warranty made by the issuer in the indenture or in any certificate or writing delivered by the issuer in connection with the indenture, which inaccuracy continues unremedied for 30 days after notice is given to the issuer by the trustee or to the issuer and the trustee by the holders of at least 25 percent in principal amount of the bonds then outstanding;

    . events of bankruptcy, insolvency, receivership or liquidation of the issuer; or

    . a breach by the State of New Hampshire of its pledge under the securitization statute (which pledge is described under "Description of the RRB Property--Pledge by the State of New Hampshire," which begins on page 33).

   Each of the seller, the servicer and the trustee will covenant that it will not at any time institute against the issuer any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

   If an event of default (other than a breach by the State of New Hampshire of its pledge under the securitization statute) should occur and be continuing, the trustee may and, upon the written direction of the holders of not less than a majority in principal amount of the bonds then outstanding, shall declare the bonds to be immediately due and payable. Under circumstances set forth in the indenture, the holders of a majority in principal amount of bonds then outstanding may rescind the declaration.

   Prior to acceleration of the bonds, the holders of bonds representing not less than a majority of the outstanding principal amount of the bonds may waive any default or event of default, except a default:

    .  in the payment of principal of or interest on any of the bonds; or

    . in respect of any covenant or provision of the indenture that cannot be modified or amended without the consent of the holders of each bond or of all classes of bonds affected;

which defaults may be waived only by the holders of each bond, or each affected class, as the case may be.

   If the bonds have been declared to be due and payable following an event of default, the trustee may, in its discretion, either sell the RRB property or elect to maintain possession of the RRB property and continue to apply payments arising from the RRB charge remitted to the trustee as if there had been no declaration of acceleration. We expect that there will be a limited resale market, if any, for the RRB property following a foreclosure of the indenture with respect to the bond collateral because of the unique nature of the RRB property as an asset and other factors discussed in this prospectus.

   In addition, the trustee is prohibited from selling the RRB property following an event of default, other than a default in the payment of any interest, principal or redemption price in respect of any bond, unless:

    .  the holders of all the outstanding bonds consent to the sale;

    . the proceeds of the sale are sufficient to pay in full the accrued interest on and the principal of the outstanding bonds; or

    . the trustee determines that the proceeds of the RRB property would not be sufficient on an ongoing basis to make all payments on the bonds as those payments would have become due if the bonds had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3 percent of the outstanding amount of the bonds.

   If a breach by the State of New Hampshire of its pledge under the securitization statute shall occur and be continuing, then the trustee, in its own name and as trustee of an express trust, will be, to the extent permitted by state and federal law, entitled and empowered to institute any suits, actions or proceedings at law, in equity or otherwise, to enforce the pledge and to collect any monetary damages as a result of a breach, and may prosecute any of these suits, actions or proceedings to final judgment or decree.

   Within 30 days after the occurrence of any event that is, or after notice or lapse of time or both would become, an event of default with respect to a class of bonds, the trustee will mail to each bondholder notice of all uncured or unwaived defaults known to it.

   The trustee will be under no obligation to exercise any of the rights or powers vested in it by the indenture at the request or direction of any of the holders of bonds unless such holders have offered to the trustee reasonable security or indemnity satisfactory to the trustee against the cost, expenses (including reasonable legal fees and expenses) and liabilities that might be incurred by it in complying with the request or direction.

Covenants of the Issuer

   The issuer may not consolidate with or merge into any other entity, unless:

    . the entity formed by or surviving a consolidation or merger of the issuer is organized under the laws of the United States, any state thereof or the District of Columbia;

    . the entity expressly assumes by an indenture supplemental to the indenture the issuer's obligation to make due and punctual payments on the bonds and the performance or observance of every agreement and covenant of the issuer under the indenture;

    . no event of default will have occurred and be continuing immediately after the merger or consolidation of the issuer;

    . the transaction will not result in a reduction or withdrawal of the then current ratings on any class of bonds;

    . the issuer has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the issuer or any bondholder and the consolidation or merger complies with the indenture and all conditions precedent relating to the transaction have been complied with; and

    . any action as is necessary to maintain the lien and security interest created by the indenture will have been taken.

   Except as specifically provided in the indenture, the issuer may not convey or transfer any of its properties or assets to any person or entity, unless:

    .  the person or entity acquiring the properties and assets:

       . is a United States citizen or an entity organized under the laws of the United States, any state thereof or the District of Columbia;

       . expressly assumes by an indenture supplemental to the indenture the issuer's obligation to make due and punctual payments on the bonds and the performance or observance of every agreement and covenant of the issuer under the indenture;

       . expressly agrees by a supplemental indenture that all right, title and interest so conveyed or transferred will be subject and subordinate to the rights of bondholders;

       . unless otherwise expressly waived by the trustee, expressly agrees to indemnify, defend and hold harmless the trustee against and from any loss, liability or expense arising under or related to the indenture and the bonds; and

       . expressly agrees by means of a supplemental indenture that the person (or if a group of persons, then one specified person) will make all filings with the Securities and Exchange Commission (and any other appropriate person) required by the Securities Exchange Act of 1934 in connection with the bonds;

    . no event of default under the indenture will have occurred and be continuing immediately after the transaction;

    . the transaction will not result in a reduction or withdrawal of the then current ratings on any class of bonds;

    . the issuer has received an opinion of counsel to the effect that the transaction will not have any material adverse tax consequence to the issuer or any bondholder and an officer's certificate and an opinion of counsel each stating that the conveyance or transfer complies with the indenture and all conditions precedent relating to the transaction have been complied with; and

    . any action as is necessary to maintain the lien and security interest created by the indenture will have been taken.

   The issuer may not, among other things:

    . except as expressly permitted by the indenture, sell, transfer, exchange or otherwise dispose of any of the assets of the issuer, unless directed to do so by the trustee in accordance with the indenture;

    . claim any credit on, or make any deduction from the principal or interest payable on, the bonds (other than amounts properly withheld under the Internal Revenue Code of 1986) or assert any claim against any present or former bondholder because of the payment of taxes levied or assessed on any part of the bond collateral;

    .  terminate its existence, dissolve or liquidate in whole or in part;

    .  permit the validity or effectiveness of the indenture to be impaired;

    . permit the lien of the indenture to be amended, subordinated, terminated or discharged or permit any person to be released from any covenants or obligations arising from the bonds except as may be expressly permitted by the indenture;

    . permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance, other than the lien and security interest created by the indenture or the statutory lien under the securitization statute, to be created by the issuer on or extend to or otherwise arise on or burden the bond collateral or any part of it or any interest in it or the proceeds from it; or

    . except for the statutory lien under the securitization statute, permit the lien of the indenture not to constitute a valid first priority security interest in the bond collateral.

   The issuer may not engage in any business other than financing, purchasing, owning and managing the RRB property in the manner contemplated by the indenture and the other transaction documents and activities incidental thereto. The issuer will not issue, incur, assume, guarantee or otherwise become liable for any indebtedness except for the bonds.

   The issuer may not, except for any eligible investments as contemplated by the indenture and the other transaction documents make any loan or advance or credit to, or guarantee, endorse or otherwise become contingently liable in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other person. The issuer will not, other than expenditures in an annual amount not to exceed $25,000, make any expenditure (by long-term or operating lease or otherwise) for capital assets (either real or personal property). The issuer will not, directly or indirectly, make payments to or from the collection account except in compliance with the indenture and the other transaction documents.

   The issuer may not make any payments, distributions or dividends to any owner of beneficial interests in the issuer arising from the beneficial interests in the issuer if any event of default has occurred and is continuing or if distributions cause the book value of the remaining equity in the issuer to decline below 0.50 percent of the initial principal amount of the bonds outstanding under the indenture.

   The issuer may deliver or cause the servicer to deliver to, among others, the trustee, the annual accountant's certificates, compliance certificates, reports regarding payments and statements to bondholders required by the servicing agreement.

Reports to Bondholders

   On or prior to each payment date, the servicer will prepare and provide to the issuer and the trustee a statement to be delivered to the bondholders and the rating agencies on the payment date. Each statement will include (to the extent applicable) the following information for a payment date or the period since the previous payment date, as applicable:

    .  the amount of the payment to bondholders allocable to principal;

    .  the amount of the payment to bondholders allocable to interest;

    . the outstanding principal balance of the bonds, after giving effect to payments allocated to principal reported above;

    . the difference, if any, between the outstanding principal balance of the bonds and the principal amount scheduled to be outstanding on a payment date according to the expected amortization schedule; and

    . the balance of amounts on deposit in the reserve subaccount, overcollateralization subaccount, capital subaccount, interest reserve subaccount and servicer advance subaccount after giving effect to payments or allocations made or to be made on the related payment date.

   The trustee will deliver to each holder of the bonds information in the trustee's possession that may be required to enable the holder to prepare its federal and state income tax returns. See "Federal Income Tax Consequences," which begins on page 67, and "New Hampshire Taxation of Bondholders," which begins on page 71.

Annual Compliance Statement

   The issuer will file annually with the trustee and the rating agencies a written statement as to whether it has fulfilled its obligations under the indenture.

Supplemental Indentures

   The trustee and the issuer will, from time to time, and without the consent of the bondholders, enter into one or more agreements supplemental to the indenture to:

    . add to the covenants of the issuer for the benefit of the bondholders, or to surrender any right or power in the indenture conferred on the issuer;

    . correct or supplement any provision in the indenture or in any supplemental indenture that may be defective or inconsistent with any other provision in the indenture or in any supplemental indenture or to make any other provisions regarding matters or questions arising under the indenture; provided that none of these actions adversely affect in any material respect the interests of the bondholders;

    .  cure any ambiguity or correct any mistake; or

    . qualify, if necessary, the indenture, including any supplemental indenture, under the Trust Indenture Act of 1939 and to add to the indenture such other provisions as may be expressly permitted by the Trust Indenture Act of 1939 excluding provisions referred to in Section 316(a)(2) of such Act as in effect on the closing date.

   In addition, the trustee and the issuer will, with the consent of bondholders holding not less than a majority of the outstanding principal amount of the bonds of all affected classes, enter into one or more indentures supplemental to the indenture for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or modifying the rights and obligations of bondholders. However, no supplemental indenture may, among other things, without the consent of each bondholder affected thereby:

    . change the date of payment of any installment of principal of or interest on any bond, or reduce the principal amount of any bond or the interest rate on any bond;

    . change the provisions of the indenture relating to the application of collections on, or the proceeds of the sale of, the bond collateral to payment of principal of or interest on the bonds, or change any place of payment where, or the currency in which, any bond or the interest on any bond is payable;

    . impair the right to institute suit for the enforcement of the provisions of the indenture requiring the application of available funds to the payment of any amounts due on the bonds on or after the respective due dates;

    . reduce the percentage of aggregate outstanding principal amount of the bonds of any class that is required for any supplemental indenture or reduce such percentage required for any waiver or consent

       (of compliance with certain provisions in the indenture or certain defaults thereunder and their consequences) provided for in the indenture;

    . reduce the percentage of the aggregate outstanding amount of the bonds required to direct the trustee to direct the issuer to sell or liquidate the collateral pursuant to the indenture;

    . modify the provisions in the indenture relating to amendments with the consent of bondholders, except to increase the percentage vote necessary to approve amendments or to add further provisions which cannot be modified or waived without the consent of all bondholders affected thereby;

    . modify any of the provisions of the indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any bond on any payment date (including the calculation of any of the individual components of such calculation) or to affect the rights of the bondholders to the benefit of any provisions for the mandatory redemption of the bonds contained in the indenture; or

    . permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any part of the collateral or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any property at any time subject to the indenture or deprive the bondholder of the security provided by the lien of the indenture.

Promptly following the execution of any amendment to the indenture (other than an amendment described in the preceding paragraph), the trustee will furnish written notice of the substance of an amendment to each bondholder.

   The trustee may in its discretion determine whether or not any bonds of a class would be affected by any supplemental indenture and any such determination shall be conclusive upon the bondholders of such class, whether theretofore or thereafter authenticated and delivered under the indenture. The trustee shall not be liable for any such determination made in good faith.

List of Bondholders

   With the written request of any bondholder or group of bondholders of record holding bonds evidencing not less than 10 percent of the outstanding principal amount of the bonds, the trustee will give such bondholder or bondholders access during business hours to the current list of bondholders for purposes of communicating with other bondholders about their rights under the indenture.

   The indenture does not provide for any annual or other meetings of bondholders.

Registration and Transfer of the Bonds

   If so specified in the prospectus supplement, the bonds will be issued in definitive form and will be transferable and exchangeable at the office of the registrar identified in the prospectus supplement. No service charge will be made for any registration or transfer of the bonds, but the owner may be required to pay a sum sufficient to cover any tax or other governmental charge.

Bonds Will Be Issued in Book-Entry Form

   Unless otherwise specified in the prospectus supplement, all classes of bonds will initially be represented by one or more bonds registered in the name of The Depository Trust Company--referred to as DTC--or another securities depository or its nominee. The bonds will be available to investors only in the form of book-entry bonds. Bondholders may also hold bonds through Clearstream Banking, Luxembourg, S.A., referred to as Clearstream, or Euroclear in Europe, if they are participants in one of those systems or indirectly through participants.

  The Role of DTC, Clearstream and Euroclear

   DTC will hold the global bond or bonds representing the bonds. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and

Euroclear's names on the books of their respective depositories. Currently, Citibank, N.A. is depository for Clearstream and The Chase Manhattan Bank is depository for Euroclear. Those depositories will in turn hold these positions in customers' securities accounts in the depositories' names on the books of DTC.

  The Function of DTC

   DTC is a limited purpose trust company organized under the laws of the State of New York, and is a member of the Federal Reserve System. DTC is a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of securities. Direct participants of DTC include securities brokers and dealers, banks, trust companies, clearing corporations and some other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the Nasdaq-Amex Market Group and the National Association of Securities Dealers, Inc. Access to DTC's system is also available to indirect participants.

  The Function of Clearstream

   Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thereby eliminating the need for physical movement of securities. Transactions may be settled by Clearstream in any of over 40 currencies, including United States dollars. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream is registered as a bank in Luxembourg, subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 2,500 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream has established an electronic bridge with Euroclear Bank S.A. in Brussels to facilitate settlement of trades between Clearstream and Euroclear. In November 2000, Clearstream and Euroclear signed an agreement to establish a new daytime transactions processing capability to supplement the existing overnight bridge between Clearstream and Euroclear. The new daytime bridge is expected to become automated by the end of 2001.

   Clearstream and Euroclear customers are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to Clearstream and Euroclear is available to other institutions that clear through or maintain a custodial relationship with an account holder of either system.

  The Function of Euroclear

   Euroclear was created in 1968 to hold securities for Euroclear participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. By performing these functions, Euroclear eliminated the need for physical movement of securities and also eliminated any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of over 40 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and arrangements with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below. Euroclear Bank S.A., or the Euroclear Operator, a bank incorporated under the laws of the Kingdom of Belgium and licensed by the Belgian Banking and Finance Commission, assumed the operating and banking functions of the Euroclear System as of January 1, 2001. All operations of the Euroclear System are conducted by the Euroclear

Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. The Euroclear Operator establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include central banks, commercial banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

  Terms and Conditions of Euroclear

   Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear and applicable Belgian law, which are referred to in this prospectus as the Terms and Conditions. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

  The Rules for Transfers Among DTC, Clearstream or Euroclear Participants

   Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream customers and Euroclear participants will occur in accordance with their respective rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depository. Cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in this system in accordance with its rules and procedures and within its established deadlines, in European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depository to take action to effect final settlement on its behalf by delivering or receiving bonds in DTC, and making or receiving payments in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to the depositories.

  DTC will be the Holder of the Bonds

   Unless and until definitive certificated bonds are issued to beneficial owners of the bonds, which bonds are referred to as certificated bonds, it is anticipated that the only "holder" of bonds will be DTC. Bondholders will only be permitted to exercise their rights as bondholders indirectly through participants and DTC. All references herein to actions by bondholders thus refer to actions taken by DTC upon instructions from its participants, unless certificated bonds are issued. In addition, all references herein to payments, notices, reports and statements to bondholders refer to payments, notices, reports and statements to DTC, as the registered holder of the bonds, for subsequent payments to the beneficial owners of the bonds in accordance with DTC procedures, unless certificated bonds are issued.

  Book-Entry Transfers and Transmission of Payments

   Except under the circumstances described below, while any book-entry bonds are outstanding, under DTC's rules, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the book-entry bonds. In addition, DTC is required to receive and transmit payments of principal of, and interest on, the book-entry bonds. Participants with whom bondholders have accounts with respect to book-entry bonds are similarly required to make book-entry transfers and receive and transmit these payments on behalf of their respective bondholders. Accordingly, although bondholders will not possess certificated bonds, DTC's rules provide a mechanism by which bondholders will receive payments and will be able to transfer their interests.

   DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and some banks. Thus, the ability of holders of beneficial interests in the bonds to pledge bonds to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of these bonds, may be limited due to the lack of certificated bonds.

   DTC has advised the trustee that it will take any action permitted to be taken by a bondholder under the indenture only at the direction of one or more participants to whose account with DTC the bonds are credited.

  How Bond Payments Will Be Credited by Clearstream and Euroclear

   Payments with respect to bonds held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream customers or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depository. These payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences," which begins on page 67. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a bondholder under the indenture on behalf of a Clearstream customer or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depository's ability to effect these actions on its behalf through DTC.

   DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of bonds among customers or participants of DTC, Clearstream and Euroclear. However, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

Certificated Bonds

  The Circumstances That Will Result in the Issuance of Certificated Bonds

   Unless otherwise specified in the prospectus supplement, each class of bonds will be issued in fully registered, certificated form to beneficial owners of bonds or other intermediaries, rather than to DTC, only if:

    . DTC advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to that class of bonds and the issuer is unable to locate a qualified successor;

    . the issuer, at its option, elects to terminate the book-entry system through DTC; or

    . after the occurrence of an event of default under the indenture, beneficial owners of bonds representing at least a majority of the outstanding principal amount of bonds advise DTC and the trustee in writing that the continuation of a book-entry system through DTC, or a successor thereto, is no longer in the bondholders' best interest.

  The Delivery of Certificated Bonds

   Upon the occurrence of any event described in the immediately preceding paragraph, DTC will be required to notify the trustee and all affected beneficial owners of bonds through participants of the availability of certificated bonds. Upon surrender by DTC of the bonds in the possession of DTC that had represented the applicable bonds and receipt of instructions for re-registration, the trustee will authenticate and deliver certificated bonds to the beneficial owners. Thereafter, the trustee will recognize the holders of any of these certificated bonds as the bondholders under the indenture.

  The Payment Mechanism for Certificated Bonds

   Payments of principal of and interest on certificated bonds will be made by the trustee, as paying agent, in accordance with the procedures set forth in the indenture. These payments will be made directly to holders of certificated bonds in whose names the certificated bonds were registered at the close of business on the related record date specified in the prospectus supplement. These payments will be made by check mailed to the address of the holder as it appears on the register maintained by the trustee or by wire transfer in immediately available funds in accordance with the indenture.

  The Transfer or Exchange of Certificated Bonds

   Certificated bonds will be transferable and exchangeable at the offices of the trustee. No service charge will be imposed for any registration of transfer or exchange, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

  Final Payments on Certificated Bonds

   The final payment on any certificated bonds, however, will be made only upon presentation and surrender of the bond at the office or agency specified in the notice of final payment to bondholders.

                        FEDERAL INCOME TAX CONSEQUENCES

General

   The following is a summary of the material federal income tax consequences to bondholders, and is based on the opinion of Day, Berry & Howard LLP. Day, Berry & Howard LLP has advised the issuer that the description of those material federal income tax consequences in this summary is accurate in all material respects. The opinion of Day, Berry & Howard LLP is based on some assumptions and is limited by some qualifications stated in this discussion or in that opinion. This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended, currently applicable Treasury regulations, and judicial and administrative rulings and decisions. Legislative, judicial or administrative changes could alter or modify the statements and conclusions in this discussion. Any legislative, judicial or administrative changes or new interpretations may be retroactive and could affect tax consequences to bondholders.

   This discussion applies to bondholders who acquire the bonds at original issue for cash and hold the bonds as capital assets. This discussion does not address all of the tax consequences relevant to a particular bondholder in light of that bondholder's circumstances, and some bondholders may be subject to special tax rules and limitations not discussed below (e.g., life insurance companies, tax-exempt organizations, financial institutions, dealers in securities, S corporations, taxpayers subject to the alternative minimum tax provisions of the Internal Revenue Code, broker-dealers, and persons who hold the bonds as part of a hedge, straddle, "synthetic security", or other integrated investment, risk reduction or constructive sale transaction). This discussion also does not address the tax consequences to nonresident aliens, foreign corporations, foreign partnerships or foreign trusts that are subject to U.S. federal income tax on a net basis on income with respect to a bond because that income is effectively connected with the conduct of a U.S. trade or business. Those holders generally are taxed in a manner similar to U.S. Bondholders (as defined below); however, special rules not applicable to U.S. Bondholders may apply. In addition, except as described below, this discussion does not address any tax consequences under state, local or foreign tax laws or the consequences under any tax treaties. Consequently, you are urged to consult your tax adviser to determine the federal, state, local and foreign income and any other tax consequences of the purchase, ownership and disposition of the bonds.

   We use the term, "U.S. Bondholders" to mean a "U.S. Person" who is the beneficial owner of a bond. A "U.S. Person" is:

    .  a citizen or resident of the United States;

    . a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States, or under the laws of the United States or of any state (including the District of Columbia);

    . a partnership (or entity treated as a partnership for tax purposes) organized in the United States, or under the laws of the United States or of any state (including the District of Columbia) unless provided otherwise by future Treasury regulations;

    . an estate the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its source; or
    . a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust.

   In addition, as provided in Treasury regulations, some trusts in existence on August 20, 1996, and treated as U.S. Persons prior to that date, may elect to continue to be treated for federal income tax purposes as U.S. Persons.

   This discussion assumes that each bond is issued in registered form.

Treatment of the Bonds

   Public Service Company has received a ruling from the Internal Revenue Service holding that the bonds are obligations of Public Service Company for federal income tax purposes.

   Based on such ruling, and the assumptions and subject to the qualifications stated herein, it is the opinion of Day, Berry & Howard LLP that the material federal income tax consequences to bondholders are as follows:

Taxation of U.S. Bondholders

  Payments of Interest

   Stated interest on the bonds will be taxable as ordinary interest income when received or accrued by U.S. Bondholders under their method of accounting. Generally, interest on the bonds will constitute "investment income" for purposes of Internal Revenue Code limitations on the deductibility of investment interest expense.

  Original Issue Discount

   This discussion assumes that any original issue discount on the bonds (i.e., any excess of the stated redemption price at maturity of the bond over its issue price) is less than a statutory minimum amount (equal to 0.25 percent of its stated redemption price at maturity multiplied by the bond's weighted average maturity) as provided in the Treasury's original issue discount regulations. Accordingly, unless a special election is made to treat all interest on a bond as original issue discount, any original issue discount generally will be taken into income by a U.S. Bondholder as gain from the retirement of a bond (as described below under "--Sale or Other Taxable Disposition of Bonds") ratably as principal payments are made on the bonds.

  Market Discount and Premium

   If a U.S. Bondholder purchases (including a purchase at original issuance for a price less than the issue price) a bond for an amount that is less than the principal balance of the bond, the difference will be treated as "market discount" unless it is less than a statutory minimum amount. This market discount will generally be treated as accruing ratably on the bond during the period from the date of acquisition to the maturity date of the bond, unless the U.S. Bondholder makes an election to accrue the market discount on a constant yield to maturity basis. The U.S. Bondholder will be required to treat any principal payment on, or any gain realized on the sale, exchange, retirement or other disposition of the bonds as ordinary income to the extent of the lesser of:

    .  the amount of the payment or gain; or

    . the market discount which is treated as having accrued on the bond at the time of the payment or disposition and which has not previously been included in income.

In addition, a U.S. Bondholder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a bond with market discount, until the maturity of the bond or its earlier disposition in a taxable transaction.

   In the alternative, a U.S. Bondholder may elect to include market discount in income currently as it accrues on either a ratable or quarterly compounding basis, in which case the rules described above will not apply. The election to include market discount in income as it accrues will apply to all market discount instruments acquired by the U.S. Bondholder on or after the first day of the taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service. Generally, currently included market discount is treated as ordinary interest for United States federal income tax purposes.

   A purchaser who acquires a bond at a premium (i.e., at a purchase price greater than the principal balance) may elect to offset the premium against interest income on the bond on a constant yield to maturity basis. Any amortized premium will reduce the adjusted basis of the bond. If the bond is redeemed before maturity for a price less than the adjusted basis of the bond, a U.S. Bondholder will be allowed an ordinary loss deduction for the unamortized premium. An election to amortize bond premium applies to all bonds acquired by a U.S. Bondholder on or after the first day of the taxable year to which the election applies and can be revoked only with the consent of the Internal Revenue Service.

Sale or Other Taxable Disposition of Bonds

   If there is a sale, exchange, redemption, retirement or other taxable disposition of a bond, a U.S. Bondholder generally will recognize gain or loss equal to the difference between (a) the amount of cash and the fair market value of any other property received (other than amounts attributable to, and taxable as, accrued stated interest) and (b) the U.S. Bondholder's adjusted tax basis in the bond. The adjusted tax basis in the bond generally will equal its cost, increased by any original issue discount or market discount included in income with respect to the bond prior to its disposition and reduced by any payments reflecting principal or original issue discount previously received with respect to the bond and any amortized premium. Gain or loss generally will be capital gain or loss if the bond was held as a capital asset, except for that portion, if any, of the gain treated as ordinary income pursuant to the market discount rules. See "--Taxation of U.S. Bondholders--Market Discount and Premium," which begins on page 68.

Non-U.S. Bondholders

   In general, a non-U.S. Bondholder will not be subject to U.S. federal income or withholding tax on interest (including original issue discount) on a bond unless:

    . the non-U.S. Bondholder is a controlled foreign corporation that is related to Public Service Company through stock ownership or is otherwise related as determined by Internal Revenue Code Section 864(d);

    . the non-U.S. Bondholder is a bank as determined under Internal Revenue Code Section 581 which receives interest as described in Internal Revenue Code Section 881(c)(3)(A); or

    . the non-U.S. Bondholder actually or constructively owns 10% or more of the total combined voting power of all classes of stock of Public Service Company entitled to vote.

In order for interest payments to qualify for the exemption from U.S. taxation described above, the last person or entity in the United States in the chain of interest payments to the non-U.S. Bondholder (the "Withholding Agent") must have received (in the year in which a payment of interest or principal occurs or in either of the two preceding years) a statement that complies with Internal Revenue Service informational requirements and:

    .  is signed by the non-U.S. Bondholder under penalty of perjury;

    .  certifies that the non-U.S. Bondholder is not a U.S. Person; and

    .  provides the name and address of the non-U.S. Bondholder.

   The statement may be made on a Form W-8BEN, and the non-U.S. Bondholder must inform the Withholding Agent of any change in the information on the statement within 30 days of the change. If a bond is held through a securities clearing organization or other financial institution, the organization or institution may provide a signed statement to the Withholding Agent certifying under penalties of perjury that the Form W-8BEN has been received by it from the bondholder or from another qualifying financial institution. However, in that case, the signed statement must be accompanied by a copy of the Form W-8BEN provided by the non-U.S. Bondholder to the organization or institution holding the bond on behalf of the non-U.S. Bondholder. We urge non-U.S. bondholders to consult a tax advisor about the specific methods to satisfy Internal Revenue Service informational reporting requirements.

   Generally, any gain or income realized by a non-U.S. Bondholder from the sale, exchange, redemption, retirement or other disposition of a bond (other than gain attributable to accrued interest or original issue discount, which is addressed above) will not incur U.S. federal income tax liability, provided, in the case of a bondholder who is an individual, that the bondholder is not present in the United States for 183 or more days during the taxable year in which a disposition of a bond occurs. Exceptions may be applicable, and non-U.S. Bondholders should consult a tax adviser regarding the tax consequences of a disposition of a bond.

Information Reporting and Backup Withholding

   Some bondholders may be subject to backup withholding at a rate as high as 30.5% on interest (including original issue discount) and proceeds received from the disposition of a bond. Generally, backup withholding will apply if the bondholder fails to provide identifying information (such as the payee's taxpayer identification number) in the manner required, or if the payee has failed to report properly the receipt of reportable interest or dividend payments and the Internal Revenue Service has notified the payor that backup withholding is required. Some bondholders (including, among others, corporations and some tax-exempt organizations) generally are not subject to backup withholding.

   Backup withholding and information reporting generally will not apply to a bond issued in registered form that is beneficially owned by a non-U.S. Bondholder if the certification of non-U.S. status is provided to the Withholding Agent as described above in "--Non-U.S. Bondholders," as long as the payor does not have actual knowledge that the bondholder is a U.S. Person. The Withholding Agent may be required to report annually to the Internal Revenue Service and to each non-U.S. Bondholder the amount of interest paid to, and the tax withheld, if any, for each non-U.S. Bondholder.

   If payments of principal and interest are made to the beneficial owner of a bond by or through the foreign office of a custodian, nominee or other agent of that beneficial owner, or if the proceeds of the sale of bonds are made to the beneficial owner of a bond through a foreign office of a "broker" (as defined in the pertinent Treasury regulations), the proceeds will not be subject to backup withholding (absent actual knowledge that the payee is a U.S. Person). Information reporting (but not backup withholding) will apply, however, to a payment by a foreign office of a custodian, nominee, agent or broker that:

    .  is a U.S. Person;

    . is a controlled foreign corporation for U.S. federal income tax purposes; or

    . derives 50% or more of its gross income from the conduct of a U.S. trade or business for a specified three-year period, unless the broker has in its records documentary evidence that the holder is a non-U.S. Bondholder and other conditions are met (including that the broker has no actual knowledge that the bondholder is a U.S. Bondholder) or the bondholder otherwise establishes an exemption.

Payment through the U.S. office of a custodian, nominee, agent or broker is subject to both backup withholding at a rate as high as 30.5% and information reporting, unless the bondholder certifies that it is a non-U.S. Person under penalties of perjury or otherwise establishes an exemption.

   Any amounts withheld under the backup withholding rules from a payment to a bondholder would be allowed as a refund or a credit against that bondholder's U.S. federal income tax, provided that the required information is furnished to the Internal Revenue Service.

   Regulations regarding the withholding and information reporting rules discussed above were issued by the Treasury Department in October 1997 and amended in May 2000. In general, the regulations did not significantly alter the substantive withholding and information reporting requirements but rather unified the prior certification procedures and forms and clarified reliance standards. In addition, the regulations permit the shifting of primary responsibility for withholding to financial intermediaries acting on behalf of beneficial owners. The regulations are generally effective for payments made after December 31, 2000, although there are transition rules. Under the regulations, new forms generally will have to be solicited from U.S. Bondholders earlier than replacements for expiring existing forms otherwise would have been solicited. You should consult your tax adviser about the impact, if any, of the regulations. The statutory rate for backup withholding has been reduced to 30.5% for the year 2001, and will continue to be reduced in increments over the next several years until it reaches a rate of 28% in 2006.

                     NEW HAMPSHIRE TAXATION OF BONDHOLDERS

   Rath, Young and Pignatelli, Professional Association, New Hampshire counsel to Public Service Company, has provided its opinion to Public Service Company that under existing law and subject to the assumptions and qualifications stated in its opinion, the interest on the bonds (including any original issue discount properly allocable thereto) will be exempt from the New Hampshire personal income tax on interest and dividends. No assurance can be given that future legislation will not have adverse tax consequences for owners of the bonds who may be or become subject to taxation by the State of New Hampshire. Rath, Young and Pignatelli, Professional Association has not opined and will not opine as to other New Hampshire tax consequences with respect to the bonds.

   New Hampshire imposes a business profits tax on certain business income earned by organizations that carry on any business activity within the state. Business organizations are generally subject to the business profits tax regardless of whether they operate as corporations, partnerships, limited liability companies, business trusts or sole proprietorships. In general, the determination of taxable business profits is based upon federal taxable income. Interest on the bonds (including any original issue discount properly allocable thereto), and any gain recognized upon disposition of the bonds, may be subject to taxation under New Hampshire's business profits tax statute to the extent that the bondholder is conducting any business activity within New Hampshire and to the extent that such interest is taxable for federal income tax purposes.

   The bonds will be included in the determination of New Hampshire's taxation of legacies and successions to the extent that the bondholder is subject to such taxation.

   This discussion does not address the tax consequences of the purchase, ownership and disposition of the bonds under any state or local tax law other than that of New Hampshire. Investors considering whether to invest in the bonds should consult their own tax advisor to determine tax consequences of the purchase, ownership and disposition of the bonds under the taxation laws of New Hampshire and any other states.

                             ERISA CONSIDERATIONS

   The Employee Retirement Income Security Act of 1974, or ERISA, and/or
Section 4975 of the Internal Revenue Code impose restrictions and requirements on the following:

    . employee benefit plans and other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and some collective investment funds and insurance company general or separate accounts in which the assets of these plans, accounts or arrangements are invested ("Plans"); and

    . persons who are fiduciaries for Plans in connection with the investment of assets of Plans ("Plan Assets").

   Generally, any person who has discretionary authority or control over the management or disposition of Plan Assets, and any person who provides investment advice about Plan Assets for a fee or other consideration, is a fiduciary for those Plan Assets. For those Plans that are governed by ERISA, ERISA imposes on Plan fiduciaries specific fiduciary responsibilities, including investment prudence, diversification and investing according to the documents governing the Plan.

Prohibited Transactions

   ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving Plan Assets and persons or entities that are deemed "parties in interest" under Section 3(14) of ERISA or "disqualified persons" under Section 4975(e)(2) of the Internal Revenue Code ("Parties in Interest"), unless a statutory or administrative exemption applies. Parties in Interest and Plan fiduciaries that participate in a prohibited transaction may be liable for penalties under ERISA and/or excise taxes imposed under Section 4975 of the Internal Revenue Code. These prohibited transactions generally are described in
Section 406 of ERISA and Section 4975 of the Internal Revenue Code.

   Some governmental and church plans are not governed by ERISA or Section 4975 of the Internal Revenue Code. The prohibited transaction provisions described above do not apply to these plans. If a plan is exempt from taxation under
Section 501(a) of the Internal Revenue Code as a plan described in Section 401(a) of the Internal Revenue Code, however, it may lose its tax exemption if it engages in a prohibited transaction described in Section 503 of the Internal Revenue Code.

   Any fiduciary or other Plan investor considering whether to purchase the bonds on behalf of a Plan or with Plan Assets should determine whether the purchase is consistent with its fiduciary duties and whether the purchase would constitute or result in a non-exempt prohibited transaction under ERISA and/or
Section 4975 of the Internal Revenue Code because Public Service Company, the trustee, the underwriters or any of their affiliates is a Party in Interest under the investing Plan and may be deemed to be benefiting from the issuance of the bonds. In particular, the bonds may not be purchased with Plan Assets if any of Public Service Company, the trustee, the underwriters or any of their affiliates:

    . has investment or administrative discretion over the Plan Assets used to effect the purchase;

    . has authority or responsibility to give, or regularly gives, investment advice regarding the Plan Assets, for a fee and under an agreement or understanding that the advice will serve as a primary basis for investment decisions for the Plan Assets, and will be based on the particular investment needs of the Plan; or

    . unless exemptive relief applies under a U.S. Department of Labor prohibited transaction exemption, is an employer maintaining or contributing to the Plan.

Each purchaser of the bonds will be deemed to have represented and warranted that its purchase of the bonds or any interest in the bonds does not violate the limitations described above.

Plan Asset Regulation

   It is possible that the bonds will be treated as "equity interests" in the issuer under a plan asset regulation issued by the U.S. Department of Labor, which provides that debt with "substantial equity features" will be considered equity interests. Generally, the plan asset regulation provides that if Plans acquire a "significant" equity interest in an entity, the entity may be considered to hold Plan Assets. Therefore, if the bonds are purchased with Plan Assets, the assets of the issuer may be deemed Plan Assets of the investing Plans which, in turn, would subject the issuer and its assets to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code. Even though only minimal administrative activity is expected at the issuer level, it is likely that the issuer will interact with Public Service Company, the trustee, the underwriters and their affiliates. If Public Service Company, the trustee, the underwriters or any of their affiliates is a Party in Interest to a Plan that purchases bonds, violations of the prohibited transaction rules could occur at the issuer level, unless a statutory or administrative exemption applies or an exception applies under the plan asset regulation.

   Before purchasing any bonds, a Plan fiduciary, other Plan investor or Party in Interest should consider whether a prohibited transaction might arise by reason of any relationship between the investing Plan and Public Service Company, the trustee, the underwriters or any of their affiliates. The U.S. Department of Labor has issued some class exemptions that may afford exemptive relief for otherwise prohibited transactions arising from the purchase or holding of the bonds, including U.S. Department of Labor Prohibited Transaction Exemptions 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Investment Managers); 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts); 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds); 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts); and 84-14 (Class Exemption for Plan Assets Transactions Determined by Independent Qualified Professional Asset Managers). A purchaser of the bonds should be aware, however, that even if the conditions specified in one or more of the above exemptions are met, the scope of the relief provided by the exemption might not cover all acts which might be construed as prohibited transactions.

   Plans would not have a "significant" equity interest in the issuer, and application of the plan asset regulation would be avoided, if Benefit Plan Investors (as defined in the plan asset regulation) own less than 25 percent of each class of equity in the issuer. However, there is no commitment to limit purchases of bonds by Benefit Plan Investors in this manner.

Conclusion

   In light of the foregoing, Plan fiduciaries or other Plan investors considering whether to purchase the bonds with Plan Assets of any Plan and Parties in Interest should consult their own legal advisors regarding whether the issuer's assets would be considered Plan Assets, the consequences that would apply if the issuer's assets were considered Plan Assets, and the availability of exemptive relief from the prohibited transaction rules or an exception under the Plan Asset Regulation. Fiduciaries and other Plan investors should also consider the fiduciary standards under ERISA or other applicable law in the context of the Plan's particular circumstances before authorizing an investment of Plan Assets in the bonds. Among other factors, fiduciaries and other Plan investors should consider whether the investment:

    . satisfies the diversification requirement of ERISA or other applicable law;

    .  complies with the Plan's governing instruments; and

    . is prudent in light of the "Risk Factors" and other factors discussed in this prospectus.

                                USE OF PROCEEDS

   The issuer will use the net proceeds from the sale of the bonds to purchase the RRB property from the seller and to pay the costs of issuing the bonds, including the initial funding of the interest reserve subaccount. The seller may apply the net proceeds from the sale of the RRB property in accordance with the finance order to buy down purchased power obligations.

                             PLAN OF DISTRIBUTION

   The issuer may sell the bonds to or through the underwriters named in the prospectus supplement by a negotiated firm commitment underwriting and public reoffering by the underwriters or another underwriting arrangement that may be specified in the prospectus supplement or the issuer may offer or place the bonds either directly or through agents. The issuer intends that bonds will be offered through these various methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the bonds may be made through a combination of these methods.

   The distribution of bonds may be effected in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to prevailing market prices or in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

   In connection with the sale of the bonds, underwriters or agents may receive compensation in the form of discounts, concessions or commissions. Underwriters may sell bonds to dealers at prices less a concession. Underwriters may allow, and the dealers may reallow, a concession to other dealers. Underwriters, dealers and agents that participate in the distribution of the bonds may be deemed to be underwriters and any discounts or commissions received by them from the issuer and any profit on the resale of the bonds by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. We will identify any of these underwriters or agents, and describe any compensation we give them, in the prospectus supplement.

                                 LEGAL MATTERS

   Certain legal matters relating to the bonds and certain federal income tax consequences of the issuance of the bonds will be passed on by Day, Berry & Howard LLP, Hartford, Connecticut, counsel to Public Service Company and the issuer. Certain legal matters relating to the bonds and certain state income tax consequences of the issuance of the bonds will be passed on by Rath, Young and Pignatelli, Professional Association, Concord, New Hampshire, New Hampshire counsel to Public Service Company and the issuer. Certain legal matters relating to the bonds will be passed upon by Richards, Layton & Finger, P.A., Wilmington, Delaware, Delaware counsel to the issuer. Certain legal matters relating to the bonds will be passed upon by Orrick, Herrington & Sutcliffe LLP, San Francisco, California, counsel to the underwriters.

                                    EXPERTS

   The financial statements of PSNH Funding LLC 2 as of December 18, 2001 and for the period December 10, 2001 (date of inception) to December 18, 2001 included in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon said firm as experts in accounting and auditing in giving said reports.

                              PSNH FUNDING LLC 2

                         INDEX TO FINANCIAL STATEMENTS


Report of Independent Public Accountants........................................................... F-2

Financial Statements:

Balance Sheet as of December 18, 2001.............................................................. F-3

Statement of Operations for the period from December 10, 2001 (inception date) to December 18, 2001 F-4

Statement of Changes in Member's Equity for the period from December 10, 2001 (inception date)
 December 18, 2001................................................................................. F-5

Statement of Cash Flow for the period from December 10, 2001 (inception date) to December 18, 2001. F-6

Notes to Financial Statements...................................................................... F-7

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To PSNH Funding LLC 2:

   We have audited the accompanying balance sheet of PSNH Funding LLC 2 as of December 18, 2001 and the related statement of operations, changes in member's equity and cash flow from the date of inception (December 10, 2001) to December 18, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

   We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PSNH Funding LLC 2 as of December 18, 2001, and the results of its operations and its cash flow from the date of inception (December 10, 2001) to December 18, 2001, in conformity with accounting principles generally accepted in the United States.

                                          /s/ Arthur Andersen LLP

Hartford, Connecticut
December 19, 2001

                              PSNH FUNDING LLC 2

                                 Balance Sheet
                            as of December 18, 2001

ASSETS
Cash.............................................     $1,000
                                                      ======
MEMBER'S EQUITY
Member's Equity .................................     $1,000
                                                      ======




  The accompanying notes are an integral part of these financial statements.

                              PSNH FUNDING LLC 2

                            Statement of Operations
  for the period from December 10, 2001 (inception date) to December 18, 2001

INCOME............................   $--
EXPENSES..........................    --
                                     ---
NET INCOME........................   $--
                                     ===

  The accompanying notes are an integral part of these financial statements.

                              PSNH FUNDING LLC 2

                    Statement of Changes in Member's Equity
  for the period from December 10, 2001 (inception date) to December 18, 2001


Member's equity as of the date of inception.......... $   --

Investment by Public Service Company of New Hampshire  1,000
                                                      ------

Member's change in equity as of December 18, 2001.... $1,000
                                                      ======



  The accompanying notes are an integral part of these financial statements.

                              PSNH FUNDING LLC 2

                            Statement of Cash Flow
  for the period from December 10, 2001 (inception date) to December 18, 2001


Net cash flow provided by operating activities $   --

Net cash flow provided by investing activities  1,000

Net cash flow provided by financing activities     --

Net cash at the beginning of the period.......     --
                                               ------

Net cash at the end of the period............. $1,000
                                               ======

  The accompanying notes are an integral part of these financial statements.

                              PSNH FUNDING LLC 2
                         Notes to Financial Statements

1. NATURE OF OPERATIONS

   PSNH Funding LLC 2 is a special purpose limited liability company whose sole member is Public Service Company of New Hampshire (Public Service Company), a provider of electric services. PSNH Funding LLC 2 is a wholly owned subsidiary of Public Service Company, which is a wholly owned subsidiary of Northeast Utilities.

   The electric industry securitization statute in New Hampshire authorizes the Public Utilities Commission to issue a finance order, which establishes the amount of stranded costs that Public Service Company is permitted to finance through the issuance of rate reduction bonds. The Public Utilities Commission issued the finance order on December 6, 2001. The finance order establishes, among other things, the RRB charge to recover the stranded costs specified in the finance order. The RRB charge is non-bypassable in that customers must pay it whether or not they purchase energy from Public Service Company or a third party supplier of energy, and whether or not their distribution system is being operated by Public Service Company or a successor distribution company.

   The electric industry securitization statute provides that the right to collect payments based on the RRB charge is a property right (the RRB property) which may be pledged, assigned or sold in connection with the issuance of the bonds. Under the securitization statute and the finance order, the owner of the RRB property is entitled to assess the RRB charge until the earlier of 8 years after the issuance of the bonds and the date on which the owner of the RRB property has received payments from customers sufficient to retire all outstanding bonds and to pay fees and expenses of servicing and retiring the bonds. The RRB property is a property right consisting of the right, title, and interest to all revenues, collections, claims, payments, money or proceeds of or arising from the RRB charge.

   PSNH Funding LLC 2 was organized on December 10, 2001, under the laws of the State of Delaware. PSNH Funding LLC 2 was organized for the limited purpose of holding and servicing the RRB property which it will acquire from Public Service Company. PSNH Funding LLC 2 will also issue bonds secured by the RRB property and engage in other related activities. PSNH Funding LLC 2 is restricted from engaging in any non-related activities. In addition, PSNH Funding LLC 2 is required to operate in a manner intended to reduce the likelihood that it would be consolidated in Public Service Company's bankruptcy estate if Public Service Company becomes involved in a bankruptcy case.

   PSNH Funding LLC 2 is legally separate from Public Service Company. The assets and revenues of PSNH Funding LLC 2, including, without limitation, the transition property, are not available to the creditors of Public Service Company, and the transition property and other debt collateral will not be an asset of Public Service Company. PSNH Funding LLC 2 has not yet acquired the RRB property nor has it issued any bonds.

   PSNH Funding LLC 2, since its formation on December 10, 2001, has not conducted any business activities. However, Public Service Company has incurred legal and debt issuance related costs which may be allocated to PSNH Funding LLC 2 upon issuance of the bonds. The expenses incurred to date by Public Service Company on behalf of PSNH Funding LLC 2 are approximately $207,702.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of presentation

   The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                              PSNH FUNDING LLC 2

  Cash

   Cash and cash equivalents include cash on hand and short-term cash investments, if any, which are highly liquid in nature and have maturities of three months or less.

3. THE BONDS

   PSNH Funding LLC 2 intends to issue up to $53 million of bonds under the terms of the indenture. The bonds may be issued in one or more classes. All bonds of the same class will be identical in all respects except for their denominations. The issuer may not issue any additional bonds under the indenture other than in connection with the replacement, transfer or exchange of bonds initially issued thereunder.

4. INCOME TAXES

   PSNH Funding LLC 2 will not elect to be taxed as a corporation for federal income tax purposes, therefore, no federal income taxes will be due by PSNH Funding LLC 2.

5. RELATED PARTIES

   Public Service Company will manage, service and administer, and bill and collect payments arising from the transition property according to the terms of the servicing agreement. Public Service Company's duties will include responding to inquiries of customers and the Public Utilities Commission regarding the transition property and the RRB charge, calculating electricity usage, accounting for collections, and furnishing periodic reports and statements to PSNH Funding LLC 2.

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                $_________ Rate Reduction Bonds, Series 2002-1

                              PSNH Funding LLC 2
                              Issuer of the Bonds

                    Public Service Company of New Hampshire
                              Seller and Servicer

                                 -------------

                             PROSPECTUS SUPPLEMENT

                                [      ], 2002

                                 -------------

                             Salomon Smith Barney

                       Prospectus Delivery Requirements

   Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of these securities and with respect to their unsold allotments or subscriptions. In addition, all dealers selling these securities will deliver a
prospectus supplement and prospectus until [      ], 2002.

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--------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. Other Expenses of Issuance and Distribution.

   The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered, other than underwriting discounts and commissions. All amounts shown are estimates, except the Securities and Exchange Commission registration fee.

Item                                                 Amount
----                                                 ------
Securities and Exchange Commission Registration Fee.
Printing and Marketing Expenses.....................
Trustees' Fees and Expenses.........................
Accountants' Fees and Expenses......................
Legal Fees and Expenses.............................
Rating Agency Fees..................................
Public Agency Fees..................................
Financial Advisor Structuring Fee...................
Miscellaneous Fees and Expenses (including Blue Sky)
                                                      ----
       Total........................................
                                                      ====

ITEM 15. Indemnification of Directors and Officers.

   Section 18-108 of the Delaware Limited Liability Company Act provides that subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may and has the power to indemnify and hold harmless any member or other person from and against any and all claims and demands whatsoever.

   Sections 10.01 and 10.02 of the Limited Liability Company Agreement of the issuer provide that, to the fullest extent permitted by applicable law, the issuer shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including actions by or in the right of the issuer to procure a judgment in its favor) by reason of the fact that he is or was a director, manager, officer, employee or agent of the issuer, or is or was serving at the request of the issuer as a manager, director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, proceeding or in enforcing such person's right to indemnification hereunder, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the issuer, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, provided that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the issuer unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Chancery or such other court shall deem proper. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the issuer, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

   Section 293-A:8.50 of the New Hampshire Revised Statutes defines the term "director" to include a director of a corporation who serves at the corporation's request as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other entity. Sections 293-A:8.50-8.58 provide that a corporation shall indemnify its directors as provided in these sections. These sections also permit such a corporation to indemnify a director if certain standards set forth therein are met. These sections also require such a corporation, except to the extent that its articles of incorporation provide otherwise, to indemnify its officers who are not also its directors to the same extent as it is required to indemnify its directors. These sections also permit such a corporation to indemnify its officers, employees and agents who are not also its directors to the same extent as it is permitted to indemnify its directors. In addition, these sections permit a corporation to indemnify and advance expenses to those officers, employees and agents who are not also its directors to such further extent, consistent with public policy, as may be provided by contract, the articles of incorporation, the bylaws or a resolution of the board of directors. The issuer believes that its officers and non-independent directors who are also officers of Public Service Company are serving the issuer in those capacities at Public Service Company's request and are therefore entitled, although the matter is not entirely free from doubt, to indemnification from Public Service Company to the same extent as the directors of Public Service Company.

   Article IX of Public Service Company's Bylaws provides that it shall indemnify, to the fullest extent permitted by applicable law, each person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a director or officer of Public Service Company, or is or was serving, at the request of Public Service Company, for another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity while such person was such a director or officer, against expenses, including attorneys' fees, judgments, fines, penalties and amounts paid in settlement, actually and reasonably incurred in connection with such action or proceeding, or any appeal therein. Article IX of the Bylaws also provides that Public Service Company shall advance or promptly reimburse upon request any indemnified person for all expenses, including attorneys' fees, actually and reasonably incurred in defending any action or proceeding in advance of the final disposition upon receipt of any undertaking then required by applicable law by or on behalf of the indemnified person. Determinations with respect to indemnification and reimbursement of a person (unless ordered by a court) shall be made by the board of directors acting by majority vote or action of a disinterested quorum of directors, by independent legal counsel selected by the board or by a majority vote of the holders of the outstanding stock at the time entitled to vote.

   Northeast Utilities, Public Service Company's parent company, has directors' and officers' liability insurance policies in force insuring the directors and officers of Northeast Utilities and its subsidiaries. Such policies insure the directors and officers of Public Service Company and the non-independent directors and the officers of PSNH Funding LLC 2.

ITEM 16. Exhibits.

Exhibit
Number  Description
------  -----------

  1.1   Form of Underwriting Agreement.*

  3.1   Certificate of Formation of the Registrant.

  3.2   Limited Liability Company Agreement of the Registrant.*

  4.1   Form of Indenture.*

  4.2   Form of Bonds (contained in form of Indenture filed as Exhibit 4.1). *

  5.1   Opinion of Rath, Young and Pignatelli, Professional Association with respect to legality of the
        Bonds.*

  5.2   Opinion of Richards, Layton & Finger, P.A. with respect to due authorization of the Bonds by the
        Registrant.*

Exhibit
Number  Description
------  -----------

  8.1   Opinion of Day, Berry & Howard LLP with respect to federal tax matters.*

  8.2   Opinion of Rath, Young and Pignatelli, Professional Association with respect to state tax matters.*

 10.1   Form of Purchase and Sale Agreement.*

 10.2   Form of Servicing Agreement.*

 10.3   Form of Administration Agreement.*

 10.4   Form of Fee and Indemnity Agreement.*

 23.1   Consent of Day, Berry & Howard LLP (contained in its opinions to be filed as Exhibits 8.1 and
        99.3).*

 23.2   Consent of Richards, Layton & Finger, P.A. (contained in its opinion to be filed as Exhibit 5.2).*

 23.3   Consent of Rath, Young and Pignatelli, Professional Association (contained in its opinions to be filed as Exhibits 5.1 and 8.2).*

 23.4   Consent of Arthur Andersen LLP.

   24   Power(s) of Attorney (See Signature Page).

 25.1   Statement of Eligibility and Qualification of Trustee on Form T-1.*

 99.1   Finance Order.

 99.2   Internal Revenue Service Private Letter Ruling pertaining to the Bonds.

 99.3   Opinion of Day, Berry & Howard LLP, with respect to state action impairing contracts.*

--------
*To be filed by amendment.

ITEM 17. Undertakings.

   The undersigned Registrant hereby undertakes as follows:

      (a) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
   Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934), that is incorporated by reference in the Registration Statement, shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (b) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

      (c) The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424 (b) (1) or (4) or 497 (h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and that the security rating requirement of Form S-3 will be met by the time of sale and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Berlin, the State of Connecticut, on this 28th day of December, 2001.

                                          PSNH FUNDING LLC 2
                                          as Registrant

                                             /s/ Randy A. Shoop
                                          By: _________________________________
                                          Name: Randy A. Shoop
                                          Title: President

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. PSNH Funding LLC 2 and each person whose signature appears below hereby constitute Randy A. Shoop, John P. Stack and O. Kay Comendul, and each of them singly, their true and lawful attorneys, with full power to them and each of them to sign for them and in their names, in the capacities indicated above or below, as the case may be, any and all amendments to this registration statement, hereby ratifying and confirming its or their signatures as it may be signed by the named attorneys to any and all amendments to this registration statement.

    Signature                    Title                     Date
    ---------                    -----                     ----

/s/ Randy A. Shoop President and Director            December 28, 2001
------------------
  Randy A. Shoop

/s/ John P. Stack  Vice President and Treasurer      December 28, 2001
------------------   (Chief Financial and Accounting
  John P. Stack      Officer)

 /s/ Gary A. Long  Director                          December 28, 2001
------------------
   Gary A. Long

/s/ Paul E. Ramsey Director                          December 28, 2001
------------------
  Paul E. Ramsey

                                 EXHIBIT INDEX

Exhibit
Number  Description
------- -----------
  1.1   Form of Underwriting Agreement.*
  3.1   Certificate of Formation of the Registrant.
  3.2   Limited Liability Company Agreement of the Registrant.*
  4.1   Form of Indenture.*
  4.2   Form of Bonds (contained in form of Indenture filed as Exhibit 4.1).*
  5.1   Opinion of Rath, Young and Pignatelli, Professional Association with respect to legality of the
        Bonds.*
  5.2   Opinion of Richards, Layton & Finger, P.A. with respect to due authorization of the Bonds by the
        Registrant.*
  8.1   Opinion of Day, Berry & Howard LLP with respect to federal tax matters.*
  8.2   Opinion of Rath, Young and Pignatelli, Professional Association with respect to state tax matters.*
 10.1   Form of Purchase and Sale Agreement.*
 10.2   Form of Servicing Agreement.*
 10.3   Form of Administration Agreement.*
 10.4   Form of Fee and Indemnity Agreement.*
 23.1   Consent of Day, Berry & Howard LLP (contained in its opinions to be filed as Exhibits 8.1 and
        99.3).*
 23.2   Consent of Richards, Layton & Finger, P.A. (contained in its opinion to be filed as Exhibit 5.2).*
 23.3   Consent of Rath, Young and Pignatelli, Professional Association (contained in its opinions to be filed as Exhibits 5.1 and 8.2).*
 23.4   Consent of Arthur Andersen LLP.
 24     Power(s) of Attorney (See Signature Page).
 25.1   Statement of Eligibility and Qualification of Trustee on Form T-1.*
 99.1   Finance Order.
 99.2   Internal Revenue Service Private Letter Ruling pertaining to the Bonds.
 99.3   Opinion of Day, Berry & Howard LLP, with respect to state action impairing contracts.*

--------
*To be filed by amendment.